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                                                                   EXHIBIT 10.48

                                                                  EXECUTION COPY

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

IN RE CHARTER COMMUNICATIONS, INC.                  MDL DOCKET NO. 1506 (CAS)
SECURITIES LITIGATION                               ALL CASES

STONERIDGE INVESTMENT PARTNERS                      Consolidated Case
LLC, Individually and On Behalf of All Others       No. 4:02-CV-1186 CAS
Similarly Situated,

            Plaintiff,

        v.

CHARTER COMMUNICATIONS, INC., PAUL ALLEN, JERALD
L. KENT, CARL E. VOGEL, KENT KALKWARF, DAVID G.
BARFORD, PAUL E. MARTIN, DAVID L. McCALL, BILL
SHREFFLER, CHRIS FENGER, JAMES H. SMITH, III,
SCIENTIFIC-ATLANTA, INC., MOTOROLA, INC. and
ARTHUR ANDERSEN, LLP,

            Defendants.

                            STIPULATION OF SETTLEMENT
             WITH DEFENDANT CHARTER COMMUNICATIONS, INC. AND RELATED
                              INDIVIDUAL DEFENDANTS

      This Stipulation of Settlement (the "Stipulation"), dated as of January 24, 2005, is made and entered into by and among the following parties to the above-entitled action, by and through their respective counsel of record: (1) the Class Action Plaintiff (as defined below), on behalf of itself and each of the Settlement Class Members (as defined below); and (2) the Settling Class Action Defendants (as defined below), by and through their respective counsel of record in the Class Action. The Settlement set forth in this Stipulation (the "Settlement") is intended by the Settling Class Action Parties (as defined below) to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below), upon and subject to the terms and conditions hereof.

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I. THE CLASS ACTION AND RELATED LITIGATION

            a.    BACKGROUND

      Charter Communications, Inc. ("Charter" or the "Company," as defined below) is a broadband communications company. The Company provides analog video, digital video, cable modem, and telephony services to more than 6 million customers residing in 37 different states. Charter is headquartered in St. Louis, Missouri. Arthur Andersen LLP (as defined below, "Andersen") served as Charter's outside auditor for fiscal years 1999-2001.

      On July 18, 2002, a Merrill Lynch analyst issued a report that questioned several of Charter's accounting practices, including the capitalization of certain customer service representative costs. The following day, the price of Charter's common stock declined from $4.06 per share to $3.50 per share.

      On August 16, 2002, Charter announced that the U.S. Attorney's Office for the Eastern District of Missouri had initiated a grand jury investigation into certain of Charter's operations. The day after this announcement, the price of Charter's common stock declined from $2.71 per share to $2.53 per share.

      On April 1, 2003, Charter announced that it was restating its financial reports for 2000 and 2001, and the first three quarters of 2002.

      On July 24, 2003, a Grand Jury indicted Settling Class Action Defendants David G. Barford, Kent Kalkwarf, David L. McCall, and James H. Smith, III for a conspiracy allegedly carried out from May 2001 through March 2002 to inflate Charter's subscriber numbers and subscriber growth numbers. It further charged Settling Class Action Defendants Barford and Kalkwarf with causing Charter to enter into allegedly sham agreements with Scientific-Atlanta, Inc. ("Scientific-Atlanta") and Motorola, Inc. ("Motorola") in the Fall of 2000. Settling Class Action Defendants McCall, Barford, Smith, and Kalkwarf have pled guilty to one count of conspiracy to commit wire fraud to inflate Charter's subscriber numbers.

      On July 27, 2004, the Securities and Exchange Commission ("SEC") filed an Order Instituting Cease-And-Desist Proceedings, Making Findings, And Imposing A Cease-And-Desist Order Pursuant to Section 21C of the Securities Exchange Act of 1934 (the "SEC Order") on the consent of Charter, which neither admitted nor denied the allegations therein, regarding certain subscriber count practices and the accounting for certain agreements with Scientific-Atlanta and Motorola. The SEC Order did not allege any wrongdoing regarding Charter's accounting, except with respect to the agreements with Motorola and Scientific-Atlanta.

            b. THE CLASS ACTIONS

      On and after July 31, 2002, fourteen federal securities class action complaints, including StoneRidge Investment Partners LLC v. Charter Communications, Inc., No. 4:02-CV-1186 CAS, were filed against Charter and various other defendants, including Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, James H. Smith III, Scientific-Atlanta,

                                      -2-

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Motorola, and Andersen. These complaints were consolidated, pursuant to order of the Multi-District Litigation Panel, in the U.S. District Court for the Eastern District of Missouri, and captioned In re Charter Communications, Inc.
Securities Litigation, MDL Docket No. 1506 (CAS) (the "Class Action").

      By Order dated April 16, 2003, the Court appointed StoneRidge Investment Partners, LLC as lead plaintiff (hereinafter "Class Action Plaintiff"), and appointed Pomerantz Haudek Block Grossman & Gross LLP as lead counsel (hereinafter "Class Action Plaintiff's Counsel").

      Class Action Plaintiff's Counsel, aided by private investigators and forensic accountants, conducted a thorough investigation of the claims prior to filing an Amended Consolidated Class Action Complaint (the "Amended Complaint") on August 5, 2003. The Amended Complaint asserted claims against Charter, the Individual Defendants, Andersen, Scientific Atlanta and Motorola for alleged violations of sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder, and sections 11, 12 and 15 of the Securities Act of 1933. The Amended Complaint sought recovery for purchasers of Charter common stock during the period of November 8, 1999 through July 17, 2002, and damages through August 16, 2002. Class Action Plaintiff subsequently amended the Amended Complaint to include a class from July 17, 2002 to August 16, 2002, when the grand jury investigation was first announced (the "Second Amended Complaint").

      The Amended Complaint and the Second Amended Complaint alleged that during the Settlement Class Period (as defined below), Charter issued false and misleading statements that materially inflated the Company's reported operating cash flow growth rate, by among other things, improperly accounting for costs associated with customer service representatives, acquisitions of new customers, and other matters. Class Action Plaintiff asserted that these manipulations boosted Charter's operating cash flow by over $400 million during the Settlement Class Period. In addition, the Amended Complaint and the Second Amended Complaint alleged that Charter artificially inflated its reported growth rate for new customers by improperly delaying the termination of a significant number of subscribers who had either requested such termination or were significantly delinquent in payments. Finally, Class Action Plaintiff alleged that Charter engaged in a kick-back scheme with Motorola and Scientific Atlanta, whereby Charter paid these suppliers $20 more for certain equipment (digital set top boxes) in return for an equivalent amount of advertising spending by the suppliers. Accounting manipulation for these transactions allegedly enabled Charter to boost its income for fourth quarter 2000 by $17 million.

      On August 26, 2003, Charter filed a Motion to Dismiss the Class Action, which Class Action Plaintiff opposed. Other defendants in the Class Action filed Motions to Dismiss between September 8, 2003 and October 17, 2003, which the Class Action Plaintiff also opposed. Charter, along with various other defendants, asserted that some of the statements alleged to be misleading were in fact not misleading, and that the alleged inflation of customers, operating cash flow, and revenues was immaterial as a matter of law relative to the total number of Charter customers and the Company's total cash flow and revenues. Charter also asserted that the decline in its stock price was due to general cable industry related matters, including intense competition from satellite TV providers, and not any revelation of alleged wrongdoing. Charter also asserted that the SEC had previously

                                      -3-

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approved of its accounting for matters challenged in the Amended Complaint, and had subsequently changed its interpretation of Generally Accepted Accounting Principles ("GAAP") applicable to cable companies, thereby prompting a significant portion of the restatement. Many of the Individual Defendants also asserted that the Amended Complaint failed to adequately allege any direct participation or knowledge of the alleged wrongdoing.

      The hearing on the Motions to Dismiss of the Settling Class Action Defendants has been taken off-calendar in light of the Settlement.

            c. THE SHAREHOLDER DERIVATIVE ACTIONS

      On or after September 12, 2002, three derivative actions were filed in the Circuit Court for the City of St. Louis (the "State Court"), entitled Kenneth Stacey, Derivatively on Behalf of Nominal Defendant Charter Communications, Inc.
v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-10625, Aaron Cane, Derivatively on behalf of Nominal Defendant Charter Communications, Inc., v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-11450, and Thomas Schimmel, Derivatively on behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 044-0858 (the "State Court Shareholder Derivative Actions"). On December 17, 2002, the Court granted Stacey and Cane's motion to:
(1) consolidate the State Court Derivative Actions; and (2) appoint Schiffrin & Barroway, LLP, as Lead Counsel in the State Court Derivative Actions.

      On February 12, 2003, a derivative action was filed in the United States District Court for the Eastern District of Missouri, entitled Arthur J. Cohn, Derivatively on behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., Case No. 4:03CV00177 ERW (the "Federal Court Shareholder Derivative Action") (together with the State Court Shareholder Derivative Actions, the "Shareholder Derivative Actions").

      The Complaints in the Shareholder Derivative Actions name as defendants the following officers and members of Charter's Board of Directors: Ronald L. Nelson, Paul G. Allen, Marc B. Nathanson, Nancy B. Peretsman, William D. Savoy, John H. Tory, Carl E. Vogel, and Larry W. Wangberg. Andersen was named as a defendant in the State Court Derivative Actions.

      The Shareholder Derivative Complaints alleged that the Charter Board of Directors breached the fiduciary duties it owed to Charter and its shareholders by, among other things, causing or allowing the Company to disseminate to the market materially misleading or inaccurate information through public statements, placing their own personal interests above the Company's, and failing to prevent the Company and its officers and directors from committing acts which would, and did, injure the Company, and failing to establish and maintain adequate internal accounting controls at the Company.

      All proceedings in the Shareholder Derivative Actions were stayed pending resolution of the Motions to Dismiss in the Class Action.

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            d. SETTLEMENT NEGOTIATIONS AND MEDIATION

      On March 22 and 23, 2004, April 13 and 14, 2004, May 7, 2004, June 16,
2004, and August 2, 2004, the Settling Class Action Parties, through their respective counsel, participated in lengthy mediation sessions with Hon. Edward
A. Infante (Ret.). In addition to negotiations prior to and discussions during the mediation sessions, the settling parties to the Derivative Actions and their insurers, through their respective counsel, participated in the August 2, 2004 mediation session. During these meetings, which followed extensive briefing of Judge Infante, the participants discussed with Judge Infante, among other things, the Settling Class Action Parties' respective claims and defenses, expert damages analyses, legal analyses, the discovery and motion practice conducted and expected to be conducted in the Class Action, the evidence expected to be offered by the parties at trial, and other important factual and legal issues and matters relating to the merits of the Class Action.

      On August 5, 2004, the Settling Class Action Parties agreed to a Memorandum of Understanding regarding settlement of the Class Action. The terms of the Memorandum are reflected in and superseded by this Stipulation.

      Also on August 5, 2004, the parties to the Shareholder Derivative Actions, with the exception of Andersen, agreed to a Memorandum of Understanding regarding the settlement of those actions. Concurrently with the submission of this Stipulation, the parties to the Shareholder Derivative Actions will submit a Stipulation Re: Settlement of Derivative Claims to the Court. The Shareholder Derivative Actions Settlement is conditioned, among other things, upon the Settlement being approved by the Court, a judgment thereon being entered, that judgment becoming Final, and the dismissal with prejudice of the State Court Shareholder Derivative Actions.

      By Memorandum Decision dated October 12, 2004, the Honorable Charles A. Shaw denied the Motion to Dismiss by Andersen, but granted the Motion to Dismiss by Scientific-Atlantic and Motorola. Class Action Plaintiff filed a Motion for Reconsideration on October 26, 2004, which was denied on December 20, 2004. Class Action Plaintiff has appealed this decision.

      Subsequent to the October 12, 2004 decision, negotiations took place between the Class Action Plaintiff and Andersen that resulted in an agreement whereby all claims in the Class Action and the Derivative Actions against Andersen will be settled.

            e. DISCOVERY, INVESTIGATION, AND RESEARCH CONDUCTED BY PLAINTIFF

      Class Action Plaintiff's Counsel has conducted discovery and investigation during the prosecution of the Class Action. This discovery and investigation has included: (1) inspection of documents produced by Settling Class Action Defendants pursuant to agreement during the Mediation and in the Memorandum of Understanding; (2) interviews with various current and former Charter employees;
(3) consultations with experts; (4) review of Charter's public filings, annual reports, and other public statements; and (5) research of the applicable law with respect to the claims asserted in the Class Action and the potential defenses thereto.

                                      -5-

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II. CLAIMS OF THE CLASS ACTION PLAINTIFF AND BENEFITS OF SETTLEMENT

      The Class Action Plaintiff believes that the claims asserted in the Class Action have merit and that the evidence developed to date in the Class Action supports the claims asserted. The Class Action Plaintiff asserts and believes it would present supporting evidence at trial, that defendants caused the price of Charter common stock to be artificially inflated during the Settlement Class Period by the issuance of materially false statements and by omitting to state material information concerning Charter and that as a result, Class Action Plaintiff and Settlement Class Members were injured.

      However, Class Action Plaintiff's Counsel recognizes and acknowledges the expense and length of continued proceedings, trial, and appeals. Class Action Plaintiff's Counsel also has taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Class Action. Class Action Plaintiff's Counsel is also mindful of the inherent problems of proof under and possible defenses to the federal securities law violations asserted in the Class Action, including the defenses asserted by defendants during the litigation, in motions on the pleadings, settlement negotiations and in the mediation proceedings.

      In light of the foregoing, Class Action Plaintiff's Counsel believes that the Settlement confers substantial benefits upon the Settlement Class (as defined below) and Settlement Class Members. Based on its evaluation, Class Action Plaintiff's Counsel has determined that the Settlement is in the best interests of the Class Action Plaintiff and the Settlement Class.

III. SETTLING CLASS ACTION DEFENDANTS' STATEMENT AND DENIALS OF WRONGDOING AND LIABILITY

      The Settling Class Action Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Class Action Plaintiff on behalf of the Settlement Class. The Settling Class Action Defendants also have denied and continue to deny, inter alia, the allegations that the prices of Charter stock were artificially inflated by reasons of alleged misrepresentations, non-disclosures or otherwise, or that the Class Action Plaintiff or the Settlement Class were harmed by the conduct alleged in the Class Action. Settling Class Action Defendants believe that throughout the Settlement Class Period (as defined below) they fully and adequately disclosed all material facts regarding Charter and made no misrepresentations of material facts regarding Charter.

      Nonetheless, the Settling Class Action Defendants have concluded that further conduct of the Class Action would be protracted and expensive, and that it is desirable that the Class Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation in order to limit further expense, inconvenience and distraction, to dispose of the burden of protracted litigation, and to permit the operation of the Company's business without further distraction and diversion of the Company's executive personnel with respect to matters at issue in the Class Action. The Settling Class Action Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this litigation.

                                      -6-

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      The Settling Class Action Defendants have, therefore, determined that it is desirable and beneficial to them that the Class Action be settled in the manner and upon the terms and conditions set forth in this Stipulation. The Settling Class Action Defendants enter into this Stipulation and Settlement without in any way acknowledging any fault, liability, or wrongdoing of any kind. There has been no adverse determination by any court against any of the Settling Class Action Defendants on the merits of the claims asserted by the Class Action Plaintiff. Neither this Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by any of the Settling Class Action Defendants of the merit or truth of any of the allegations or wrongdoing of any kind on the part of any of the Settling Class Action Defendants. The Settling Class Action Defendants enter into this Stipulation and Settlement based upon, among other things, the Settling Class Action Parties' agreement herein that, to the fullest extent permitted by law, neither this Stipulation nor any of the terms or provisions, nor any of the negotiations or proceedings connected therewith, shall be offered as evidence in the Class Action or in any pending or future civil, criminal, or administrative action or other proceeding to establish any liability or admission by any of the Settling Class Action Defendants or any other matter adverse to any of the Settling Class Action Defendants or any of their respective related entities, except as expressly set forth herein.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

      NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Class Action Plaintiff (for itself and the Settlement Class Members), and the Settling Class Action Defendants, by and through their respective counsel of record, that, subject to the approval of the Court, the Class Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Class Action shall be dismissed with prejudice, upon and subject to the terms and conditions of the Stipulation, as follows:

         a. DEFINITIONS

      As used in the Stipulation the following terms have the meanings specified below:

      1.1 "Andersen" shall mean Defendant Arthur Andersen LLP, AWSC Societe Cooperative, en liquidation, and all of their past and present member firms, and all of their respective current and former partners, members, principals, participating principals, national directors, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, consultants, advisors, insurers, reinsurers, attorneys, accountants, representatives, parent companies, subsidiaries, related entities, divisions, affiliates, predecessors, successors and assigns, along with the heirs, spouses, executors, administrators, insurers, reinsurers, representatives, estates, successors and assigns of any such persons or entities.

      1.2 "Authorized Claimant" shall mean any Settlement Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

      1.3 "Charter" or "Company" shall mean defendant Charter Communications, Inc., a Delaware corporation, and all of its predecessors, successors, present and former parents, subsidiaries, divisions, and related or affiliated entities.

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      1.4 "Charter's Insurance Carriers" shall mean Liberty International, Inc.
("Liberty") and Certain Underwriters of Lloyds' of London ("Underwriters").

      1.5 "Claimant" shall mean any Settlement Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

      1.6 "Claims Administrator" shall mean Berdon Claims Administration LLC, the firm appointed by the Court to administer this Settlement.

      1.7 "Class Action Defendants" shall mean Charter, Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, James H. Smith III, Scientific-Atlanta, Inc, Motorola, Inc., and Andersen.

      1.8 "Effective Date" shall mean the first date by which all of the events and conditions specified in Section IV, 10.2(i)-(xi) of the Stipulation have been met and have occurred.

      1.9 "Escrow Agents" shall mean Charter, on the one hand, and Class Action Plaintiff's Counsel and/or the Claims Administrator, on the other hand, until such time as the Judgment is entered, at which time Charter shall resign as Escrow Agent and shall have no further supervisory responsibilities or obligations with respect to the Escrow Account.

      1.10 "Escrow Account" shall mean the interest-bearing escrow account to which the Settlement Cash will be transferred no later than five (5) business days after preliminary approval of the Settlement of the Class Action to be controlled by the Escrow Agents, and to which the Settlement Securities will be transferred after entry of Judgment.

      1.11 "Final" shall mean, with respect to the Judgment or the judgment(s) entered dismissing the Shareholder Derivative Actions with prejudice in accordance with the terms of the Stipulation of Settlement in the Derivative Actions (the "Derivative Judgment"), that one of the following events has occurred: (1) the time for appealing the Judgment or the Derivative Judgment (as the case may be) has expired; (2) following a final affirmance on appeal of the Judgment or the Derivative Judgment (as the case may be), the time to seek further discretionary review (including, without limitation, from the United States Supreme Court) has expired, or if discretionary review is allowed, such discretionary review proceedings are subsequently dismissed with prejudice or the Judgment or Derivative Judgment (as the case may be) is finally affirmed on discretionary review; or (3) following a final dismissal of an appeal from the Judgment or the Derivative Judgment (as the case may be), the time to seek further discretionary review (including, without limitation, from the United States Supreme Court) has expired, or if discretionary review is allowed, such discretionary review proceedings are subsequently dismissed with prejudice or the dismissal being challenged is itself finally affirmed on discretionary review. Any proceeding or order, or any appeal or appeal for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgment or the Derivative Judgment from becoming Final.

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      1.12 "Final Valuation Date" shall mean the date of entry of the Judgment or the date of entry of an Order approving the award of fees and costs to Class Action Plaintiff's Counsel, whichever is later.

      1.13 "Individual Defendants" shall mean Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, and James H. Smith III.

      1.14 "Judgment" shall mean the judgment to be rendered by the Court dismissing the Class Action with prejudice, substantially in the form and content attached hereto as Exhibit A.

      1.15 "Judgment Valuation Formula" shall mean the weighted average of the closing price of Charter's common stock for the thirty (30) calendar days prior to the Final Valuation Date.

      1.16 "Non-Settling Class Action Defendants" shall mean Scientific-Atlanta, Inc, and Motorola, Inc.

      1.17 "Parties" shall mean, collectively, each of the Class Action Defendants and the Class Action Plaintiff on behalf of itself and the Members of the Settlement Class.

      1.18 "Payment to Underwriters" shall mean Charter's issuance to the Law Firm of Hanson Peters Nye, for the benefit of Underwriters, shares of Charter Class A common stock having an aggregate value of $5 million, in accordance with the Underwriters Agreement. These shares shall be issued pursuant to section 3(a)(10) of the Securities Act of 1933 and shall not constitute "restricted securities."

      1.19 "Person" shall mean an individual, corporation (including all divisions and subsidiaries), partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, and assigns.

      1.20 "Plan of Allocation" shall mean a plan or formula of allocation of the Net Settlement Fund which shall be described in the "Notice of Pendency and Proposed Settlement of Class Action" to be sent to Settlement Class Members in connection with the Settlement whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the Settlement, any taxes, penalties or interest or tax preparation fees owed by the Escrow Account or the Settlement Fund, such attorneys' fees, costs, expenses and interest as may be awarded by the Court, and any compensatory award awarded by the Court to Class Action Plaintiff, as described in 5.1 below. Any Plan of Allocation is not part of the Stipulation.

      1.21 "Released Claims" shall collectively mean all claims (including "Unknown Claims" as defined in 1.33 below) demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether in contract, tort, equity or otherwise, whether or not concealed or hidden, asserted or that might have been asserted in this or any other forum or proceeding, including, without limitation, claims for negligence,

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gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty, fraud, misrepresentation, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations, by or on behalf of the Class Action Plaintiff, the Settlement Class, or any Settlement Class Member against the Released Class Action Parties (as defined in 1.22 below) which are in any way based upon or related to (a) the purchase of, acquisition of, or investment in Charter common stock by any Settlement Class Member during the Settlement Class Period (whether on the open market or otherwise), (b) the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act and/or to supervise Charter officers or employees which were or could have been alleged in the Class Action or the Shareholder Derivative Actions, (c) the facts which were alleged in any papers filed in the Class Action or in the Shareholder Derivative Actions, and/or (d) the administration of the Escrow Account, Settlement Fund, Net Settlement Fund or Plan of Allocation.

      1.22 "Released Class Action Parties" shall mean each and every one of the following: the Settling Class Action Defendants and all entities owned, affiliated or controlled by them, all current and former Charter directors and officers and each of their respective agents, employees, consultants, insurers, attorneys, advisors, successors, heirs, assigns, executors, personal representatives, marital communities and immediate families. However, Released Class Action Parties does not include defendants Motorola, Inc., or Scientific Atlanta, Inc. Released Class Action Parties shall include Andersen to the extent the Court approves the Stipulation of Settlement with Andersen dated January 13, 2005 (the "Andersen Settlement"), and the Andersen Settlement becomes Final pursuant to its terms.

      1.23 "Settlement Class" shall mean all persons or entities that purchased or otherwise acquired Charter common stock during the period of November 8, 1999 through and including August 16, 2002. Excluded from the Class shall be the Class Action Defendants and their corporate affiliates; any officers or directors of Charter; or members of their immediate families, and their heirs, successors and assigns; and any entities controlled directly or indirectly by Paul G. Allen.

      1.24 "Settlement Class Member" or "Member of the Settlement Class" shall mean a Person who falls within the definition of the Settlement Class as set forth in 1.23, above.

      1.25 "Settlement Class Period" shall mean the period from November 8, 1999 through and including August 16, 2002.

      1.26 "Settlement Cash" shall mean the principal amount of $64 million in cash, for and on behalf of the Settling Class Action Defendants, less the cost of notice, plus interest earned or accrued thereon.

      1.27 "Settlement Fund" shall mean the Settlement Cash and Settlement Securities.

      1.28 "Settlement Securities" shall mean the $40 million in common stock (subject to the adjustments set forth in 2.8 below) and $40 million in warrants to purchase common stock, to be issued by Charter pursuant to 2.9, 2.10, and
2.11 below.

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      1.29 "Settling Class Action Parties" shall mean Class Action Plaintiff, each Settlement Class Member, and Settling Class Action Defendants.

      1.30 "Settling Class Action Defendants" shall mean Charter, Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, and James H. Smith III and Andersen (to the extent the Court approves the Andersen Settlement and the Andersen Settlement becomes Final pursuant to its terms).

      1.31 "Underwriters Agreement" shall mean the Settlement Agreement and Mutual Release executed by Charter and Underwriters, dated as of January 14, 2005, and attached hereto as Exhibit B.

      1.32 "Shareholder Derivative Actions" shall mean the derivative actions filed in the Circuit Court for the City of St. Louis, entitled Kenneth Stacey, Derivatively on Behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-10625, Aaron Cane, Derivatively on behalf of Nominal Defendant Charter Communications, Inc.,
v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-11450, Thomas Schimmel, Derivatively on behalf of Nominal Defendant Charter Communications v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 044-0858, and consolidated as In re Charter Communications, Inc. Shareholder Derivative Litigation, Index No. 022-10625; and the derivative action filed in the United States District Court for the Eastern District of Missouri, entitled Arthur J. Cohn, Derivatively on behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., Case No. 4:03CV00177 ERW.

      1.33 "Unknown Claims" shall mean any Released Claims which the Class Action Plaintiff or any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Class Action Parties which, if known by him, her or it, might have affect his, her or its settlement with and release of the Released Class Action Parties, or might have affected his, her or its decision not to object to, or opt out of, this Settlement. With respect to any and all Released Claims, the Settling Class Action Parties stipulate and agree that, upon the Effective Date, the Class Action Plaintiff expressly waives and relinquishes, and the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

      The Class Action Plaintiff expressly waives and the Settlement Class Members shall be deemed to have waived, and upon the Effective Date and by operation of the Judgment shall have waived any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code. The Class Action Plaintiff and the Settlement Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each of them hereby stipulate and agree that the Class Action Plaintiff does settle and release, and each Settlement Class Member shall be deemed to have, and upon the Effective Date and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, all Released Claims that are in any way based on or related to conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Class Action Parties acknowledge that the foregoing waiver was bargained for and a key element of the Settlement of which this release is a part.

         b. THE SETTLEMENT CONSIDERATION

      2.1. In full and final settlement of all claims asserted or referred to in the Class Action, and all claims that have been and could be asserted by Class Action Plaintiff and the Settlement Class against the Settling Class Action Defendants in the Class Action, the Settling Class Action Defendants agree to the following consideration (the "Settlement Consideration").

                  i. SETTLEMENT CASH

      2.2. Within five (5) business days after preliminary approval of the Settlement of the Class Action as provided in 5.1 below (the "Settlement Cash Funding Date"), Charter shall cause Charter's Insurance Carriers to wire transfer $64 million to the Escrow Account.

      2.3. The reasonable and necessary costs of administration, notice to Class Members and taxes shall be paid out of the Settlement Cash, as set forth in 8.2 below, without further order of the Court.

      2.4. In the event that the Stipulation of Settlement does not become effective, or the Settlement does not become Final, as that term is defined in
1.11 above, all monies held in the Escrow Account (less amount necessary to pay costs, as documented in 2.3 above) shall be returned to Charter's Insurance Carriers within seven (7) business days. Class Action Plaintiff, the Settlement Class Members, the Settlement Administrator, and the Class Action Plaintiff's Counsel shall have no responsibility for any costs as described in 2.3 above.

      2.5. On or after the Effective Date, but under no circumstances before the Effective Date, the Settlement Cash shall be released for the benefit of the Settlement Class Members.

      2.6. Settling Class Action Parties agree that, in consideration for the Settlement of the Shareholder Derivative Actions and their contribution to the corporate governance reforms identified in Exhibit C hereto, an amount up to but no greater than $2.25 million shall be paid from the Settlement Cash to the counsel for plaintiffs in the Shareholder Derivative Actions, subject to Court approval and the settlement of the Shareholder

Derivative Actions becoming final and effective pursuant to its terms. The Class Action Plaintiff and Class Action Plaintiff's Counsel agree that any sums to be paid in settlement of the Shareholder Derivative Actions, shall be paid out of the proceeds described in 2.2 to 2.11, without further contribution by any of the Settling Class Action Defendants, the Released Class Action Parties, Charter's Insurance Carriers or any of the defendants in the Shareholder Derivative Actions.

      2.7. Under no circumstances shall any portion of the Settlement Cash revert to Charter or Charter's Insurance Carriers unless the Settlement is terminated pursuant to 10.1-10.9 below.

                  ii. SETTLEMENT SECURITIES

      2.8. Five (5) business days after the Final Valuation Date, Charter shall cause the following securities to be issued and transferred to the Escrow Account for the benefit of the Class Members and their counsel: (a) Charter common stock having an aggregate value of $40 million to be determined pursuant to 2.10 below; and (b) warrants to purchase Charter common stock having an aggregate value of $40 million to be determined pursuant to 2.11 below. The Settlement Securities shall be issued pursuant to section 3(a)(10) of the Securities Act and shall not constitute "restricted securities." All costs associated with the issuance of the Settlement Securities shall be borne by Charter.

      2.9 On or after the Effective Date, but under no circumstances before the Effective Date, the Settlement Securities shall be released for the benefit of the Settlement Class Members.

      2.10 Charter common stock having an aggregate value of $40 million shall be determined as follows: The number of shares to be issued shall be determined by dividing $40 million by the weighted average of the closing price of Charter's common stock for thirty (30) calendar days prior to August 5, 2004. This number (the "Original Number of Shares") will be subject to the following adjustments:

            (a) Downside protection. In the event that as of the date the Judgment is entered by the Court the aggregate value of the Original Number of Shares, based on the Judgment Valuation Formula, is less than $40 million, Charter shall contribute sufficient shares to create $40 million of value based on the Judgment Valuation Formula. Provided, however, in the event that the shares of Charter common stock as reflected in the Judgment Valuation Formula is less than $2.25 per share, then Charter may in its sole discretion terminate the Settlement.

            (b) Upside allocation. In the event that the aggregate value of the Original Number of Shares exceeds $44 million on the Final Valuation Date based on the Judgment Valuation Formula, the number of shares of common stock that Charter shall issue to satisfy its obligations pursuant to the Settlement shall be reduced so that the aggregate value is $44 million, plus 50% of the excess of $44 million, up to and including an aggregate value of $54 million based on the Judgment Valuation Formula. By way of example, if on the Final Valuation Date, the aggregate value of the Original Number of Shares based on the Judgment Valuation Formula is $48 million, then Charter shall issue shares with an aggregate value of $46 million. In no event, however, shall the aggregate value of the shares of common stock that Charter shall issue to satisfy its obligations pursuant to the Settlement exceed $54 million, based on the Judgment Valuation Formula.

                  (i) In the event that the counsel for plaintiffs in the Shareholder Derivative Actions are awarded attorneys' fees and costs in excess of $2 million (but in no event greater than $2.25 million), then the Settlement Class Members shall be entitled to the benefit of the appreciation of the Original Number of Shares in excess of $4 million above $40 million, based on the Judgment Valuation Formula, on a ratio of two dollars for every dollar of fees and costs awarded by the Court, up to $500,000. By way of example, in the event that the Court awards counsel for plaintiffs in the Shareholder Derivative Actions $2.25 million in fees and costs, and the aggregate value of the Original Number of Shares based on the Judgment Valuation Formula on the Final Valuation Date is: (A) $44.5 million, then all Original Number of Shares shall be transferred to the Escrow Account; or (B) $46 million, then shares with an aggregate value of $45.5 million as computed by the formula for determining the Judgment Valuation Formula shall be transferred to the Escrow Account.

      2.11. Warrants to purchase Class A common stock having an aggregate value of $40 million, the terms of which are described in Exhibit D, shall be determined as follows: (i) the exercise price per share of Class A common stock under each warrant shall equal 150% of the volume weighted average price of the Charter Class A common stock during the thirty day period ending on the Final Valuation Date, as determined by the Bloomberg VAP function, and (ii) the number of warrants to be issued, shall be determined by dividing $40 million by the Black-Scholes Warrant Value of each warrant as of the Final Valuation Date. The "Black-Scholes Warrant Value" shall be calculated by using the following inputs on the Bloomberg page titled CHTR EQUITY OV (Exotic Option Type 4): 10 year maturity; volatility of 50%; strike price equal to the price indicated in (i) above. Charter shall use its best efforts to cause the warrants to be listed on a national exchange of its choice, such as NASDAQ, consistent with the rules of such exchange, and will use reasonable efforts to obtain market makers for the warrants.

                  iii. NON-MONETARY CONSIDERATION

      2.12 In joint consideration for the Settlement of the Class Action and the Shareholder Derivative Actions, Charter will take steps reasonably required to implement the corporate governance provisions set forth in Exhibit C.

         c. ADMINISTRATION OF THE SETTLEMENT CONSIDERATION

                  i. THE ESCROW AGENTS

      3.1 The Escrow Agents shall invest the Settlement Fund in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at the current market rates.

      3.2 The Escrow Agents shall not disburse the Settlement Fund except as provided in the Stipulation, or by an order of the Court, (provided said order is consistent with the terms of the Stipulation) or with the written agreement of counsel for the Settling Class Action Defendants and Class Action Plaintiff's Counsel.

      3.3 Subject to such further order and direction by the Court as may be necessary, the Escrow Agents are authorized to execute such transactions on behalf of the Settlement Class Members as are consistent with the terms of the Stipulation.

      3.4 All funds held by the Escrow Agents shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court consistent with the terms of the Stipulation.

      3.5 All costs and expenses associated with the Settlement, the Settlement Fund, including but not limited to any taxes, administrative costs, and costs of providing notice of the proposed Settlement to the Settlement Class, shall be paid from the Settlement Cash, and in no event shall any of the Settling Class Action Defendants, Class Action Plaintiff, Settlement Class Members, or their counsel bear any responsibility for any such costs or expenses, except that Charter shall bear all costs associated with the issuance of the securities portion of the Settlement Fund.

      3.6 On or after the Effective Date, but under no circumstances before the Effective Date, upon the advice and consent of Class Action Plaintiff and Class Action Plaintiff's Counsel, and to the extent practicable, the Escrow Agents may sell portions of, or the entirety of, the Settlement Securities prior to distribution to the Authorized Claimants. With respect to the Charter stock, the shares may be sold at a price equal to or greater than the closing price of Charter Common Stock as quoted on the NASDAQ on the Final Valuation Date. The warrants may be sold only at a price that is equal to or greater than a price per warrant determined by the total number of warrants issued divided by $40,000,000. No Person, including any Settlement Class Member, shall have any claim against anyone (including but not limited to the Escrow Agents, Charter, Class Action Plaintiff, or Class Action Plaintiff's Counsel) arising out of or relating to the sale of or failure to sell any of the Settlement Securities. All cash generated from such sales will be contributed to the Escrow Account.

            ii. TAXES

      3.7 (a) The Settling Class Action Parties and the Escrow Agents agree to treat the Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. Section 1.468B-1. In addition, the Escrow Agents and, as required, Charter and Charter's Insurance Carriers contributing any settlement consideration shall jointly and timely make the "relation-back election" (as defined in Treas. Reg. Section 1.468B-1) back to the earliest permitted date. Such election shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agents to timely and properly prepare, and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

            (b) For the purposes of Section 468B of the Internal Revenue Code of 1986, and Treas. Reg. Section 1.468B, the "administrator" shall be the Escrow Agents. The Escrow Agents shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including, without limitation, the returns described in Treas. Reg. Section 1.468B-2(l)). Such returns (as well as the election described in 3.7(a)) shall be consistent with this 3.7 and in all events shall reflect that all taxes (including any estimated taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in 3.7(c) hereof.

            (c) All (i) taxes (including any estimated taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund ("Taxes"), and (ii) expenses and costs incurred in connection with the operation and implementation of this 3.7 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this 3.7) ("Tax Expenses"), shall be paid out of the Settlement Cash; in all events the Released Class Action Parties shall not have any liability or responsibility for the Taxes, the Tax Expenses, or the filing of any tax returns or other documents with the Internal Revenue Service or any other state or local taxing authority. The Escrow Agents shall indemnify and hold the Released Class Action Parties harmless for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid by the Escrow Agents out of the Settlement Fund without prior order from the Court, and the Escrow Agents shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts (as well as any amounts that may be required to be withheld under Treas. Reg.
Section 1.468B-2(1)(2)); the Released Class Action Parties are not responsible and shall have no liability therefor, or for any reporting requirements that may relate thereto. The Settling Class Action Parties hereto agree to cooperate with the Escrow Agents, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this 3.7.

         d. CERTIFICATION OF THE SETTLEMENT CLASS.

      4.1 For the sole purpose of implementation, approval and consummation of the Settlement, the Settling Class Action Parties stipulate and agree that the Court may enter an order certifying the Settlement Class, and appointing the Class Action Plaintiff as the representative of the Settlement Class.

      4.2 Certification of the Settlement Class and appointment of Settlement Counsel by the Court, as set forth herein, shall be binding only with respect to the Settlement set forth in the Stipulation. In the event that this Stipulation is terminated or cancelled or that the Effective Date does not occur for any reason, the stipulated certification of the Settlement Class shall be vacated and the Class Action shall proceed as though the Settlement Class had never been certified. Except to effectuate the Settlement, neither the Settling Class Action Parties, their respective counsel, nor any member of the Settlement Class shall cite, present as evidence or legal precedent, rely upon, make reference to or otherwise make any use whatsoever of this stipulated certification of the Settlement Class, in this Class Action or in any other proceeding.

         e. NOTICE ORDER AND SETTLEMENT HEARING

      5.1. Promptly after execution of the Stipulation, but in no event later than ten (10) days after the Stipulation is signed (unless such time is extended by the written agreement of Class Action Plaintiff's Counsel and counsel for Charter), the Settling Class Action Parties shall submit the Stipulation together with its Exhibits to the Court, along with the Stipulation of Settlement between Class Action Plaintiff and Andersen, and shall jointly apply for entry of an order (the "Notice Order"), substantially in the form and content of Exhibit E hereto, requesting certification of the Settlement Class, preliminary approval of the Settlement, and approval for the mailing and publication of a Notice of Pendency and Proposed Settlement of Class Action (substantially in the form and content of Exhibit E-1 hereto), which shall include the general terms of the Settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application (as defined in 9.1), the request for Class Action Plaintiff's Compensatory Award for time and expenses relating to the representation of the Class pursuant to Section 27(2)(B)(4) of the Private Securities Litigation Reform Act of 1995, and the date of the Settlement Hearing (as defined below in 5.2).

      5.2. The Settling Class Action Parties shall request that, after notice is given, the Court hold a Hearing (the "Settlement Hearing") and finally approve this Settlement as set forth herein. At or after the Settlement Hearing, Class Action Plaintiff's Counsel also will request that the Court approve the proposed Plan of Allocation, the Fee and Expense Application, and the Class Action Plaintiff's Compensatory Award.

         f. ENTRY OF JUDGMENT AND DISCHARGE OF ALL CONTRIBUTION CLAIMS

      6.1. The Settling Class Action Parties agree to the entry of Judgment substantially in the form and content of Exhibit A (which to the extent practicable shall be consistent with the Judgment entered for the Stipulation of Settlement with Andersen).

      6.2. The Judgment proposed to the Court shall include a bar order stating the following:

      (a) In accordance with 15 U.S.C. Section 78u-4(f)(7)(A), any and all claims for contribution arising out of any Released Claim, including, but not limited to, any claims that are based upon, arise out of or relate to the Class Action, and/or any claims that were alleged or could have been alleged in the Amended Complaint or Second Amended Complaint (i) by any Person against a Settling Class Action Defendant, and (ii) by any Settling Class Action Defendant against any Person other than as set out in 15 U.S.C. Section 78u-4(f)(7)(A)(ii) are hereby permanently barred, extinguished, discharged, satisfied, and unenforceable. Accordingly, without limitation to any of the above, any Person, including, without limitation Andersen and each and every Non-Settling Class Action Defendant (and all Persons purporting to act on his, its, or their behalf, and all Persons purporting to claim by or through him, it, or them, whether under a subrogation theory or otherwise), are hereby permanently enjoined from commencing, prosecuting, or asserting against any of the Settling Class Action Defendants any such claim for contribution, and each and every Settling Class Action Defendant is hereby permanently enjoined from commencing, prosecuting, or asserting against any Person, including without limitation, Andersen or any Non-Settling Class Action Defendant, any such claim for contribution. In accordance with

15 U.S.C. Section 78u-4(f)(7)(B), any final verdict or judgment that may be obtained by or on behalf of the Settlement Class or a Settlement Class Member against a Non-Settling Class Action Defendant shall be reduced by the greater of
(x) an amount that corresponds to the percentage of responsibility of the Settling Class Action Defendants for the loss to the Settlement Class or a Settlement Class Member, or (y) the amount paid by or on behalf of the Settling Class Action Defendants to the Settlement Class in connection with the Settlement.

      (b) The Court finds that the Stipulation represents a good faith settlement of all Released Claims of all Settlement Class Members sufficient to discharge Settling Defendants and the Released Class Action Parties of all Released Claims of all Settlement Class Members. In order to effectuate such settlement, the Court hereby enters the following bar:

            (i) Any and all Non-Settling Class Action Defendants and Andersen are permanently barred, enjoined and restrained from commencing, prosecuting or asserting any claim against any Released Class Action Party (other than Andersen), however styled, whether legal or equitable, known or unknown, foreseen or unforeseen, matured or unmatured, accrued or unaccrued, whether arising under state, federal, or common law, whether for indemnification or contribution or otherwise denominated, including, without limitation, any claim for breach of contract or misrepresentation, where the claim is based upon, arises out of, or relates to the Class Action or the Shareholder Derivative Actions (including any matters that were alleged or could have been alleged in the Class Action or Shareholder Derivative Actions) including, without limitation, any claim in which a Non-Settling Class Action Defendant or Andersen seeks to recover from any of the Released Class Action Parties (1) any amounts that a Non-Settling Class Action Defendant or Andersen has paid, become liable to pay, or may become liable to pay (whether in cash or any other form of consideration) in the Class Action, the Shareholder Derivative Actions or any action in which one or more Settlement Class Members who validly and timely excluded themselves from the Settlement Class seek a recovery on account of any matters that were alleged or that could have been alleged in the Class Action (the "Opt-out Actions"), and/or (2) any costs, expenses, or attorneys' fees that a Non-Settling Class Action Defendant or Andersen has incurred or may incur in defending against any claim in the Class Action, the Shareholder Derivative Actions or the Opt-out Actions. All such claims are hereby extinguished, discharged, satisfied and unenforceable (hereinafter "Barred Claims");

            (ii) Any and all Released Class Action Parties (other than Andersen) are permanently barred, enjoined and restrained from commencing, prosecuting or asserting any claim against any Non-Settling Class Action Defendants or Andersen, however styled, whether legal or equitable, known or unknown, foreseen or unforeseen, matured or unmatured, accrued or unaccrued, whether arising under state, federal, or common law, whether for indemnification or contribution or otherwise denominated, including, without limitation, any claim for breach of contract or misrepresentation, where such claim is based upon, arises out of, or relates to the Class Action or the Shareholder Derivative Actions (including any matters that were alleged or could have been alleged in the Class Action or the Shareholder Derivative Actions), including, without limitation, any claim in which a Released Class Action Party seeks to recover from any of the Non-Settling Class Action

Defendants or Andersen (1) any amounts such Released Class Action Party has paid, become liable to pay, or may become liable to pay (whether in cash or any other form of consideration) in the Class Action, the Shareholder Derivative Actions or the Opt-out actions, and/or (2) any costs, expenses, or attorneys' fees that the Released Class Action Parties have incurred or may incur in defending against any claim in the Class Action, the Shareholder Derivative Actions, or the Opt-out Actions. All such claims are hereby extinguished, discharged, satisfied and unenforceable hereinafter;

            (iii) Because the Non-Settling Class Action Defendants are barred from asserting any Barred Claims against the Settling Class Action Defendants, any judgments entered against the Non-Settling Class Action Defendants by the Settlement Class or any Settlement Class Members shall be reduced by an amount equal to the value as determined by the Court of such Barred Claims (provided, however, that to the extent such Barred Claims constitute claims for contribution within the meaning of 15 U.S.C. Section 78u-4(f)(7)(A), the reduction provisions set forth in 15 U.S.C. Section 78u-4(f)(7)(B) shall apply);

            (iv) If the Settlement Class or any Settlement Class Member brings a claim against any Person that is based upon, arises out of, or relates to the Class Action or any matters that were alleged or could have been alleged in the Class Action (the "Underlying Action"), and notwithstanding 6.2(a) and 6.2(b)(i), that Person obtains a recovery against a Released Class Action Party that is based, in whole or in part, on (1) any amounts that such Person has become liable to pay or may become liable to pay in the Underlying Action, and/or (2) any costs, expenses or attorneys' fees that such Person has incurred or may incur in the Underlying Action (amounts (1) and (2) being collectively the "Reduction Amount"), the Settlement Class and the Settlement Class Members agree that they will reduce or credit any judgment or settlement with such Person (up to the amount of such judgment or settlement) by the Reduction Amount, which amount shall then also be credited to the Released Class Action Party.

      (c) Provided, however, that nothing in this Judgment shall release, bar, enjoin, or otherwise restrain any claim between Charter and any current or former Charter employee regarding indemnification, advancement, and/or recoupment of fees, costs, and expenses.

         g. RELEASES

      7.1. Upon the Effective Date, the Class Action Plaintiff shall release, relinquish and discharge, and each of the Settlement Class Members (other than those Settlement Class Members who validly and timely request exclusion from this Settlement Class in accordance with the provisions of the Notice Order and the Notice given pursuant thereto) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Released Class Action Parties (which does not include defendants Motorola, Inc., or Scientific Atlanta, Inc.) from all Released Claims (including "Unknown Claims"), and from all claims (including "Unknown Claims"), arising out of, relating to, or in connection with the defense, or resolution of the Class Action or the Released Claims, whether or not such Settlement Class Member executes and delivers the Proof of Claim and Release. Claims for violation of this Stipulation (including any exhibits) are preserved.

      7.2. Upon the Effective Date, each of the Settling Class Action Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Class Action Plaintiff, the Settlement Class Members (other than those Settlement Class Members who validly and timely request exclusion from this Settlement Class in accordance with the provisions of the Notice Order and the Notice given pursuant thereto), Class Action Plaintiff's Counsel, and counsel for all other plaintiffs in the Class Action from any claims (including "Unknown Claims") arising out of, relating to, or in connection with the commencement, prosecution, assertion or resolution of the Class Action or the Released Claims. Claims for violation of this Stipulation (including any exhibits) are preserved.

      7.3. Except as otherwise expressly provided for in this Stipulation, the Settling Class Action Parties shall each bear their own respective attorneys' fees, expenses and costs incurred in connection with the conduct and settlement of the Class Action, and the preparation, implementation and performance of the terms of this Stipulation.

      7.4. Only those Settlement Class Members filing valid and timely Proofs of Claim and Release shall be entitled to participate in the Settlement and receive any distributions from the Settlement Fund. The Proofs of Claim and Release to be executed by the Settlement Class Members shall release all Released Claims against the Released Class Action Parties, and shall be substantially in the form and content of Exhibit E-3 hereto. All Settlement Class Members shall be bound by the releases set forth herein and therein whether or not they submit a valid and timely Proof of Claim and Release.

         h. ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL AWARDS AND SUPERVISION AND DISTRIBUTION OF SETTLEMENT FUND

      8.1. Class Action Plaintiff's Counsel, or its authorized agents, acting on behalf of the Settlement Class shall formulate a Plan of Allocation of the Settlement Fund to the Settlement Class Members, subject to the approval of the Court. The Claims Administrator, subject to the supervision, direction and approval of the Court, shall administer and calculate the claims submitted by Settlement Class Members, and shall oversee distribution of that portion of the Settlement Fund that is finally awarded by the Court to Authorized Claimants. The Settling Class Action Parties expressly agree that any change, modification, or alteration to the Plan of Allocation by the Court shall not be grounds for termination of the Settlement.

      8.2. The Settlement Fund shall be applied as follows:

            i. To pay 96.6% of all unpaid costs and expenses reasonably and actually incurred in connection with providing notice to the Settlement Class Members and to current shareholders of Charter including, locating Settlement Class Members and current shareholders of Charter, soliciting Settlement Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to the Settlement Class, processing Proofs of Claim and Release and paying escrow fees and costs, if any;

            ii. To pay, following the Effective Date, unpaid costs and expenses incurred in soliciting Settlement Class claims, assisting with the filing of such claims, administering and distributing the Net Settlement Fund (as defined below) to the Settlement Class, processing Proofs of Claim and Release, and paying escrow fees and costs, if any;

            iii. To pay, pursuant to 9.2 below, 96.6% of Class Action Plaintiff's Counsel's attorneys' fees, expenses and costs, with interest thereon, and any fees and expenses awarded to counsel in the Shareholder Derivative Actions (which in no event shall exceed $2.25 million), if and to the extent allowed by the Court;

            iv. To pay, following the Effective Date, any Compensatory Award granted Class Action Plaintiff by the Court, as described in 5.1; and

            v. To distribute, following the Effective Date, the balance of the Settlement Fund (the "Net Settlement Fund") to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation or the Court.

      8.3 After the Effective Date and subject to such further approval and further order(s) of the Court as may be required, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following:

            (a) Within ninety (90) days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a separate completed Proof of Claim and Release as attached to the Notice and substantially in the form and content of Exhibit E-3 hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

            (b) Except as otherwise ordered by the Court, all Settlement Class Members who fail to timely submit a valid Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or who have not already done so, shall be forever barred from receiving any payments of money or stock pursuant to the Stipulation and the Settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the Stipulation, the Settlement and releases contained herein, and the Judgment.

            (c) The Net Settlement Fund shall be distributed to the Authorized Claimants in accordance with and subject to the Plan of Allocation to be described in the Notice mailed to Settlement Class Members. The proposed Plan of Allocation shall not be a part of the Stipulation.

      8.4 The Released Class Action Parties shall have no responsibility for, interest in, or liability whatsoever with respect to: (a) the investment or distribution of the Settlement Fund; (b) the Plan of Allocation or any other act described in this 8 or any of its subparagraphs; (c) the determination or administration of taxes; or (d) any losses incurred in connection with (a), (b) or (c). No Person shall have any claim of any kind against the Released Class Action Parties with respect to the matters set forth in this 8 or any of its subparagraphs.

      8.5 No Person shall have any claim against the Class Action Plaintiff or Class Action Plaintiff's Counsel, or any Claims Administrator, or other agent designated by Class

Action Plaintiff's Counsel based on the distributions made substantially in accordance with the Stipulation and the Settlement contained herein, the Plan of Allocation or further orders of the Court.

      8.6 It is understood and agreed by the Settling Class Action Parties that any proposed Plan of Allocation of the Net Settlement Fund, including, without limitation, any adjustments to an Authorized Claimant's claim set forth therein, is not a material part of the Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and any order or proceedings relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court's Judgment approving the Stipulation and the Settlement set forth herein, including, but not limited to, the release, discharge, and relinquishment of the Released Claims against the Released Class Action Parties, or any other orders entered pursuant to the Stipulation.

         i. CLASS ACTION PLAINTIFF'S COUNSEL'S ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

      9.1. The Class Action Plaintiff or its counsel may submit an application or applications for an order (the "Fee and Expense Application") for distributions to them from the Settlement Cash and Securities for: (i) an award of attorneys' fees plus (ii) reimbursement of all expenses and costs, including the fees of any experts or consultants, incurred in connection with prosecuting the Class Action, (iii) interest on such attorneys' fees, costs and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid), as may be awarded by the Court, and (iv) grant of a Compensatory Award to Class Action Plaintiff by the Court (as described in 5.1).

      9.2. Within five (5) business days after the Court executes an order awarding attorneys' fees, expenses and costs, including the fees of experts and consultants, (the "Fee and Expense Award"), 96.6% of that Award allocable to the Settlement Cash (i.e., $64 million plus interest divided by $144 million plus interest) shall be transferred to Class Action Plaintiff's Counsel from the Settlement Cash. In the event that the Stipulation and the Settlement set forth herein does not become Final for any reason, or the Judgment or the Order making the Fee and Expense Award is reversed or modified on appeal, and in the event that the Fee and Expense Award has been paid to any extent, then Class Action Plaintiff's Counsel shall within five (5) business days from the event which precludes the Effective Date from occurring or such reversal or modification, refund to the Settlement Cash the fees, expenses, costs and interest previously paid to it from the Settlement Cash, including accrued interest on any such amount at the average rate earned on the Settlement Cash from the time of withdrawal until the date of refund. The Class Action Plaintiff's Counsel, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing this 9.2 of the Stipulation. Without limitation, Class Action Plaintiff's Counsel's law firm and its partners and/or shareholders agree that the Court may, upon application of Settling Class Action Defendants, on notice to Class Action Plaintiff's Counsel, summarily issue orders, including, but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against it should Class Action Plaintiff's Counsel fail timely to repay fees and expenses pursuant to this 9.2 of the Stipulation.

      9.3. The Released Class Action Parties shall have no responsibility for, and no liability whatsoever with respect to, any fee and expense award to Class Action Plaintiff's Counsel, or to any other Person who may assert some claim thereto, except as provided herein.

      9.4. The procedure for and the allowance or disallowance by the Court of the Fee and Expense Application are not part of the Settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation. Any order or proceedings relating to the Fee and Expense Application, or any appeal from any order relating thereto, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the Settlement of the Class Action set forth herein.

      9.5. Class Action Plaintiff's Counsel shall be authorized by the Court to allocate the attorney's fees among all counsel representing Class Action Plaintiff and the Class for any work performed by such counsel that was authorized by Class Action Plaintiff's Counsel and contributed to the effective litigation of the Class Action.

      9.6. Any fees and expenses awarded to counsel in the Shareholder Derivative Actions shall be paid from the Settlement Cash, but in no event shall exceed $2.25 million, and shall be transferred to counsel in the Shareholder Derivative Actions within five (5) business days after the Court executes an order awarding such fees and expenses.

         j. CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

      10.1 This Settlement shall be terminated in the event that any of the following occurs: (1) any of the conditions set forth in 10.2 below are not satisfied; (2) Charter exercises its right to terminate the Settlement pursuant to 2.10(a) or 10.4; (4) the Settlement does not become Final for any reason; (5) failure on the part of any of the Settling Class Action Parties to abide, in any material respect, with the terms of the Stipulation.

      10.2 Unless otherwise agreed by Class Action Plaintiff's Counsel and counsel for Settling Class Action Defendants in writing, this Stipulation shall be terminated in the event that any of the following conditions is not met:

            i. The transfer into the Escrow Account of the Settlement Cash following entry of an order giving preliminary settlement approval, no later than five (5) business days following entry of such order;

            ii. The issuance of the Settlement Securities no later than five (5) business days after the Final Valuation Date, as required by 2.8-2.11, above;

            iii. The Court has entered the Notice Order and certified the Settlement Class, as required by 4.1 and 5.1, above;

            iv. Preliminary and final approval of this Stipulation, independent of the Court's determination of any award of attorneys' fees and expenses to the Class Action Plaintiff's Counsel;

            v. Entry of Judgment, substantially in the form and content of Exhibit A, by the U.S. District Court for the Eastern District of Missouri dismissing all Released Claims with prejudice and without costs to any party;

            vi.   Judgment has become Final;

            vii.  Entry of the Derivative Judgment;

            viii. The Derivative Judgment has become Final;

            ix. The Settlement Securities are issued pursuant to section 3(a)(10) of the Securities Act and do not constitute "restricted securities";

            x. Court approval of the Underwriters Agreement, including a determination that the terms and conditions of the Underwriters Agreement (including the Payment to Underwriters of Charter common stock issued pursuant to section 3(a)(10) of the Securities Act and not constituting "restricted securities") are fair to all parties, including Underwriters; and

            xi. That the Settlement is not otherwise terminated pursuant to the terms set forth in this Stipulation.

      10.3 It shall not be a condition of effectiveness of this Settlement that the Court approve the Andersen Settlement. If the Andersen Settlement is not approved, or does not become Final pursuant to its terms, the terms of the Release in the Judgment shall be modified to expressly exclude Andersen from the definition of Released Class Action Parties.

      10.4 If prior to the Settlement Hearing, Persons who otherwise would be Members of the Settlement Class have filed with the Court valid and timely requests for exclusion ("Requests for Exclusion") from the Settlement Class in accordance with the provisions of the Notice Order and the Notice given pursuant thereto, and such Persons have in the aggregate Potential Claims that equal or exceed the sum specified in a separate Supplemental Agreement between the Parties (the "Supplemental Agreement"), Charter shall have the option to terminate this Stipulation in accordance with the procedures set forth in the Supplemental Agreement. The Supplemental Agreement will not be filed with the Court unless and until a dispute among the Settling Class Action Parties concerning its interpretation or application arises, but the Settling Class Action Parties will file a statement identifying the existence of the Supplemental Agreement pursuant to Federal Rule of Civil Procedure 23(e)(1)(c)(2), and reference the Supplemental Agreement in the Notice. Copies of all Requests for Exclusion received, together with copies of all written revocations of

Requests for Exclusion, shall be delivered to counsel for Settling Class Action Defendants within two (2) days of receipt thereof.

      10.5 Unless otherwise ordered by the Court, in the event the Stipulation shall terminate, or be canceled, or shall not become effective for any reason, within ten (10) business days after written notification of such event is sent by counsel for Settling Class Action Defendants or Plaintiff's Settlement Counsel to the Escrow Agents: (1) the Settlement Fund (including accrued interest), less expenses and any costs which have been disbursed from or are chargeable to the Settlement Fund, and less any Taxes and Tax Expenses paid or incurred pursuant to 3.7, shall be refunded by the Escrow Agents to Charter and to Charter's Insurance Carriers; (2) Charter's obligation to cause securities to be issued pursuant to 2.8, 2.9, 2.10, and 2.11 shall be extinguished; and (3) the undertaking to institute the Non-monetary Consideration pursuant to 2.12 shall be void nunc pro tunc. In such event, any tax refund owing to the Settlement Fund shall also be refunded and paid to Charter and Charter's Insurance Carriers. At the request of Charter, the Escrow Agents or their designee shall apply for any such refund and pay the proceeds, less the cost of obtaining the tax refund, to Charter.

      10.6 In the event that the Stipulation is not approved by the Court or the Settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, this Stipulation and all negotiations and proceedings relating hereto shall be without prejudice to any or all Settling Class Action Parties who shall be restored to their respective positions in the Class Action as of August 4, 2004. In such event, the terms and provisions of the Stipulation, with the exception of 1.1-1.33, 3.2, 3.4, 3.5, 3.6, 4.2, 8.4, 8.5, 9.2, 9.3, 10.1-10.9, 11.3, 11.4, and 11.8 herein, shall have no further force and effect with respect to the Settling Class Action Parties and shall not be used in the Class Action or in any other proceeding for any purpose and any Judgment or Order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

      10.7 In the event this Stipulation shall be cancelled as set forth in 10.1 above, the Settling Class Action Parties shall, within two weeks of such cancellation, jointly request a status conference with the Court to be held on the Court's first available date. At such status conference, the Settling Class Action Parties shall ask the Court's assistance in scheduling continued proceedings in the Class Action as between the Settling Class Action Parties. Pending such status conference or the expiration of sixty (60) days from the Settling Class Action Parties' joint request for a status conference, whichever occurs first, none of the Settling Class Action Parties shall file or serve any further motions or discovery requests on any of the other Settling Class Action Parties in connection with this Class Action nor shall any response be due by any Settling Class Action Party to any outstanding discovery or pleading by any other Settling Class Action Party.

      10.8 If a case is commenced in respect to Charter or any of Charter's Insurance Carriers under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of the Settlement Cash, or any portion thereof, by or on behalf of Charter or any of Charter's Insurance Carriers to be a preference, voidable transfer, fraudulent conveyance or similar transaction, then at Class

Action Plaintiff's option, this Settlement, and the releases given and Judgment entered in favor of all Settling Defendants pursuant to this Stipulation, shall be null and void.

      10.9 Neither a modification nor a reversal on appeal of (a) any Plan of Allocation, (b) any amount of attorneys' fees, costs, expenses and interest to Class Action Plaintiff's Counsel, or (c) any Compensatory Award to Class Action Plaintiff, as described in 5.1, shall constitute a condition to the Effective Date or grounds for cancellation and termination of the Stipulation.

          K. MISCELLANEOUS PROVISIONS

      11.1. The Settling Class Action Parties (a) acknowledge that it is their intent to consummate this Settlement and Stipulation; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

      11.2. Settling Class Action Defendants agree to reasonable cooperation with the Class Action Plaintiff in connection with any continuing litigation of the Class Action after final approval of the Settlement. Such cooperation shall consist of (i) making witnesses within the control of Charter, subject to all applicable privileges or rights that may be asserted by such witnesses, available to testify pursuant to the Federal Rules of Civil Procedure at reasonable times and upon reasonable notice; and (ii) Charter making relevant documents available, subject to all applicable privileges, upon reasonable request and notice pursuant to the Federal Rules of Civil Procedure.

      11.3. The Settling Class Action Defendants have denied, and continue to deny, any and all allegations contained in the Class Action, and they are entering into the Settlement in order to eliminate the burden, expense, and uncertainties of further litigation. The Settlement and the provisions contained in this Stipulation and the Memorandum of Understanding shall not be deemed, or offered or received in evidence as a presumption, a concession, or an admission of any fault, liability, or wrongdoing by any party, and except as required to enforce the Settlement, they shall not be offered or received in evidence or otherwise used by any person in these or any other actions or proceedings, whether civil, criminal, or administrative.

      11.4. No press announcement, press release, or other public statement concerning the Settlement may be made by any of the Settling Class Action Parties without approval from the other Settlement Class Action Parties, except as required by law.

      11.5. All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

      11.6. The Stipulation may be amended or modified, as is necessary to effect the terms of the Settlement, only by a written instrument signed by or on behalf of all Parties or their successors-in-interest.

      11.7. The Stipulation, the Exhibits attached hereto and the Supplemental Agreement constitute the entire agreement among the Parties hereto; in particular, it is understood and agreed that there are no collateral or oral agreements between the parties that are not expressed in this Stipulation, the Exhibits or the Supplemental Agreement. The Class Action Plaintiff and the Settling Class Action Defendants expressly warrant that, in entering into this Stipulation, they relied solely upon their own knowledge and investigation, and not upon any promise, representation, warranty, or other statement by any party or any person representing any party to this Stipulation, not expressly contained in this Stipulation, its Exhibits, or the Supplemental Agreement. Except as otherwise provided herein, each party shall bear its own costs.

      11.8. Class Action Plaintiff's Counsel, on behalf of the Settlement Class, is expressly authorized by the Class Action Plaintiff to take all appropriate action required or permitted to be taken by the Settlement Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Settlement Class which they deem appropriate.

      11.9. Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such person has the full authority to do so. All orders and agreements entered during the course of the Class Action relative to the confidentiality of information shall survive this Stipulation.

      11.10. The Stipulation may be executed by facsimile and in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the Parties to the Stipulation shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court.

      11.11. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Class Action Parties hereto.

      11.12. The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all Parties hereto and their counsel submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

      11.13. The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Missouri, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the laws of the State of Missouri without giving effect to that state's choice of law principles.

      IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, as of January 24, 2005.

 DATED: 2/1/05               POMERANTZ HAUDEK BLOCK GROSS AND
                             GROSSMAN LLP

                                 By: /s/ Stanley M. Grossman
                                     -------------------------------------
                                     Stanley M. Grossman, Esq.
                                     Marc I. Gross, Esq.
                                     100 Park Avenue, 26th Floor
                                     New York, New York 10017
                                     Telephone: (212) 661-1100
                                     Facsimile: (212) 661-8665

                                     POMERANTZ HAUDEK BLOCK GROSS
                                     AND GROSSMAN LLP
                                     Patrick V. Dahlstrom, Esq.
                                     Leigh Handelman, Esq.
                                     One North LaSalle Street, Suite 2225
                                     Chicago, Illinois 60602-3908
                                     Telephone: (312) 377-1181
                                     Facsimile: (312) 377-1184

                                     Attorneys for Class Action Plaintiff
                                     StoneRidge Investment Partners LLC,
                                     Individually and On Behalf of All Others
                                     Similarly Situated

                                     LAW OFFICES OF WOLFF AND
                                     D'AGROSA
                                     Donald L. Wolff, Esq.
                                     Paul J. D'Agrosa, Esq.
                                     8019 Forsyth Street
                                     Clayton, Missouri 63105
                                     Telephone: (314) 725-8019
                                     Facsimile: (314) 277-1184

                                   Liaison Counsel for the Settlement Class

DATED:___________            IRELL & MANELLA LLP

                                 By: /s/ David Siegel
                                     -------------------------------------------
                                     David Siegel, Esq.
                                     David A. Schwarz, Esq.
                                     1800 Avenue of the Stars, Suite 900
                                     Los Angeles, California 90067-4276
                                     Telephone: (310) 277-1010
                                     Facsimile: (310) 203-7199

                                 Attorneys for Defendants Charter
                                 Communications, Inc.

DATED: 2/1/05                THOMPSON COBURN LLP

                                 By: /s/ Roman P. Wuller
                                     -------------------------------------------
                                     Stephen B. Higgins, Esq.
                                     Roman P. Wuller, Esq.
                                     One US Bank Plaza
                                     St. Louis, Missouri 63101
                                     Telephone: (314) 552-6000
                                     Facsimile: (314) 552-7199

                                 Attorneys for Defendants Charter
                                 Communications, Inc.

DATED: 2/1/05                CHARTER COMMUNICATIONS, INC.

                                 By: /s/ Lawrence G. Christopher, for:
                                     -------------------------------------------
                                     Curtis S. Shaw, Esq.
                                     Executive Vice-President, General Counsel
                                     and Secretary, Defendant Charter
                                     Communications, Inc.
                                     12405 Powerscourt Drive
                                     St. Louis, Missouri 63131
                                     Telephone: (314) 965-0555
                                     Facsimile: (314) 965-8793

DATED: 2/1/05                BRYAN CAVE, LLP

                                 By: /s/ James F. Bennett
                                     -------------------------------------------
                                     Edward L. Dowd, Jr., Esq.
                                     James F. Bennett, Esq.
                                     One Metropolitan Square
                                     211 North Broadway
                                     St. Louis, Missouri 63102-2750
                                     Telephone:(314) 259-2000
                                     Facsimile: (314) 259-2020

                                 Attorneys for Defendant Carl E. Vogel

DATED: 2/1/05                DORSEY & WHITNEY, LLP

                                 By: /s/ authorized signatory for,
                                     -------------------------------------------
                                     Peter S. Ehrlichman, Esq.
                                     1420 Fifth Avenue
                                     Suite 3400
                                     Seattle, Washington 98101
                                     Telephone: (206) 903-8825
                                     Facsimile: (206) 903-8820

                                 Attorneys for Defendant Paul G. Allen

DATED: 2/1/05                FOSTER PEPPER & SHEFELMAN PLLC

                                 By: /s/ Timothy J. Filer
                                     -------------------------------------------
                                     Timothy J. Filer, Esq.
                                     1111 Third Avenue
                                     Suite 3400
                                     Seattle, Washington 98101
                                     Telephone: (206) 447-4400
                                     Facsimile: (206) 447-9700

                                 Attorneys for Defendant Paul G. Allen

DATED: 2/1/2005              PAUL, HASTINGS, JANOFSKY & WALKER LLP

                                 By: /s/ Grace A. Carter
                                     -------------------------------------------
                                     Grace A. Carter, Esq.
                                     John A. Reding, Esq.
                                     55 Second Street
                                     24th Floor
                                     San Francisco, California 94105
                                     Telephone: (415) 856-7000
                                     Facsimile: (415) 856-7100

                                 Attorneys for Defendant Jerald L. Kent

DATED: 1/26/05               CAPES SOKOL GOODMAN & SARACHAN

                                 By: /s/ David V. Capes
                                     -------------------------------------------
                                     David V. Capes, Esq.
                                     S. Todd Hamby, Esq.
                                     7701 Forsyth Boulevard
                                     Suite 400
                                     Clayton, Missouri 63105
                                     Telephone: (314) 721-7701
                                     Facsimile: (314) 721-0554

                                 Attorneys for Defendants Chris Fenger and
                                 Bill Shreffler

DATED:__________             SNELL & WILMER

                                 By: /s/ John Roche
                                     -------------------------------------------
                                     John Roche, Esq.
                                     Street 1200 Suite
                                     1900 17th
                                     Denver, Colorado 80202
                                     Telephone: (303) 634-2000
                                     Facsimile: (303) 634-2020

                                 Attorneys for Defendant James H. Smith, III

DATED: 1/27/05                GREENSFELDER, HEMKER & GALE, P.C.

                                 By: /s/ Jeffrey T. Demerath
                                     -------------------------------------------
                                     Jeffrey T. Demerath, Esq.
                                     2000 Equitable Building
                                     10 South Broadway
                                     St. Louis, Missouri 63102
                                     Telephone: (314) 241-9090
                                     Facsimile: (314) 241-8624

                                 Attorneys for Defendant David G. Barford

DATED: 2/1/05                    HAAR & WOODS, LLP

                                 By: /s/ Robert T. Haar
                                     -------------------------------------------
                                     Robert T. Haar, Esq.
                                     1010 Market Street, Suite 1620
                                     St. Louis, Missouri 63101
                                     Telephone: (314) 241-2224
                                     Facsimile: (314) 241-2227

                                 Attorneys for Defendant Kent D. Kalkwarf

DATED: 1/28/05               BURROUGHS, HEPLER, BROOM, MACDONALD, HEBRANK &
                             TRUE

                                 By: /s/ Theodore J. MacDonald
                                     -------------------------------------------
                                     Theodore J. MacDonald, Jr., Esq.
                                     103 W. Vandalia Street, Suite 300
                                     Edwardsville, Illinois 62025-0510
                                     Telephone: (618) 656-0184
                                     Facsimile: (618) 656-1364

                                 Attorneys for Defendant Paul E. Martin

DATED:                       SENNIGER, POWERS, LEAVITT & ROEDEL

                                 By: /s/ David W. Harlan
                                     -------------------------------------------
                                     David W. Harlan, Esq.
                                     One Metropolitan Square, 16th Floor
                                     St. Louis, Missouri 63102
                                     Telephone: (314) 231-5400
                                     Facsimile: (314) 231-4342

                                 Attorneys for Defendant David L. McCall

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

IN RE CHARTER COMMUNICATIONS, INC.     MDL DOCKET NO. 1506 (CAS)
SECURITIES LITIGATION                  ALL CASES

STONERIDGE INVESTMENT PARTNERS         Consolidated Case
LLC, Individually and On Behalf        No. 4:02-CV-1186 CAS
of All Others Similarly Situated,

            Plaintiff,

      v.

CHARTER COMMUNICATIONS, INC., PAUL
ALLEN, JERALD L. KENT, CARL E. VOGEL,
KENT KALKWARF, DAVID G. BARFORD,
PAUL E. MARTIN, DAVID L. McCALL, BILL
SHREFFLER, CHRIS FENGER, JAMES H.
SMITH, III, SCIENTIFIC-ATLANTA, INC.,
MOTOROLA, INC. and ARTHUR ANDERSEN,
LLP,

            Defendants.

                   [PROPOSED] JUDGMENT AND ORDER OF DISMISSAL
              WITH RESPECT TO CHARTER COMMUNICATIONS, INC. AND THE
                              INDIVIDUAL DEFENDANTS

                                    EXHIBIT A

      This matter came on for hearing on _____________, 2005, upon the application of the Class Action Plaintiff, defendant Charter Communications, Inc. and the Individual Defendants ("Settling Class Action Defendants") for approval of the Settlement set forth in the Stipulation of Settlement (the "Stipulation") dated as of January 24, 2005. Due adequate notice having been given to the Settlement Class, and the Court having considered the Stipulation, all papers filed and proceedings had herein and all oral and written comments received regarding the proposed Settlement, and having reviewed the entire record in the Class Action, and good cause appearing,

      IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

      1. The Court, for purposes of this Judgment and Order of Dismissal (the "Judgment"), adopts all defined terms as set forth in the Stipulation.

      2. The Court has jurisdiction over the subject matter of the Class Action, the Class Action Plaintiff, the other Members of the Settlement Class, and the Class Action Defendants.

      3. This Court has certified, for settlement purposes only, a Settlement Class of all persons (except Class Action Defendants, and their corporate affiliates; any officers or directors of Charter; or members of their immediate families, and their heirs, successors and assigns; and any entities controlled directly or indirectly by Paul
            G. Allen) who purchased or otherwise acquired Charter common stock during the period of November 8, 1999 through and including August 16, 2002.

      4. The Court finds that the distribution of the Notice of Pendency and Proposed Settlement of Class Action, Proof of Claim and Release, and publication of the Summary Notice of Proposed Settlement (as provided for in the Order Preliminarily Approving Settlement and Approving the Form and Manner of Notice) constituted the best notice practicable under the circumstances to apprise all Settlement Class Members of the pendency of the Class Action, the terms of the proposed Settlement of the Class Action and their rights with respect to the foregoing, and afforded Settlement Class Members with an opportunity to present their objections, if any, to the Stipulation. The Court finds that the provision of notice to Settlement Class Members fully met the requirements of Rule 23 of the Federal Rules of Civil Procedure, federal law, due process, the United States Constitution, and any other applicable law.

      5. The Court finds that all Settlement Class Members have been adequately provided with an opportunity to remove themselves from the Settlement Class by executing and returning a "request for exclusion" in conformance with the terms of the Stipulation and its exhibits. The Court further finds that those persons (identified in Exhibit 1 hereto) have timely and validly requested exclusion from the Settlement Class.

            6. With respect to the Settlement Class, this Court finds and concludes that: (a) the Members of the Settlement Class are so numerous that joinder of all Settlement Class Members in the Class Action is impracticable; (b) there are questions of law and fact common to the Settlement Class which predominate over any individual questions; (c) the claims of the Class Action Plaintiff are typical of the claims of the Settlement Class;
                  (d) the Class Action Plaintiff and Class Action Plaintiff's Counsel have, at all times, fairly and adequately represented and protected the interests of the Settlement Class Members; and (e) a class action is superior to other available methods for the fair and efficient adjudication of the controversy, considering: (i) the interests of the members of the Settlement Class in individually controlling the prosecution of the separate actions; (ii) the extent and nature of any litigation concerning the controversy already commenced by members of the Settlement Class; (iii) the desirability or undesirability of continuing the litigation of these claims in this particular forum; and (iv) the difficulties likely to be encountered in the management of the Class Action.

            7. The Court approves the Settlement of the above-captioned action, as set forth in the Stipulation, including the releases contained therein, the relative contributions of the Settling Class Action Defendants, and all other terms, as fair, just, reasonable, and adequate to all Members of the Settlement Class. The Court also approves the Underwriters Agreement as fair, just, reasonable, and adequate as to the signatories thereto. The Settling Class Action
                  Parties are directed to perform in accordance with the terms set forth in the Stipulation.

            8. The Settlement Securities and the securities issued pursuant to the Underwriters Agreement are issued pursuant to section 3(a)(10) of the Securities Act and do not constitute "restricted securities."

            9. Except as to any individual claim of those Persons (identified in Exhibit 1 hereto) who have validly and timely requested exclusion from the Settlement Class, the Class Action and all claims contained therein, as well as all of the Released Claims are dismissed with prejudice as to the Class Action Plaintiff and the other Members of the Settlement Class, and as against the Released Class Action Parties. The Settling Class Action Parties are to bear their own costs, except as otherwise provided in the Stipulation. By operation of the Judgment and under the terms of the Stipulation and the releases therein, this Judgment is intended to preclude, and shall preclude, the Class Action Plaintiff and all other Settlement Class Members who have not validly and timely requested exclusion from the Settlement Class from filing or pursuing any Released Claims under any federal, state or other law.

            10. Upon the Effective Date, the Class Action Plaintiff shall release, relinquish and discharge, and each of the Settlement Class Members (other than those Settlement Class Members who validly and timely request exclusion from this Settlement Class in accordance with the provisions of the Notice Order and the Notice given pursuant thereto) shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Released Class Action Parties (which does not include defendants Motorola, Inc., or Scientific Atlanta, Inc.) from all Released Claims (including "Unknown Claims"), and from all claims (including "Unknown Claims"), arising out of, relating to, or in connection with the defense, or resolution of the Class Action or the Released Claims, whether or not such Settlement Class Member executes and delivers the Proof of Claim and Release.

                  For purposes of this Judgment, Unknown Claims means any Released Claims which the Class Action Plaintiff or any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Class Action Parties which, if known by his, her or it, might have affect his, her or its settlement with and release of the Released Class Action Parties, or might have affected his, her or its decision not to object to, or opt out of, this Settlement. With respect to any and all Released Claims, the Settling Class Action Parties stipulate and agree that, upon the Effective Date, the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

                        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                        The Class Action Plaintiff expressly waives and the
                  Settlement Class Members shall be deemed to have waived, and upon the Effective Date and by operation of the Judgment shall have waived any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code. The Class Action Plaintiff and the Settlement Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each of them hereby stipulate and agree that the Class Action Plaintiff does settle and release, and each Settlement Class Member shall be deemed to have, upon the Effective Date and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, all Released Claims that are in any way based on or related to conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Class Action Parties acknowledge that the foregoing waiver was bargained for and a key element of the Settlement of which this release is a part.

            11. The Court permanently bars and enjoins (a) all Settlement Class Members who have not validly and timely requested exclusion from the Settlement Class (and their heirs, executors and administrators, predecessors, successors, affiliates, and assigns) from filing, commencing, prosecuting, intervening in, participating in (as class members or otherwise), or receiving any benefits from, any other lawsuit, arbitration, or other proceeding or order in any jurisdiction that is based upon, arises out of or relates to any Released Claims, including, but not limited to, any claim that is based upon, arises out of or relates to the Class Action or the transactions and occurrences referred to in the Amended Complaint or Second Amended Complaint, and (b) all persons or entities from organizing any Settlement Class Members for purposes of pursuing as a purported class action (including by seeking to amend a pending complaint to include class allegations, or by seeking class certification in a pending action) any lawsuit that is based upon, arises out of, or relates to any Released Claims, including, but not limited to, any claim that is based upon, arises out of or relates to the Class Action or the transactions and occurrences referred to in the Amended Complaint or Second Amended Complaint.

            12. Upon the Effective Date, each of the Settling Class Action Defendants shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged the Class Action Plaintiff, the Settlement Class Members (other than those Settlement Class Members who validly and timely request exclusion from this Settlement Class in accordance with the provisions of the Notice Order and the Notice given pursuant thereto), Class Action Plaintiff's Counsel, and counsel for all other plaintiffs in the Class Action from any claims (including "Unknown Claims") arising out of, relating to, or in connection with the commencement, prosecution, assertion or resolution of the Class Action or the Released Claims. Claims for violation of the Stipulation (including any exhibits) are preserved.

            13. Only those Settlement Class Members filing valid and timely Proofs of Claim and Release shall be entitled to participate in the Settlement and receive a distribution from the Settlement Fund. The Proof of Claim and Release to be executed by the Settlement Class Members shall further release all Released Claims against the Released Class Action Parties. All Settlement Class Members shall, as of the Effective Date, be bound by the releases set forth herein whether or not they submit a valid and timely Proof of Claim and Release.

            14. In accordance with 15 U.S.C. Section 78u-4(f)(7)(A), any and all claims for contribution arising out of any Released Claim, including, but not limited to, any claims that are based upon, arise out of or relate to the Class Action, and/or any claims that were alleged or could have been alleged in the Amended Complaint or Second Amended Complaint (a) by any Person against a Settling Class Action Defendant, and (b) by any Settling Class Action Defendant against any Person other than as set out in 15 U.S.C. Section 78u-4(f)(7)(A)(ii) are hereby permanently barred, extinguished, discharged, satisfied, and unenforceable. Accordingly, without limitation to any of the above, any Person, including, without limitation Andersen and each and every Non-Settling Class Action Defendant (and all Persons purporting to act on his, its, or their behalf, and all Persons purporting to claim by or through him, it, or them, whether under a subrogation theory or otherwise), are hereby permanently enjoined from commencing, prosecuting, or asserting against any of the Settling Class Action Defendants any such claim for contribution, and each and every Settling Class Action Defendant is hereby permanently enjoined from commencing, prosecuting, or asserting against any Person, including without limitation, Andersen or any Non-Settling Class Action Defendant, any such claim for contribution. In accordance with 15 U.S.C. Section 78u-4(f)(7)(B), any final verdict or judgment that may be obtained by or on behalf of the Settlement Class or a Settlement Class Member against a Non-Settling Class Action Defendant shall be reduced by the greater of (a) an amount that corresponds to the percentage of responsibility of the Settling Class Action Defendants for the loss to the Settlement Class or a Settlement Class Member, or
                  (b) the amount paid by or on behalf of the Settling Class Action Defendants to the Settlement Class in connection with the Settlement.

            15. The Court finds that the Stipulation represents a good faith settlement of all Released Claims of all Settlement Class Members sufficient to discharge Settling Defendants and the Released Class Action Parties of all Released Claims of all Settlement Class Members. In order to effectuate such settlement, the Court hereby enters the following bar:

            (a) Any and all Non-Settling Class Action Defendants and Andersen are permanently barred, enjoined and restrained from commencing, prosecuting or asserting any claim against any Released Class Action Party (other than Andersen), however styled, whether legal or equitable, known or unknown, foreseen or unforeseen, matured or unmatured, accrued or unaccrued, whether arising under state, federal, or common law, whether for indemnification or contribution or otherwise denominated, including, without limitation, any claim for breach of contract or misrepresentation, where the claim is based upon, arises out of, or relates to the Class Action or the Shareholder Derivative Actions (including any matters that were alleged or could have been alleged in the Class Action or Shareholder Derivative Actions) including, without limitation, any claim in which a Non-Settling Class Action Defendant or Andersen seeks to recover from any of the Released Class Action Parties (1) any amounts that a Non-Settling Class Action Defendant or Andersen has paid, become liable to pay, or may become liable to pay (whether in cash or any other form of consideration) in the Class Action, the Shareholder Derivative Actions or any action in which one or more Settlement Class Members who validly and timely excluded themselves from the Settlement Class seek a recovery on account of any matters that were alleged or that could have been alleged in the Class Action (the "Opt-out Actions"), and/or (2) any costs, expenses, or attorneys' fees that a Non-Settling Class Action Defendant or Andersen has incurred or may incur in defending against any claim in the Class Action, the Shareholder Derivative Actions or the Opt-out Actions. All such claims are hereby extinguished, discharged, satisfied and unenforceable (hereinafter "Barred Claims");

            (b) Any and all Released Class Action Parties (other than Andersen) are permanently barred, enjoined and restrained from commencing, prosecuting or asserting any claim against any Non-Settling Class Action Defendants or Andersen, however styled, whether legal or equitable, known or unknown, foreseen or unforeseen, matured or unmatured, accrued or unaccrued, whether arising under state, federal, or common law, whether for indemnification or contribution or otherwise denominated, including, without limitation, any claim for breach of contract or misrepresentation, where such claim is based upon, arises out of, or relates to the Class Action or the

Shareholder Derivative Actions (including any matters that were alleged or could have been alleged in the Class Action or the Shareholder Derivative Actions), including, without limitation, any claim in which a Released Class Action Party seeks to recover from any of the Non-Settling Class Action Defendants or Andersen (1) any amounts such Released Class Action Party has paid, become liable to pay, or may become liable to pay (whether in cash or any other form of consideration) in the Class Action, the Shareholder Derivative Actions or the Opt-out actions, and/or (2) any costs, expenses, or attorneys' fees that the Released Class Action Parties have incurred or may incur in defending against any claim in the Class Action, the Shareholder Derivative Actions, or the Opt-out Actions. All such claims are hereby extinguished, discharged, satisfied and unenforceable hereinafter;

            (c) Because the Non-Settling Class Action Defendants are barred from asserting any Barred Claims against the Settling Class Action Defendants, any judgments entered against the Non-Settling Class Action Defendants by the Settlement Class or any Settlement Class Members shall be reduced by an amount equal to the value as determined by the Court of such Barred Claims (provided, however, that to the extent such Barred Claims constitute claims for contribution within the meaning of 15 U.S.C. Section. 78u-4(f)(7)(A), the reduction provisions set forth in 15 U.S.C. Section. 78u-4(f)(7)(B) shall apply);

            (d) If the Settlement Class or any Settlement Class Member brings a claim against any Person that is based upon, arises out of, or relates to the Class Action or any matters that were alleged or could have been alleged in the Class Action (the "Underlying Action"), and notwithstanding 13 and 14(a) above, that Person obtains a recovery against a Released Class Action Party that is based, in whole or in part, on (1) any amounts that such Person has become liable to pay or may become liable to pay in the Underlying Action, and/or (2) any costs, expenses or attorneys' fees that such Person has incurred or may incur in the Underlying Action (amounts (1) and (2) being collectively the "Reduction Amount"), the Settlement Class and the Settlement Class Members agree that they will reduce or credit any judgment or settlement with such Person (up to the amount of such judgment or settlement) by the Reduction Amount, which amount shall then also be credited to the Released Class Action Party.

            (e) Provided, however, that nothing in this Judgment shall release, bar, enjoin, or otherwise restrain any claim between Charter and any former Charter employee regarding indemnification, advancement, and/or recoupment of fees, costs, and expenses.

          16. Nothing in this Judgment shall preclude any action to enforce the terms of the Stipulation.

          17. Neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Settling Class Action Defendants; (ii) is or may be
                  deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Settling Class Action Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or
                  (iii) shall be offered in evidence by any person or entity for any purpose except as provided in this paragraph 16. Released Class Action Parties may file the Stipulation and/or the Judgment from this Class Action in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction in support of any theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Settling Class Action Parties, their respective counsel or any other Member of the Settlement Class may file the Stipulation in any proceeding brought to enforce any of its terms or provisions.

            18.   The Court finds that the Amended Complaint and Second
                  Amended Complaint were filed as to the Settling Class Action Defendants on a good faith basis, that the Amended Complaint and Second Amended Complaint were filed in accordance with the Private Securities Litigation Reform Act of 1995 and Rule 11 of the Federal Rules of Civil Procedure based on all publicly available information. The Court finds that the Settling Class Action Parties and their counsel have complied with Rule 11 of the Federal Rules of Civil Procedure as to all proceedings herein.

            19. The Plan of Allocation set forth in the Notice is hereby approved as fair, reasonable and equitable.

            20. Class Action Plaintiffs' Counsel are hereby awarded _____% of the Settlement Fund in fees for services rendered in connection prosecution of this litigation, and $__________ as reimbursement for expenses.

            21. Pursuant to Par. 27A(2)(b)(4) of the Private Securities Litigation Class Action Reform Act of 1995, Class Action Plaintiff is hereby granted a Compensatory Award of $_________.

            22. The Court reserves exclusive and continuing jurisdiction over the Class Action, the Class Action Plaintiff, the Settlement Class and the Released Class Action Parties for the purposes of supervising the distribution of the Settlement Fund and any other matters.

   IT IS SO ORDERED.

DATED: ___________         _______________________

                           THE HONORABLE CHARLES A. SHAW
                           UNITED STATES DISTRICT JUDGE

Submitted by:

POMERANTZ HAUDEK BLOCK GROSS AND GROSSMAN LLP
Stanley M. Grossman, Esq.
Marc I. Gross, Esq.
100 Park Avenue, 26th Floor
New York, NY 10017

POMERANTZ HAUDEK BLOCK GROSS AND GROSSMAN LLP
Patrick V. Dahlstrom, Esq.
Leigh Handelman, Esq.
One North LaSalle Street, Suite 2225
Chicago, IL 60602-3908

Attorneys for Class Action Plaintiff StoneRidge Investment Partners LLC, Individually and On Behalf of All Others Similarly Situated

LAW OFFICES OF WOLFF AND D'AGROSA
Donald L. Wolff, Esq.
Paul J. D'Agrosa, Esq.
8019 Forsyth Street
Clayton, MO 63105

Liaison Counsel for the Settlement Class

IRELL & MANELLA LLP
David Siegel, Esq.
David Schwarz, Esq.
Craig Varnen, Esq.
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067-4276

THOMPSON COBURN LLP
Roman P. Wuller, Esq.
Stephen B. Higgins, Esq.
One US Bank Plaza
St. Louis, MO 63101

Attorneys for Defendant Charter
Communications, Inc.

BRYAN CAVE, LLP
Edward L. Dowd, Jr., Esq.
James F. Bennett, Esq.
One Metropolitan Square
211 North Broadway
St. Louis, MO 63102

Attorneys for Defendant Carl E. Vogel

DORSEY & WHITNEY, LLP
Peter S. Ehrlichman, Esq.
1420 Fifth Avenue
Suite 3400
Seattle, Washington 98101

FOSTER PEPPER & SHEFELMAN PLLC
Timothy J. Filer, Esq.
1111 Third Avenue
Suite 3400
Seattle, Washington 98101

Attorneys for Defendant Paul G. Allen

PAUL, HASTINGS, JANOFSKY & WALKER LLP
Grace A. Carter, Esq.
John A. Reding, Esq.
55 Second Street
24th Floor
San Francisco, California 94105

Attorneys for Defendant Jerald L. Kent

CAPES SOKOL GOODMAN & SARACHAN
David V. Capes, Esq.
S. Todd Hamby, Esq.
7701 Forsyth Boulevard
Suite 400
Clayton, Missouri 63105

Attorneys for Defendants Chris Fenger and Bill Shreffler

SNELL & WILMER
John Roche, Esq.
1200 17th Street
Suite 1900
Denver, Colorado 80202

Attorneys for Defendant James H. Smith, III

GREENSFELDER, HEMKER & GALE, P.C.
Jeffrey T. Demerath, Esq.
2000 Equitable Building
10 South Broadway
St. Louis, Missouri 63102

Attorneys for Defendant David G. Barford

HAAR & WOODS, LLP
Robert T. Haar, Esq.
1010 Market Street, Suite 1620
St. Louis, Missouri 63101

Attorneys for Defendant Kent D. Kalkwarf

BURROUGHS, HEPLER, BROOM, MACDONALD, HEBRANK & TRUE
Theodore J. MacDonald, Jr., Esq.
103 W. Vandalia Street, Suite 300
Edwardsville, Illinois 62025-0510

Attorneys for Defendant Paul E. Martin

SENNIGER, POWERS, LEAVITT & ROEDEL
David H. Harlan, Esq.
One Metropolitan Square, 16th Floor
St. Louis, Missouri 63102

Attorneys for Defendant David L. McCall

                       "CORPORATE GOVERNANCE" TERM SHEET

I. Formal Prohibition on Deliberate Inflation of Subscriber Numbers and Related Matters

      A. Charter will adopt a "zero tolerance policy" on holding disconnects for the purpose of causing a deliberate inflation of subscriber numbers, consistent with the terms of the SEC's Release No. 50098 (July 27, 2004).

            1. This policy will be reflected in a formal, written policy governing the disconnection of late paying subscribers which shall state, inter alia, that Charter shall not keep any "delinquent paying subscribers," as that term shall be defined, on its subscriber rolls for the purpose of increasing reported subscriber numbers.

            2. The policy shall require that Charter shall undertake to disconnect customers who request termination of service in a timely fashion and in a manner consistent with state laws, to the extent applicable.

            3. Charter typically shall disconnect non-paying customer after 60 to 75 days, and shall write off or refer for collection any non-paying customers at 90 to 120 days. The implementation of this practice shall be consistent with the Undertakings reflected in the SEC's Release No. 50098 at paragraph E.

            4. Charter's CEO shall announce this policy through a company-wide publication, broadcast, or email, and shall issue quarterly written reminders to all employees regarding Charter's "zero tolerance policy" for holding or "managing disconnects" in order to deliberately inflate subscriber numbers in accordance with paragraph D of the SEC's Release No. 50098.

      B. Charter's Corporate Director, Credit and Collections shall monitor the implementation of this policy.

            1. The Corporate Director, Credit and Collections shall develop reports that monitor bad debt on a monthly basis, at a company wide and division level.

            2. These reports shall be provided to the Company's Chief Operating Officer and to the Legal Department.

      C. Charter shall institute an employee bonus program in which subscriber growth is not a factor in bonus consideration.

      D. Charter shall include a disclosure in its quarterly and annual filings with the SEC as to the number of active subscribers whose accounts are more than 60 days, 90 days, and 120 days overdue.

      E. Charter shall instruct its internal auditors to review compliance with Charter's formal disconnect procedures on a quarterly basis and report the findings to its public auditors in connection with its annual audit.

      F. In connection with its budgeting process, Charter shall institute a bottom-up budget process that eliminates industry analysts' projections as a component of setting Charter's budget goals.

II.   Corporate Compliance Program

      A. Charter will provide a copy of its Code of Conduct to all its employees, who shall be instructed to review its contents and to sign a form acknowledging their responsibilities to read and comply with the policies set forth in the Code of Conduct.

      B. All Corporate-level employees who are given new employee training or orientation shall be given ethics training, in which they shall be given a copy of the Code of Conduct.

      C. The Code of Conduct will reflect the Company's "zero tolerance policy" on holding disconnects, consistent with the policy undertakings set forth in Section I above.

      D. The Code of Conduct will require that employees report violations of the Code or other behavior that they believe might be unethical or illegal.

      E. Charter will establish a secure website and toll-free number for employees to report suspected violations of the Code of Conduct.

            1. The website and toll-free number will be accessible to any Charter employee seven days per week.

            2. The website and toll-free number will be managed by an outside company.

            3. Reports will be kept anonymous or open, depending on the reporter's preference.

            4. The Chief Compliance Officer shall have overall responsibility for the website and toll-free number.

      F.    The Corporate Compliance Committee

            1. Charter will institute a Corporate Compliance Committee to oversee the Corporate Compliance Program.

            2.    The Committee will meet on a quarterly basis.

            3. The Committee will evaluate complaints, conduct investigations with the assistance of outside counsel, and when necessary make disciplinary recommendations.

            4. The Committee will be chaired by the Chief Compliance Officer, who shall be the Company's General Counsel or another senior officer, as selected by the Chief Executive Officer.

            5. Other members of the Committee may include a Deputy Compliance Officer appointed by the Chief Compliance Officer, the head of Charter's Human Resources Department, some selected divisional vice presidents in charge of Human Resources, and the head of Corporate Audit Services.

            6. The Chief Compliance Officer will report quarterly on the activities of the Compliance Committee to the Board of Directors' Audit Committee and, as necessary, to the Disclosure Committee.

III.  Disclosure Committee

      A. Charter will institute and maintain a Disclosure Committee to better ensure that the Company's SEC filings are materially correct and in material compliance with SEC regulations.

            1. The Company's Chief Financial Officer or some other senior executive to be selected by the CEO will be the Chairman of the Disclosure Committee.

            2. The Chairman will select the other members of the Committee, who shall have access to individuals representing the operations, legal, financial, financial reporting, internal audit, and government relations functions. As needed, the Chairman may seek assistance from outside counsel.

            3. The Chairman of the Disclosure Committee shall appoint monitors who shall interview key executives with respect to their areas of responsibility with a view to its disclosure requirements, including without limitation, identification of known trends and uncertainties in the Company's business that are reasonably likely to have a material effect on its financial condition and results of operations.

      B. The Disclosure Committee will meet at least on a quarterly basis to review the Company's periodic filings with the SEC. The Disclosure Committee should also meet in connection with any registration statements filed under the Securities Act of 1933 by the Company (other than those on Form S-8 or other similar filings).

IV.   Audit Committee

      A.    Committee Membership

            1. The Audit Committee shall consist of no fewer than three members of the Board of Directors. Requirements for membership on the Audit Committee shall be as follows: (a) each member shall satisfy applicable SEC, regulatory, and statutory independence, non-affiliation, maximum stock ownership and financial literacy requirements and shall not have a relationship with the Company which would impair his or her independence; and (b) if required by NASDAQ rules, at least one member shall satisfy the financial expert requirements. When appointing the members of the Audit Committee, the Board shall make an affirmative determination as to satisfaction of these requirements.

            2. The Board shall appoint the members of the Audit Committee annually and shall designate the Chairman of the Audit Committee. The members of the Audit Committee shall serve until their successors are appointed and qualified. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the requirements for Audit Committee membership.

      B.    Administrative Matters

            1. Audit Committee members may not receive, directly or indirectly, any consulting, advisory or other compensatory fees (as proscribed by applicable SEC or NASDAQ rules) from the Company or any subsidiary thereof, other than for Board or Board committee service.

            2. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet in executive session separately with management and a representative of the Company's internal audit at least annually, and with the registered public accountants at least quarterly. The Audit Committee may request that any officer or employee of the Company or the Company's outside counsel or registered public accountants attend a meeting of the Audit Committee or meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall make regular reports to the Board.

            3. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall periodically review the Audit Committee's own performance, but in no event less frequently than required by any applicable NASDAQ rules.

            4. The Audit Committee shall have the authority, at the Company's expense, and to the extent it deems necessary or appropriate, to retain and determine funding for special legal, accounting or other consultants to advise the Audit Committee with respect to its duties and obligations and to conduct or authorize investigations into any matters within its scope of responsibilities.

            5. The Audit Committee shall prepare the audit committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

            6. The Audit Committee shall receive 4 hours of training related to corporate governance issues each year.

      C.    Committee Authority And Responsibilities

            1. The Audit Committee shall have the sole authority to appoint, retain, compensate and oversee the registered public accountants (subject, if applicable, to Board and/or shareholder ratification), and shall approve in advance all fees and terms for both the audit engagement and all non-audit engagements with registered public accountants, provided that any such non-audit services shall not be prohibited by Section 10A of the Securities Exchange Act of 1934, as amended. Pre-approvals of non-audit services may be delegated to a single member of the Audit Committee provided that any pre-approvals made by the Audit Committee's designee shall be presented at the Audit Committee's next regularly scheduled meeting. The Audit Committee shall consult with management but shall not delegate these responsibilities to management.

            2. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the registered public accounting firm (including resolution of disagreements between management and the public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and the registered public accounting firm shall report directly to the Audit Committee.

            3. In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The following functions are some of the common recurring activities of the Audit
                  Committee:

                  (a) Periodic Reports and the Disclosure Process. On a quarterly basis, review and discuss with management, internal audit and the registered public accountants: the Company's annual audited financial statements; the registered public accountants' reviews of the quarterly financial statements; disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations;" the matters required to be discussed pursuant to Statement on Auditing Standards No. 61; significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting, any changes made or proposed to such controls and procedures, and any fraud by any person involved therewith; and any reports of the registered independent accountants and disclosures concerning internal controls and procedures for financial reporting and disclosure controls and procedures and offer certifications required by SEC rules and the underlying matters related to such disclosures.

            (b) Review of Accounting Matters. Review and discuss with management and the registered public accountants, as applicable: (1) major issues regarding accounting principles, alternative accounting treatments, accounting estimates and financial statement presentations and disclosures; (2) major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (3) any material written communications between the registered public accounting firm and management;
                  (4) any problems, difficulties or differences (including adjustments) encountered in the course of the audit work and management's response.

            (c) Financial Risk Exposure. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

            (d) Internal Audit Review. With respect to the Company's internal auditing and controls, on an annual basis, the Audit Committee shall review: (1) the composition of the Company's internal audit staff; (2) the risk assessment process, scopes and procedures to determine whether they are adequate to attain the internal audit objectives, as determined by management;
                  (3) the internal audit plan developed by the Company and explanations of deviations therefrom and proposed changes thereto; (4) significant fraud or regulatory non-compliance; and (5) any difficulties encountered by internal audit in the course of their audits.

            (e) Tax Matters. Review tax compliance and issues with internal tax staff and external advisors, as needed.

            (f) Relationship With Registered Independent Accountants. Evaluate the qualifications, performance and independence of the registered public accountants. The Audit Committee shall establish procedures for the engagement of the registered public accountants to provide non-audit services.

            (g) Related Party Transactions. Review and approve all related party transactions, unless otherwise approved by the Board of Directors or a committee thereof in accordance with applicable law and NASDAQ rules.

V.    Other Provisions

      A. Charter will be required to implement and maintain these reforms for a period of three years following approval of the settlement.

      B. In the event the Company determines, in the exercise of its fiduciary duties, that maintaining any of the foregoing undertakings is having or could have a negative impact on the Company, it shall be empowered to modify or eliminate such reform, provided, however, that any modification shall be approved by a majority of the independent members of the Board of Directors or a committee thereof, which shall propose, within 30 days following the Board's determination, a good faith alternative to the reform that has been modified or eliminated, should the circumstances dictate that such maintenance is inappropriate.

CONFIDENTIAL

                               WARRANT AGREEMENT

      THIS WARRANT AGREEMENT (this "Agreement") is entered into as of _________, 2005, by and between Charter Communications, Inc., a Delaware corporation (the "Company"), and _________________, a ____________, as Warrant Agent (together with any successors and assigns, the "Warrant Agent").

                                    RECITALS

      A. WHEREAS, the Company is a defendant in a class-action lawsuit pending in the United States District Court for the Eastern District of Missouri (the "Court"), entitled In re Charter Communications, Inc. Securities Litigation, MDL Docket No. 1506 (CAS) (the "Action");

      B. WHEREAS, in connection with the Action and as part of the transactions to be consummated pursuant to the Stipulation of Settlement dated the date hereof (the "Stipulation"), the Company has agreed to issue Warrants for the purchase of ________________ (_______) shares of Class A common stock, par value $0.001 per share, of the Company (each, a "Warrant");

      C. WHEREAS, the Stipulation contemplates that the Company will enter into certain agreements, including, without limitation, this Agreement;

      D. WHEREAS, the Company desires to issue the Warrants, each of which entitles the holder thereof to purchase one share of its Class A Common Stock (each of said shares of Class A Common Stock deliverable upon exercise of the Warrants, a "Warrant Share"); and

      E. WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, division, transfer, exchange and exercise of Warrants.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, to implement the terms of the Stipulation, and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants and any security into which they may be exchanged (the "Holders"), the parties hereto covenant and agree as follows:

1.    DEFINITIONS

      In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

      1.1. "Black Scholes Warrant Value", as of any date, shall mean the value of one Warrant to purchase one Warrant Share as of that using the Black Scholes method to determine such value with the following inputs on the Bloomberg page titled CHTR EQUITY OV (Exotic Option Type 4) (or any subsequent page that hereafter replaces such page), and utilizing a term equal to the duration of the then remaining Exercise Period, a strike price equal to the then Exercise Price, and a volatility of 50. In the event that the Company's (or any successor's) common stock ceases to be traded on any national exchange or on Nasdaq National Market (or such calculation is not available via the Bloomberg page for any other reason), the Black Scholes Warrant Value shall be calculated using assumptions determined in good faith by the Company's Board of Directors.

      1.2. "Business Day" shall mean a day other than (a) a Saturday or Sunday,
(b) any day on which banking institutions located in the City of New York, New York are required or authorized by law or by local proclamation to close or (c) any day on which the New York Stock Exchange is closed.

      1.3. "Class A Common Stock" shall mean the shares of the Company's Class A common stock, par value $0.001 per share.

      1.4. "Class B Common Stock" shall mean the shares of the Company's Class B common stock, par value $0.001 per share.

      1.5. "Commercially Reasonable Best Efforts," when used with respect to any obligation to be performed or term or provision to be observed hereunder, shall mean such efforts as a prudent Person seeking the benefits of such performance or action would make, use, apply or exercise to preserve, protect or advance its rights or interests; provided that such efforts do not require the Person whose performance or observance is required hereunder to incur a material financial cost or a substantial risk of material liability unless such cost or liability
(i) is specifically contained in this Agreement or the Stipulation; (ii) would customarily be incurred in the course of performance or observance of the relevant obligation, term or provision, (iii) is caused by or results from the wrongful act or negligence of the Person whose performance or observance is required hereunder; or (iv) is not excessive or unreasonable in view of the rights or interests to be preserved, protected or advanced. Such efforts may include, without limitation, the expenditure of such funds and retention by such Person of such accountants, attorneys or other experts or advisors as may be necessary or appropriate to effect the relevant action; the undertaking of any special audit or internal investigation that may be necessary or appropriate to effect the relevant action; and the commencement, termination or settlement of any action, suit or proceeding involving the Person whose performance or observance is required hereunder to the extent necessary or appropriate to effect the relevant action.

      1.6. "Common Stock" shall mean the Class A Common Stock and/or the Class B Common Stock of the Company, as the context requires.

      1.7. "Exercise Period" shall mean the period commencing on the later of
(x) one year after the date the Warrants are issued to the initial Holders and
(y) the Effective Date and ending at 5:00 p.m., New York City time, on the 10th anniversary of the date such Warrants are issued to the initial Holders.

      1.8. "Exercise Price" shall mean the purchase price for the Warrant Shares shall be $_____ per share, as adjusted from time to time pursuant to Sections
9.1 and 9.2 hereof.

      1.9. "Market" shall mean the Nasdaq National Market, or if the Class A Common Stock is no longer authorized for quotation on such market, such national securities exchange upon which the Class A Common Stock is listed, or if the Class A Common Stock is not authorized for quotation on the Nasdaq National Market or listed on any national securities exchange, the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated or a similar organization.

      1.10. "NASD" shall mean the National Association of Securities Dealers.

      1.11. "Person" shall mean a natural person, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, limited liability partnership, government or any agency or political subdivision thereof or any other entity or organization.

      1.12. "Qualifying Prospectus" shall mean a prospectus contained in a Registration Statement that satisfies all legal requirements.

      1.13. "Registration Statement" shall mean a registration statement relating to the issuance of the Warrant Shares.

      1.14. "SEC" shall mean the United States Securities and Exchange Commission, or any successor governmental agency or authority thereto.

      1.15. "Securities Act" shall mean the Securities Act of 1933, as amended.

      1.16. "Trading Price," as of any date, shall mean the dollar weighted average trading price per share for all round lot transactions in the Class A Common Stock on the Market for the twenty (20) trading days ending two (2) days prior to that date.

      1.17. "Warrant Agent" shall mean _____________ and any successor hereunder.

2.    FORM OF WARRANT; EXECUTION; REGISTRATION

      2.1. Form of Warrant; Execution of Warrants. The certificates evidencing the Warrants (the "Warrant Certificates") shall be in a form satisfying the requirements of the Market. The Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer, Chief Operating Officer, President or one of its Vice Presidents. The signature of any such officer on the Warrant Certificates may be manual or by facsimile. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate. Each Warrant Certificate shall be dated the date it is countersigned by the Warrant Agent pursuant to Section 2.3 hereof

      2.2. Registration. The Warrant Certificates shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent initially in _____________ (or such other place in the continental United States as the Warrant Agent shall from time to time notify the Company and the Holders in writing) (the "Warrant Register") as they are issued. The Company and the Warrant Agent shall be entitled to treat the registered owner of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

      2.3. Countersignature of Warrants. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be countersigned, however, by the Warrant Agent and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer or the Secretary of the Company, countersign, issue and deliver Warrant Certificates entitling the Holders thereof to purchase not more than an aggregate of ________Warrant Shares (subject to adjustment pursuant to Section 9 hereof) and shall countersign, issue and deliver Warrant Certificates as otherwise provided in this Agreement.

3.    TRANSFER AND EXCHANGE OF WARRANTS

      Subject to the terms hereof, the Warrant Agent shall initially countersign, register in the Warrant Register and deliver Warrants hereunder in accordance with the written instructions of the Company. Subject to the terms hereof and the receipt of such documentation as the Warrant Agent may reasonably require, the Warrant Agent shall thereafter from time to time register the transfer of any outstanding Warrants upon the Warrant Register upon surrender of the Warrant Certificate or Certificates evidencing such Warrants duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another Warrant Certificate or Certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant Certificate or Certificates surrendered then entitles such Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged. Upon registration of transfer, the Company shall issue and the Warrant

Agent shall countersign and deliver by certified mail a new Warrant Certificate or Certificates to the persons entitled thereto.

      No service charge shall be made for any exchange or registration of transfer of a Warrant Certificate or of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp tax or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer pursuant to Section 5 hereof.

      By accepting the initial delivery, transfer or exchange of Warrants, each Holder shall be deemed to agree to the terms of this Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance with Section 15.3 hereof. A copy of this Agreement may be obtained by a Holder without cost upon written request to the Company at its principal office or the Warrant Agent.

4.    TERM OF WARRANTS; EXERCISE OF WARRANTS; REGISTRATION OF WARRANT SHARES

      4.1. Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised on any Business Day during the Exercise Period, to receive from the Company the number of Warrant Shares which the Holder may at the time be entitled to receive upon exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares, and the Warrant Shares issued to a Holder upon exercise of its Warrants shall be duly authorized, validly issued, fully paid, non-assessable and shall not have been issued in violation of or subject to any preemptive rights. Each Warrant not exercised prior to the expiration of the Exercise Period shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the expiration of the Exercise Period, provided, however, that if the Exercise Period ends during a suspension pursuant to Section 4.3 hereof, the Exercise Period shall be extended for an additional period of time equal to the longer of the period of such suspension during the Exercise Period and twenty (20) Business Days after the date on which the Warrant Agent sends notice to the Holders of the expiration of such suspension period. As used herein, the term "Effective Date" means the first date on which the Company's Registration Statement is declared effective by the SEC.

      4.2. Exercise of Warrants. During the Exercise Period, except as such may be suspended from time to time as set forth in Section 4.3 hereof, each Holder may, subject to the terms of this Agreement, exercise from time to time some or all of the Warrants evidenced by its Warrant Certificate(s) by (i) surrendering to the Company at the principal office of the Warrant Agent such Warrant Certificate(s) with the form of notice attached thereto duly filled in and signed, which signature shall be guaranteed by an eligible guarantor institution (a bank, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule l7Ad-15 of the Securities Exchange Act of 1934, and (ii) paying to the Warrant Agent for the account of the Company the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are exercised. Warrants shall be deemed exercised on the date such Warrant Certificate(s) are surrendered to the Warrant Agent and tender of payment of the aggregate Exercise Price is made. Payment of the aggregate Exercise Price shall be made by wire transfer of immediately available funds to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company, or by any combination thereof or by such other form or method of payment acceptable to the Warrant Agent. All payments required to be made hereunder shall be made in lawful money of the United States of America.

      Upon the exercise of any Warrants in accordance with this Agreement, the Company shall cause the Warrant Agent, on the Company's behalf, to issue and deliver with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants and shall take such other actions or cause the Warrant Agent to take such other actions at the Company's sole expense as are necessary to complete the exercise of the Warrants (including, without limitation, payment of any cash with respect to fractional interests required under Section 10 hereof). The certificate or certificates representing such Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date the Warrants are exercised hereunder. Each Warrant Share, when issued upon exercise of the Warrants, shall be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights.

      In the event that less than all of the Warrants evidenced by a Warrant Certificate are exercised, the Holder thereof shall be entitled to receive a new Warrant Certificate or Certificates as specified by such Holder evidencing the remaining Warrant or Warrants, and the Warrant Agent is hereby irrevocably authorized by the Company to countersign, issue and deliver the required new Warrant Certificate or Certificates evidencing such remaining Warrant or Warrants pursuant to the provisions of this Section 4.2 and of Section 3 hereof. The Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

      Upon delivery of the Warrant Shares issuable upon exercise of a Warrant in accordance herewith and of any required new Warrant Certificates, the Company shall direct the Warrant Agent by written order to cancel the Warrant Certificates surrendered upon exercise. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner permitted by applicable laws and satisfactory to the Company in accordance with its written instructions to the Warrant Agent. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all amounts received by the Warrant Agent upon exercise of such Warrants.

      The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall at its sole expense supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

      4.3.  Registration of Warrant Shares; Suspension of Exercise Period.

            4.3.1. The Company shall use its Commercially Reasonable Best Efforts to file, and to keep effective at all times during the Exercise Period, a Registration Statement under the Securities Act, and will make such number of Qualifying Prospectuses available to Holders as they shall reasonably request; provided, however, that no shares of Class A Common Stock shall be issued, and the right to exercise all Warrants shall be suspended, for all periods during which there is not an effective a Registration Statement and/or there is not a Qualifying Prospectus available to Holders. The Company shall promptly notify the Warrant Agent of any such suspension, and the Warrant Agent shall have no duty, responsibility or liability in respect of any shares of Class A Common Stock issued or delivered prior to its receipt of such notice. The Company shall promptly notify the Warrant Agent of the termination of any such suspension and the Company shall cause the Warrant Agent to notify the Holders of the termination of such suspension within twenty (20) business days following notice to the Warrant Agent by the Company. The Company represents and warrants that
(a) the issuance of the Warrants is exempt from registration pursuant to Section 3(a)(10) of the Securities Act and (b) the Warrants are therefore transferable without registration under the Securities Act or state "Blue Sky" laws.

            4.3.2. Notwithstanding the foregoing, the Company shall have the right, exercisable by giving written notice of the exercise of such right to the Warrant Agent, at any time and from time to time, to suspend the Exercise Period or delay filing for a period not in excess of 120 days beginning on the date on which such notice is given, or such shorter period of time as may be specified in such notice or in a subsequent notice delivered by the Company to such effect, if (i) the Company is, in its good faith judgment, in possession of material nonpublic information concerning the Company, its subsidiaries, or its or their current or prospective business, financial condition, results of operations or prospects ("Material Information"), (ii) such Material Information would, in the judgment of the Company's board of directors (after consultation with counsel), need to be disclosed so as to permit the Warrant Shares to be sold in compliance with law, and (iii) disclosure of such Material Information would, in the good faith judgment of the Company (after consultation with counsel), be adverse to its interests.

5.    PAYMENT OF TAXES

      The Company will pay all documentary stamp and other like taxes, if any, attributable to the initial issuance and delivery of the Warrants and the initial issuance and delivery of the Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of the Warrants or involved in the issuance or delivery of any Warrant Shares in a name other than that of the Holder of the Warrants being exercised, and the Warrant Agent shall not register any such transfer or issue or deliver any Warrant Certificate(s) or Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company that such tax, if any, has been paid.

6.    MUTILATED OR MISSING WARRANT CERTIFICATES

      In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, and at the direction of the Company by written order the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested by the Company or the Warrant Agent, also reasonably satisfactory to them. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable procedures as the Company or the Warrant Agent may reasonably require.

7.    RESERVATION OF WARRANT SHARES

      There have been reserved, and the Company shall at all times keep reserved, out of its authorized Class A Common Stock, free of all preemptive rights, a number of shares of Class A Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Class A Common Stock and every subsequent or other transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants (each, a "Transfer Agent") will be and are hereby irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with each Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Company or a Transfer Agent, as the case may be, the certificate for Warrant Shares required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply its Transfer Agent with duly executed stock certificates for such purposes and will itself provide or otherwise make available any cash which may be payable as provided in Section 10 hereof. The Company will furnish to its Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 9.3 hereof. The Company will give the Warrant Agent prompt notice of any change in any Transfer Agent or any change of address of any Transfer Agent.

      Before taking any action which would cause an adjustment pursuant to
Section 9 reducing the Exercise Price, the Company will take any and all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares at the Exercise Price as so adjusted.

8.    STOCK EXCHANGE LISTINGS

      The Company shall use its Commercially Reasonable Efforts (including requests for waivers) to have the Warrants listed for quotation on the Market, and shall use its Commercially Reasonable Efforts to maintain such listing or inclusion. In the event the Warrants do not qualify for such listing or inclusion, the Company will use its Commercially Reasonable Efforts (including, requests for waivers) to effect such inclusion or listing whenever the Warrants qualify therefor. Any such listing and inclusion shall be at the

Company's sole expense. In connection with any such listing or inclusion, the Company shall cause a CUSIP number to be provided for the Warrants.

9. ADJUSTMENT OF EXERCISE PRICE: NUMBER OF WARRANT SHARES AND SHARES OF CAPITAL STOCK INTO WHICH WARRANTS ARE EXERCISABLE

      The number and kind of securities purchasable upon the exercise of each Warrant, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.

      9.1. Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

            (a) Adjustment for Change in Capital Stock. Subject to paragraph (b) below, in case the Company shall (i) pay a dividend on its outstanding shares of Common Stock in shares of Common Stock or make a distribution of shares of Common Stock on its outstanding shares of Common Stock, (ii) make a distribution on its outstanding shares of Common Stock in shares of its capital stock other than Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue, by reclassification of its shares of Common Stock, other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), then the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which such Holder would have owned or have been entitled to receive upon the happening of any of the events described above had such Warrant been exercised in full immediately prior to the happening of such event or any record date with respect thereto. If a Holder is entitled to receive shares of two or more classes of capital stock of the Company pursuant to the foregoing upon exercise of Warrants, the allocation of the adjusted Exercise Price between such classes of capital stock shall be determined reasonably and in good faith by the Board of Directors of the Company. After such allocation, the exercise privilege and the Exercise Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms substantially identical to those applicable to Common Stock in this Section 9. An adjustment made pursuant to this paragraph
(a) shall become effective immediately after the record date for such event or, if none, immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

            (b) Minimum Adjustment. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a Warrant Share and the nearest cent.

            (c) Adjustment in Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of each Warrant immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

            (d) Shares of Common Stock. For all purposes of this Agreement, the term "shares of Common Stock" shall mean (i) the Class A Common Stock and Class B Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 9.1, the Holders shall become entitled to purchase any securities of the Company other than shares of Class A Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms substantially identical to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (d) above, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to any such other securities.

      9.2. Voluntary Adjustment by the Company. The Company may, at its option and at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

      9.3. Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of Warrant Shares is adjusted as herein provided, the Company shall cause the Warrant Agent promptly to mail to each Holder, at the sole expense of the Company by first class mail, postage prepaid, notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of an officer of the Company setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth in reasonable detail the computations by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder requesting an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Warrant Shares or other stock or property purchasable on exercise of Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

      9.4. Merger or Consolidation. In case of any consolidation of the Company with or merger of the Company into another entity or any sale of all or substantially all assets of the Company (collectively, a "Reorganization"), the Company or such successor entity shall on or before the date of consummation of the Reorganization (the "Closing Date"), at its option, either:

            (i) deliver to the Warrant Agent a notice of redemption (the "Redemption Notice"), which shall be binding on the Company and on all Holders, stating the Company's intent to redeem all Warrants at a price per Warrant equal to the Black Scholes Warrant Value for each such Warrant measured as of the date immediately prior to the Closing Date; or

            (ii) execute and deliver to the Warrant Agent an agreement, which shall be binding on the Holders, that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action (after giving effect to any applicable adjustments under Section 9.1 hereof) to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which such Holder would have owned or have been entitled to receive after the happening of such consolidation or merger had such Warrant been exercised immediately prior to such action. The Company shall at its sole expense mail by first class mail, postage prepaid, to each Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be substantially identical to the adjustments provided for in this Section 9.

In the event the Company delivers a Redemption Notice, any right to exercise a Warrant shall terminate at 5:00 PM on the Closing Date. On and after the Closing Date, the Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price, without interest.

      In addition, the Company shall not merge or consolidate with or into any other entity, unless the successor entity (if not the Company) shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Agent in its sole judgment and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. The provisions of this Section 9.4 shall similarly apply to successive consolidations or mergers.

      9.5. Statement on Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same Exercise Price and number and kind of Warrant Shares as are stated in the Warrants initially issuable pursuant to this Agreement.

      9.6. No Impairment. The Company shall not, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms and provisions of this Agreement, amend its Certificate of Incorporation or engage in any reclassification, reorganization, consolidation, merger, dissolution, liquidation, issue, sale or exchange of securities or any other voluntary action, but will at all times in good faith assist in the implementation of all such terms and provisions and in the taking of all such actions as may be necessary or appropriate in order to enable the Holders to realize the benefits of this Agreement and the Warrant Certificate.

10.   FRACTIONAL INTERESTS

      Neither the Company nor the Warrant Agent shall be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrant, the Company shall pay an amount in cash equal to the Trading Price for one share of Class A Common Stock on the date the Warrant Certificate is presented for exercise, multiplied by such fraction.

11.   NO RIGHTS AS STOCKHOLDERS, NOTICES TO HOLDERS

      Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

In case

            (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

            (b) the Company shall authorize the distribution to all holders of shares of Common Stock of securities or assets (other than cash dividends); or

            (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of a substantial portion of the assets of the Company for which approval of any stockholders of the Company is required, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Holder at its address appearing on the Warrant Register, at least twenty (20) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the Holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined, (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, as well as the date as of which it is expected that Holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. The failure to give the notice required by this
Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action, or the vote upon any of the foregoing.

12.   MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT

      Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporation trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 14 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

      In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

13.   APPOINTMENT OF WARRANT AGENT

      The Company hereby appoints the Warrant Agent to act as agent for the Company hereunder and in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.

      The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of the Warrant Certificates, shall be bound:

      13.1. Correctness of Statements. The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or Warrants except as herein otherwise provided.

      13.2. Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

      13.3. Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and shall not be responsible for the misconduct or negligence of any attorney or agent (which shall not include an employee of the Warrant Agent) appointed with due care.

      13.4. Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

      13.5. Proof of Action Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      13.6. Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement (including but not limited to legal fees and expenses), and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent or any of its agents in the performance of its duties under this Agreement, except as a result of the Warrant Agent's gross negligence or willful misconduct as determined in a final judgment of a court of competent jurisdiction and authority. The Company's obligations under this
Section 13.6 and any claim arising hereunder shall survive the resignation or removal of the Warrant Agent and the termination or discharge of the Company's obligations under this Agreement.

      13.7. Legal Proceeding. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred or any liabilities which may arise, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action of any Holder under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

      13.8. Other Transactions in Securities of the Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or any other securities of the Company or acquire a pecuniary interest in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

      13.9. Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

      13.10. Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

      13.11. Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereto) or any Warrant; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other securities) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other securities) will, when issued, be validly issued, fully paid and non-assessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or any assets or other property issuable upon exercise of any Warrant.

      13.12. Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers, provided such instructions are not in contravention of this Agreement.

14.   CHANGE OF WARRANT AGENT

      The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company thirty (30) days' notice in writing. The Company may remove the Warrant Agent if: (1) the Warrant Agent fails to comply with the terms of this Agreement; (2) the Warrant Agent is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Warrant Agent under any bankruptcy law; (3) a custodian or public officer takes charge of the Warrant Agent or its property; or (4) the Warrant Agent becomes incapable of acting. The Warrant Agent may be removed by like notice to the Warrant Agent and the Holders from the Company, such notice to specify the date when removal shall become effective. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant Certificate or Certificates for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or such a court, shall be a bank or trust Company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $100,000,000. After appointment and acceptance of such appointment in writing, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 14, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be. In the event of such resignation or removal, the successor Warrant Agent shall mail, by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor Warrant Agent.

15.   MISCELLANEOUS

      15.1. Notices. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed first class, postage prepaid, (a) to the Company, at its offices at 12405Powerscourt Drive, St. Louis, MO 63131, Attention: Curtis S. Shaw, General Counsel, No.: (314) ___-____. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

      Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses in the Warrant Register. The initial address of each Holder shall be as provided by the Company to the Warrant Agent. Any Holder may change its address by notice to the Company and the Warrant Agent given in accordance with this Section 15.1.

      15.2. Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part.

      15.3. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement, the Warrants and the Warrant Certificates without approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to comply with the requirements of any national securities exchange or the Market (including but not limited to the deletion of Section 9.2), or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and this Agreement. Any other supplement or amendment to this Agreement may be made with the approval of the holders of a majority of the then outstanding Warrants; provided, however, that any such amendment or supplement that (i) increases the Exercise Price; (ii) decreases the number of shares of Class A Common Stock issuable upon exercise of a Warrant; or (iii) shortens the period during which the Warrants may be exercised shall require the consent of each Holder of a Warrant affected thereby.

      15.4. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of the Company or the Warrant Agent and their respective successors hereunder.

      15.5. Applicable Law. This Agreement, the Warrants, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of Delaware (excluding the choice of law rules thereof).

      15.6. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective assigns and the Holders.

      15.7. Execution in Counterparts. This Agreement may be executed in multiple counterparts, which, when taken together, shall constitute one and the same instrument.

      15.8. Captions. The captions of the sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                                   SIGNATURES

      IN WITNESS WHEREOF, each of the undersigned have duly caused this Agreement to be executed on its behalf as of the day and year first above written.

Charter Communications, Inc.

__________________________________
Name: ____________________________
Title: ___________________________

[WARRANT AGENT]

__________________________________
Name: ____________________________
Title: ___________________________

                                                             CUSIP No. _________

      THIS WARRANT IS GOVERNED BY AND SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE WARRANT AGREEMENT (AS DEFINED HEREIN). A COPY OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON REQUEST FROM CHARTER COMMUNICATIONS, INC. OR THE WARRANT AGENT (AS DEFINED HEREIN).

Warrant to Purchase Class A Common Stock of Charter Communications, Inc. Void after __________ __, 2014 [10 YEARS FROM DATE OF ISSUE]

      This Warrant (the "Warrant") is issued to _________________________, or his, her or its registered assigns (the "holder") by Charter Communications, Inc., a Delaware corporation (the "Company"), on ___________________, 2004 (the "Warrant Issue Date"). This Warrant is issued pursuant to that certain Warrant Agreement dated as of _______, 2004 (the "Warrant Agreement"), between the Company and ______________, as Warrant Agent (together with any successors and assigns, the "Warrant Agent") and in furtherance of that certain Stipulation of Settlement in settlement of a class-action lawsuit (the "Action") pending in the United States District Court for the ______, entitled ________________ (the "Stipulation").

      All capitalized terms not defined herein shall have the meanings ascribed to them in the Warrant Agreement.

      1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the holder is entitled, upon surrender of this Warrant to the Warrant Agent (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to _____________________________ (____________) fully paid and non-assessable shares of the Company's Class A common stock, par value $0.001 per share, as constituted on the Warrant Issue Date (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this Section 1 (the "Warrant Shares") shall be subject to adjustment pursuant to Section 9 of the Warrant Agreement.

      2. Exercise Price. The purchase price for the Warrant Shares shall be $_____ per share, as adjusted from time to time pursuant to Sections 9.1(c) and
9.2 of the Warrant Agreement (the "Exercise Price"). All payments required to be made hereunder shall be made in lawful money of the United States of America.

      3. Exercise Period. This Warrant shall be exercisable, in whole or in part, on any Business Day, from and after the later of ___________ __, 2005 and the Effective Date and until 5:00 p.m., New York City time, on ________ [tenth anniversary of issue date] (the "Exercise Period").

      4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by: (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Warrant Agent at its principal offices; and (b) the payment to the Warrant Agent for the account of the Company in the manner provided for and in an amount equal to the aggregate Exercise Price as set forth in Section 2 herein for the number of Warrant Shares being purchased.

      5. Certificates for Warrant Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the Notice of Election. In case the holder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the holder of this Warrant.

      6. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

      7. No Shareholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 7 shall limit the right of the holder to be provided the notices required under the Warrant Agreement.

      8. Transfers of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights (but only with all related obligations) hereunder are transferable in whole or in part by the holder. The transfer shall be recorded on the books of the Company upon (i) the surrender of this Warrant, properly endorsed, or as otherwise provided for in Section 3 of the Warrant Agreement to the Warrant Agent at its principal offices, and (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

      9. Successors and Assigns. The terms and provisions of this Warrant and the Warrant Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

      10. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Warrant Shares purchased under this Warrant at the time outstanding (including securities into which such Warrant Shares have been converted), each future holder of all such Warrant Shares, and the Company.

      11. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one (1) business day after being sent, when sent by professional overnight courier service, or (iv) five (5) days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing). Notices to the holder shall be sent to the address of the holder on the books of the Company (or at such other place as the holder shall notify the Company hereof in writing). Notices to the Warrant Agent shall be sent to: _______________________________ or such other address as the Warrant Agent shall indicate in a notice to the Company and the holder.

      12. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

      13. Governing Law. This Warrant shall be governed by the laws of Delaware (excluding the choice of law rules thereof).

      14. Warrant Agreement. This Warrant is governed by and subject to the terms and conditions contained in the Warrant Agreement. In the event of a conflict between the provisions of the Warrant Agreement and this Warrant, the provisions of the Warrant Agreement shall govern. A copy of the Warrant Agreement may be obtained at no cost upon request from the Company at its principal office or from the Warrant Agent.

      IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Warrant to be executed by officers thereunto duly authorized.

Charter Communications, Inc.

_________________________________
Name: ____________________________
Title: ___________________________

[WARRANT AGENT]

 _________________________________
Name: ____________________________
Title: ___________________________

                          CHARTER COMMUNICATIONS, INC.

                           WARRANT NOTICE OF EXERCISE

To:   [WARRANT AGENT][ADDRESS]

      (a) The undersigned hereby elects to purchase ___________________ shares of Class A Common Stock of Charter Communications, Inc. (the "Company"), pursuant to the terms of the attached Warrant and the Warrant Agreement referenced therein. To the extent the undersigned is not exercising this Warrant in full, please reissue and return to the undersigned a new warrant to purchase the remaining number of shares of Class A Common Stock.

      (b) Payment of the Exercise Price per share required under such Warrant accompanies this notice in the form of cash in the amount of __________________ by means of [check as applicable]:

      _____ wire transfer of immediately available funds to the Warrant Agent for the account of the Company, or

      _____ certified or official bank check or checks to the order of the Company.

_______________________________________________
By:_____________________________________________
       [NAME]

Taxpayer I.D. No. or Soc. Sec. No: _______________________
Address: _________________________________________________
__________________________________________________________
Date:__________________

Name in which shares should be registered: ___________________________ Taxpayer I.D. No. or Soc. Sec. No.____________________________________
Address: ____________________________________________________________
______________________________________________________________________

      Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule l7Ad-15 of the Securities Exchange Act of 1934.

Signature Guaranteed by: __________________________________________________
_______________________________________________

                          CHARTER COMMUNICATIONS, INC.

                                WARRANT TRANSFER

To:   [WARRANT AGENT][ADDRESS]

      For value received, the undersigned hereby sells, assigns and transfers unto __________________________________________________________ the right to purchase __________________________ (________) shares of Series A Common Stock, par value $0.00l per share, of Charter Communications, Inc. (the "Corporation") pursuant to the attached Warrant and does hereby irrevocably constitute and appoint ___________ attorney to transfer the Warrant, or such portion as is transferred hereby, on the books of the Corporation with full power of substitution in the premises. The undersigned requests said attorney to issue to the transferee a Warrant certificate evidencing such transfer and to issue to the undersigned a new Warrant evidencing the right to purchase Series A Common Stock for the balance not so transferred, if any.

Signature: _________________________________________
By:_________________________________________
      [NAME]

Taxpayer I.D. No. or Soc. Sec. No: _________________
Address: _________________________________________
__________________________________________________

Date:__________________

Name in which new Warrant(s) should be registered:

Right to Purchase No. of Shares of Series A Common Stock: __________________
Name: _________________________________________________
Taxpayer I.D. No. or Soc. Sec. No: _________________________
Address: ________________________________________________
______________________________________________
______________________________________________

      The balance of the attached Warrant not so transferred shall be returned to the transferor in the form of a new Warrant reflecting such reduced amount.

      Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule l7Ad-15 of the Securities Exchange Act of 1934.

      Signature Guaranteed by: ______________________________________________
______________________________________________

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

IN RE CHARTER COMMUNICATIONS, INC.                 MDL DOCKET NO. 1506 (CAS)
SECURITIES LITIGATION                              ALL CASES

STONERIDGE INVESTMENT PARTNERS                     Consolidated Case
LLC, Individually and On Behalf of All Others      No. 4:02-CV-1186 CAS
Similarly Situated,

            Plaintiff,

      v.

CHARTER COMMUNICATIONS, INC., PAUL
ALLEN, JERALD L. KENT, CARL E. VOGEL,
KENT KALKWARF, DAVID G. BARFORD, PAUL E.
MARTIN, DAVID L. McCALL, BILL SHREFFLER,
CHRIS FENGER, JAMES H. SMITH, III,
SCIENTIFIC-ATLANTA, INC., MOTOROLA, INC.
and ARTHUR ANDERSEN, LLP,

            Defendants.

            [PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND
                    APPROVING THE FORM AND MANNER OF NOTICE

                                   EXHIBIT E

      The Court has received the Stipulations of Settlement, dated as of January 24, 2005 that have been entered into by the Class Action Plaintiff, on the one hand, and Charter Communications, Inc., Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, James H. Smith III, on the other hand, and by the Class Action Plaintiff and Arthur Andersen LLP (collectively, the "Stipulations"). The Court has reviewed the Stipulations and its attached exhibits, and, good cause appearing,

      IT IS HEREBY ORDERED as follows:

      1. The Court, for purposes of this preliminary order (the "Notice Order"), adopts all defined terms as set forth in the Stipulations (unless such terms are otherwise defined herein).

      2. The Court hereby certifies, for purposes of effectuating this Settlement, a Settlement Class of all Persons (except Class Action Defendants and their corporate affiliates; any officers or directors or Charter; or members of their immediate families, and their heirs, successors and assigns; and any entities controlled directly or indirectly by Paul G. Allen) who purchased or otherwise acquired the common stock of Charter during the period of November 8, 1999 through and including August 16, 2002.

      3. The Court hereby appoints the Class Action Plaintiff, StoneRidge Investment Partners LLC, as the representative of the Settlement Class.

      4. With respect to the Settlement Class, this Court finds and concludes that: (a) the members of the Settlement Class are so numerous that joinder of all Settlement Class members in the litigation is impracticable; (b) there are questions of law and fact common to the Settlement Class which predominate over any individual questions; (c) the claims of the Class Action Plaintiff are typical of the claims of the Settlement Class;
                  (d) the Class Action Plaintiff and Class Action Plaintiff's Counsel have fairly and adequately represented and protected the interests of all of the Settlement Class Members; and (e) a class action is superior to the controversy, considering:
                  (i) the interests of the Members of the Settlement Class in individually controlling the prosecution of the separate actions; (ii) the extent and nature of any litigation concerning the controversy already commenced by members of the Settlement Class; (iii) the desirability or undesirability of continuing the litigation of these claims in this particular forum; and (iv) the difficulties likely to be encountered in the management of the Class Action.

      5. The Court preliminarily approves: (1) the settlement of the Class Action as set forth in the Stipulations and (2) the proposed Plan of Allocation described in the Notice of Pendency and Proposed Settlement of Class Action (the "Notice"), subject to the right of any Settlement Class Member to challenge the fairness, reasonableness, and adequacy of the Stipulations, the proposed Plan of Allocation and to show cause, if any exists, why a final judgment dismissing the Class Action based on the Stipulations should not be ordered herein after due and adequate notice to the Settlement Class has been given in conformity with this Order.

      6.          The Court approves as to form and content, and for
                 distribution to Settlement Class Members or for publication (as ordered below):(a) the Notice, substantially in the form of Exhibit A hereto, (b) the Summary Notice of Proposed Settlement of Class Action ("Summary Notice"), substantially in the form of Exhibit B hereto, and (c) the Proof of Claim and Release ("Proof of Claim"), substantially in the form of Exhibit C hereto.

      7. Pending resolution of these settlement proceedings, Class Action Plaintiff and all other potential Settlement Class Members, whether or not such persons have appeared in the Class Action, are hereby enjoined from instituting or prosecuting any claims, whether directly, representatively, or in any other capacity, against the Settling Class Action Defendants or the Released Class Action Parties which have been or could have been asserted in the Class Action, or that arise out of all or any part of the subject matter of this litigation.

      8. Class Action Plaintiff's Counsel is authorized to act on behalf of the Settlement Class with respect to all acts required by, or which may be done pursuant to, the Stipulations or such other acts which are reasonably necessary to consummate the proposed Settlement set forth in the Stipulations.

      9. Class Action Plaintiff's Counsel is hereby authorized to retain the firm of Berdon Claims Administration, LLC as Claims Administrator to supervise and administer the notice and claims procedures. The Claims Administrator, subject to such supervision of the Court as may be necessary or as circumstances may require, shall provide notice to the Settlement Class and administer the processing of Proof of Claim and Release forms. The Claims Administrator is authorized, inter alia, to mail and distribute the Notice to Settlement Class Members; arrange for publication of the Summary Notice; reimburse nominal holders for reasonable expenses in locating Settlement Class Members and distributing the Notice; receive, evaluate and calculate Proofs of Claim and supporting documents; communicate with Settlement Class Members regarding their claims; and perform such additional functions as are provided for in the Stipulations. The Claims Administrator shall be compensated as provided for in the Stipulations.

      10. Charter shall use its best efforts to arrange for production of its common stock transfer records for the period November 8, 1999 through September 30, 2002 to the Claims Administrator.

      11. No later than _________, 2005 (the "Notice Date"), the Claims Administrator will send the Notice and the Proof of Claim by first class mail to all Settlement Class Members who appear on the foregoing transfer records of Charter. At the same time, the Claims Administrator will post key documents relating to this litigation on its website, including the Consolidated Amended Complaint; the Second Consolidated Amended Complaint; the Indictment; the July 27, 2004 Order by the Securities Exchange Commission, and the Stipulations of Settlement.

      12. Pursuant to the Notice, each nominee shall either: (1) send the Notice and Proof of Claim to Settlement Class Members for which they act as nominee by first class mail within ten (10) days after the nominee receives the Notice; or (2) send a list of the names and addresses of such beneficial owners to the Claims Administrator within ten (10) days after the nominee receives the Notice and, in the event of the latter, the Claims Administrator shall send by first class mail the Notice and Proof of Claim to all Settlement Class Members who are on the list received from the nominee. The Claims Administrator shall, if requested, reimburse banks, brokerage houses or other nominees out of the Settlement Fund solely for their reasonable out-of-pocket expenses incurred in providing notice to beneficial owners who are Settlement Class Members, which expenses would not have been incurred except for the sending of such notice, subject to further order of this Court with respect to any dispute concerning such compensation. Class Action Plaintiff's Counsel shall file with the Court and serve upon Settling Class Action Defendants' counsel no later than seven (7) days prior to the Settlement Hearing an affidavit or declaration describing the efforts taken to comply with this order and stating that the mailings have been completed in accordance with the terms of this order.

      13. Within ten (10) business days of the Notice Date, Class Action Plaintiff's Counsel shall publish a Summary Notice substantially in the form of Exhibit B hereto once in The Wall Street Journal, and shall distribute said Summary Notice twice through an Internet wire service. Class Action Plaintiff's Counsel shall file with the Court and serve upon Settling Class Action Defendants' counsel no later than seven (7) days prior to the Settlement Hearing an affidavit or declaration stating that the Summary Notice has been published in accordance with the terms of this order.

      14. The Court finds that dissemination of the Notice and Proof of Claim in the manner required by 11 - 12 herein, and publication of the Summary Notice in the manner required by 13 herein (a) constitute the best notice practicable under the circumstances to Settlement Class Members, (b) meet the requirements of Rule 23 of the Federal Rules of Civil Procedure, the due process clause of the United States Constitution, and all other applicable laws, and(c) constitute due and sufficient notice to all Persons entitled thereto.

      15. Any Settlement Class Member may, upon request, be excluded from the Settlement. Any such Person must submit to the Claims Administrator a request for exclusion ("Request for Exclusion"), postmarked no later than _____________, 2005. A Request for Exclusion must state: (1) the name, address, and telephone number of the Person requesting exclusion; (2) the Person's purchases and sales of Charter common stock made during the Settlement Class Period, including the dates, the number of shares of common stock, and price paid or received per share for each such purchase or sale, and provide documentation thereof; and (3) that the Person wishes to be excluded from the Settlement Class. All Persons who submit valid and timely Requests for Exclusion in the manner set forth in this paragraph shall have no rights under the Stipulations, shall not share in the distribution of the Settlement Fund, and shall not be bound by the Stipulations or the Judgment.

      16. Any Settlement Class Member who has not requested to be excluded from the Settlement Class may object to the Settlement of the Class Action, the proposed Plan of Allocation, the application by Class Action Plaintiff's Counsel for attorneys' fees, costs, and expenses, or the application for a Compensatory Award to Class Action Plaintiff (for time and expenses relating to representation of the Class, pursuant to Section. 27(2)(B)(4) of the Private Securities Litigation Reform Act of 1995), and shall have a right to appear and be heard at the Settlement Hearing. Any Settlement Class Member may enter an appearance through counsel of such member's own choosing and at such member's own expense or may appear on their own. However, no Settlement Class Member shall be heard at the Settlement Hearing unless, on or before _____________________, 2005, such Person has filed with the Court a written notice of objection, and the grounds for objecting to any of the foregoing matters along with documentation evidencing membership in the Settlement Class, including the number of shares of Charter common stock purchased and sold during the Settlement Class Period, and delivered a copy to the following counsel: Pomerantz Haudek Block Grossman & Gross LLP, Stanley Grossman, Esq., Marc Gross, Esq., 100 Park Avenue, New York, NY 10017-5516; Irell & Manella LLP, David Siegel, Esq., David Schwarz, Esq., Craig Varnen, Esq., 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067; Thompson Coburn LLP, Roman P. Wuller, Esq., Stephen B. Higgins, Esq., One US Bank Plaza, St. Louis, MO 63101; and Mayer, Brown, Rowe & Maw LLP, Jonathan C. Medow, Esq., John J. Tharp, Jr., Esq. 190 South LaSalle Street, Chicago, IL 60603-3441. Only Settlement Class Members who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

      17. The Court authorizes payment out of the Settlement Fund of the expenses described in 3.5 of the Stipulation of Settlement with Charter.

      18. A Settlement Hearing will be held on ______________, 2005, at _____ _.m. before this Court to determine whether the proposed settlement of the Class Action as set forth in the Stipulations, should be approved as fair, just, reasonable and adequate as to the Members of the Settlement Class; whether the Judgment approving the Settlement should be entered; whether Class Action Plaintiff's Counsel's proposed Plan of Allocation of the Settlement Fund should be approved; whether the application of Class Action Plaintiff's Counsel for an award of attorneys' fees, costs, and expenses should be approved; and whether the request for grant of a Compensatory Award to Class Action Plaintiff should be approved.

      19. The Court may adjourn or continue the Settlement Hearing without further notice to Settlement Class Members.

      20. The passage of title and ownership of the Settlement Fund to the Escrow Agents in accordance with the terms of the Stipulations is approved. No Person that is not a Settlement Class Member or Class Action Plaintiff's Counsel shall have any right to any portion of, or any distribution from, the Settlement Fund unless otherwise ordered by the Court or otherwise provided in the Stipulations.

      21. All funds held by the Escrow Agents shall be deemed and considered to be in custodia legis of the Court in accordance with the Stipulations, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulations, the Plan of Allocation and/or further order(s) of the Court, consistent with the terms of the Stipulations.

      22. No later than _____________, 2005 any Settlement Class Member who wishes to participate in the Settlement Fund must submit a valid Proof of Claim form to the Claims Administrator. Proof of Claim forms shall be deemed to have been submitted when postmarked, if mailed by first class, or by registered or certified mail, postage prepaid, addressed in accordance with the instructions given in the Proof of Claim and Release. All other Proof of Claim and Release forms shall be deemed to have been submitted at the time they are actually received by the Claims Administrator. To be valid, a Proof of Claim must: (1) be completed in a manner that permits the Claims Administrator to determine the eligibility of the claim as set forth in the Proof of Claim; (2) include the release by the Claimant of all Released Class Action Parties as set forth in the Stipulations; and (3) be signed with an affirmation that the information is true and correct. All Settlement Class Members who do not submit valid and timely Proof of Claim forms shall be forever barred from receiving any payments from the Settlement Fund, but will in all other respects be subject to and bound by the provisions of the Stipulations and the Judgment, if entered.

      23. If prior to the Settlement Hearing, Persons who otherwise would be Members of the Settlement Class have filed with the Court valid and timely Requests for Exclusion from the Settlement Class in accordance with the provisions of this Notice Order and the Notice given pursuant thereto, and such Persons have in the aggregate Potential Claims that equal or exceed the sum specified in separate Supplemental Agreements between the Parties (collectively, the "Supplemental Agreements," which have not been filed with the Court), Charter and Andersen shall have the option to terminate their respective Stipulation in accordance with the procedures set forth in the Supplemental Agreements. Provided, however, that the termination of one Stipulation shall not cause the termination of the other Stipulation. The existence of the Supplemental Agreements and Charter's and Andersen's rights to terminate the Settlement pursuant thereto shall be referenced in the Notice without disclosure of its terms. Pursuant to the Private Securities Litigation Reform Act of 1995, Section. 27(a)(2)(B)(5), this Court finds that good cause has been shown for not filing the Supplemental Agreements, which shall be filed under seal only if a dispute among the Settling Class Action Parties arises concerning its interpretation or application.

      24. Neither Settling Class Action Defendants nor their counsel shall have any responsibility for, or any liability with respect to the Plan of Allocation or the allocation, management, disposition, computation, or distribution from the Settlement Fund, and the Plan of Allocation will be considered separately from the fairness, reasonableness and adequacy of the Settlement.

      25. No later than ____________, 2005, all briefs supporting the Settlement, the Plan of Allocation, the request for attorneys' fees and costs, and/or the request for a Compensatory Award to Class Action Plaintiff, shall be served and filed. No later than _____________, 2005, all papers in response to objections to any of the foregoing shall be served and filed.

      26. In the event that the Plan of Allocation is not approved by the Court, Class Action Plaintiff may propose an amended Plan of Allocation without further notice of the amended Plan, unless a Settlement Class Member requests in writing such notice, which request shall be sent to the Claims Administrator no later than _____________, 2005.

      27. Neither the Stipulations nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulations or the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Released Class Action Parties; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Class Action Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal.

      28. All proceedings in the Class Action as to the Settling Class Action Defendants are stayed until further order of the Court, except as may be necessary to implement the settlement or comply with the terms of the Stipulations.

      29. The Court may, for good cause, extend any of the deadlines set forth in this order without further notice to Settlement Class Members.

      IT IS SO ORDERED.

DATED: ________________                          ___________________________

                                                 THE HONORABLE CHARLES A. SHAW
                                                 UNITED STATES DISTRICT JUDGE

Submitted by:

POMERANTZ HAUDEK BLOCK GROSS AND GROSSMAN LLP
Stanley M. Grossman, Esq.
Marc I. Gross, Esq.
100 Park Avenue, 26th Floor
New York, NY 10017

POMERANTZ HAUDEK BLOCK GROSS AND GROSSMAN LLP
Patrick V. Dahlstrom, Esq.
Leigh Handelman, Esq.
One North LaSalle Street, Suite 2225
Chicago, IL 60602-3908

Attorneys for Class Action Plaintiff StoneRidge Investment Partners LLC, Individually and On Behalf of All Others Similarly Situated

LAW OFFICES OF WOLFF AND D'AGROSA
Donald L. Wolff, Esq.
Paul J. D'Agrosa, Esq.
8019 Forsyth Street
Clayton, MO 63105

Liaison Counsel for the Settlement Class

IRELL & MANELLA LLP
David Siegel, Esq.
David Schwarz, Esq.
Craig Varnen, Esq.
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067-4276

THOMPSON COBURN LLP
Roman P. Wuller, Esq.
Stephen B. Higgins, Esq.
One US Bank Plaza
St. Louis, MO 63101

Attorneys for Defendant Charter
Communications, Inc.

BRYAN CAVE, LLP
Edward L. Dowd, Jr., Esq.
James F. Bennett, Esq.
One Metropolitan Square
211 North Broadway
St. Louis, MO 63102

Attorneys for Defendant Carl E. Vogel

DORSEY & WHITNEY, LLP
Peter S. Ehrlichman, Esq.
1420 Fifth Avenue
Suite 3400
Seattle, Washington 98101

FOSTER PEPPER & SHEFELMAN PLLC
Timothy J. Filer, Esq.
1111 Third Avenue
Suite 3400
Seattle, Washington 98101

Attorneys for Defendant Paul G. Allen

PAUL, HASTINGS, JANOFSKY & WALKER LLP
Grace A. Carter, Esq.
John A. Reding, Esq.
55 Second Street
24th Floor
San Francisco, California 94105

Attorneys for Defendant Jerald L. Kent

CAPES SOKOL GOODMAN & SARACHAN
David V. Capes, Esq.
S. Todd Hamby, Esq.
7701 Forsyth Boulevard
Suite 400
Clayton, Missouri 63105

Attorneys for Defendants Chris Fenger and Bill Shreffler

SNELL & WILMER
John Roche, Esq.
1200 17th Street
Suite 1900
Denver, Colorado 80202

Attorneys for Defendant James H. Smith, III

GREENSFELDER, HEMKER & GALE, P.C.
Jeffrey T. Demerath, Esq.
2000 Equitable Building
10 South Broadway
St. Louis, Missouri 63102

Attorneys for Defendant David G. Barford

HAAR & WOODS, LLP
Robert T. Haar, Esq.
1010 Market Street, Suite 1620
St. Louis, Missouri 63101

Attorneys for Defendant Kent D. Kalkwarf

BURROUGHS, HEPLER, BROOM, MACDONALD, HEBRANK & TRUE
Theodore J. MacDonald, Jr., Esq.
103 W. Vandalia Street, Suite 300
Edwardsville, Illinois 62025-0510

Attorneys for Defendant Paul E. Martin

SENNIGER, POWERS, LEAVITT & ROEDEL
David H. Harlan, Esq.
One Metropolitan Square, 16th Floor
St. Louis, Missouri 63102

Attorneys for Defendant David L. McCall

MAYER, BROWN, ROWE & MAW LLP
Jonathan C. Medow, Esq.
John J. Tharp, Jr., Esq.
190 South LaSalle Street
Chicago, IL 60603-3441

Attorneys for Defendant Arthur Andersen LLP

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

IN RE CHARTER COMMUNICATIONS, INC.              MDL DOCKET NO. 1506 (CAS)
SECURITIES LITIGATION                           ALL CASES

STONERIDGE INVESTMENT PARTNERS                  Consolidated Case
LLC, Individually and On Behalf of All Others   No. 4:02-CV-1186 CAS
Similarly Situated,

               Plaintiff,

      v.

CHARTER COMMUNICATIONS, INC., PAUL
ALLEN, JERALD L. KENT, CARL E. VOGEL,
KENT KALKWARF, DAVID G. BARFORD, PAUL E.
MARTIN, DAVID L. McCALL, BILL SHREFFLER,
CHRIS FENGER, JAMES H. SMITH, III,
SCIENTIFIC-ATLANTA, INC., MOTOROLA, INC.
and ARTHUR ANDERSEN, LLP,

               Defendants.

                   NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
                                 OF CLASS ACTION

                                  EXHIBIT E-1

      If you bought Charter Communications, Inc. ("Charter") common stock between November 9, 1999 and August 16, 2002 inclusive, you could get a payment from the Class Action Settlement described below.*

    A FEDERAL COURT AUTHORIZED THIS NOTICE. THIS IS NOT A SOLICITATION FROM A LAWYER.

THIS NOTICE EXPLAINS IMPORTANT RIGHTS YOU MAY HAVE INCLUDING YOUR POSSIBLE RECEIPT OF CASH AND STOCK FROM THE SETTLEMENT. YOUR LEGAL RIGHTS ARE AFFECTED WHETHER YOU DO OR DO NOT ACT. ALSO ENCLOSED IS A CLAIM FORM THAT YOU MUST COMPLETE AND MAIL, POSTMARKED ON OR BEFORE ___________, 2005 TO PARTICIPATE IN THE SETTLEMENT. PLEASE READ THIS NOTICE CAREFULLY!

            1. STATEMENT OF CLASS MEMBERS' RECOVERY: This Notice has been sent to you pursuant to an Order of the United States District Court, Eastern District of Missouri (the "Court"). The purpose of this Notice is to inform you of the proposed Settlement of this Class Action for $146,250,000, consisting of $66,250,000 in cash; Charter common stock having an aggregate value of $40,000,000 (as of the date the stock is transferred to the Settlement Fund); and warrants to purchase Charter common stock having an aggregate value of $40,000,000 (as of the date the warrants are transferred to the Settlement Fund). The amount of Charter common stock is subject to a potential upward adjustment according to the terms of the Stipulation of Settlement. The Settlement also provides for Charter's adoption of certain corporate governance provisions. This Notice describes the rights you may have in connection with the Settlement and what steps you may take in relation to the Settlement and this Class Action, as well as the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement.

            2. REASONS FOR THE SETTLEMENT: The Settlement resolves claims against the Settling Class Action Defendants regarding alleged violations of the federal securities laws. The Settling Class Action Defendants deny all allegations of wrongdoing. In light of the amount of the Settlement and the immediacy of recovery to the Settlement Class, Class Action Plaintiff believes that the proposed Settlement is fair, reasonable and adequate, and in the best interests of the Settlement Class. The Settlement provides a substantial benefit, namely $146,250,000 in cash and stock, less the various deductions described in this Notice, as compared to the risk that a similar, smaller, or no recovery would be achieved after a trial and appeals, possibly years in the future, in which the Settling Class Action Defendants would have the opportunity to assert substantial defenses to the claims asserted against them. Class Action Plaintiff will continue to pursue claims against the Non-Settling Class Action Defendants.

--------------------
* All capitalized terms not defined herein are defined in the Stipulations of Settlement dated as of January 24, 2005.

            3. STATEMENT OF AVERAGE AMOUNT OF DAMAGE PER SHARE: Class Action Plaintiff and Settling Class Action Defendants do not agree on the average amount of damages per share that would be recoverable if Class Action Plaintiff were to have prevailed on each claim alleged under the Exchange Act. The issues on which the Parties disagree include (1) the appropriate economic model for determining the amount by which Charter's common stock was allegedly artificially inflated (if at all) during the Settlement Class Period; (2) the amount by which Charter's common stock was allegedly artificially inflated (if at all) during the Settlement Class Period; (3) the various market forces influencing the trading price of Charter's common stock at various times during the Settlement Class Period; (4) the extent to which external factors, such as general market conditions, influenced the trading price of Charter's common stock at various times during the Settlement Class Period; (5) the extent to which the various matters that Class Action Plaintiff alleged were false or misleading influenced (if at all) the trading price of Charter's common stock at various times during the Settlement Class Period; (6) the extent to which the various allegedly material facts that Class Action Plaintiff alleged were omitted influenced (if at all) the trading price of Charter's common stock at various times during the Settlement Class Period; and (7) whether the statements made or facts omitted were actionable under the federal securities laws.

               Class Action Plaintiff's damages expert estimates that approximately 455,917,540 million shares of Charter common stock traded during the Settlement Class Period were damaged. Assuming that the owners of all affected shares elect to participate in the Settlement, and assuming that the value of the stock remains the same as the current estimated value, the average recovery per share of Charter common stock is estimated by Class Action Plaintiff's damages expert at approximately $0.53 per share, before deduction of any fees, expenses, costs and awards referenced in 8 above. The actual amount disbursed to Authorized
      Claimants may be more or less than this figure.

            4. STATEMENT OF ATTORNEY FEES AND EXPENSES: Class Action Plaintiff's Counsel has not received any payment for their services in conducting this litigation on behalf of Class Action Plaintiff and the members of the Settlement Class, nor has it been reimbursed for its out-of-pocket expenditures. If the Settlement is approved by the Court, Class Action Plaintiff's Counsel will apply to the Court for attorneys' fees of 20% of the settlement proceeds and reimbursement of expenses not to exceed $750,000 to be paid from the settlement proceeds. If the amount requested by counsel is approved by the Court, the average cost per share would be $0.065.

            5. IDENTIFICATION OF ATTORNEY'S REPRESENTATIVES: For further information regarding this settlement you may contact: Marc I. Gross, Esq., Pomerantz Haudek Block Grossman & Gross LLP, 100 Park Avenue, New York, NY 10017-5516, Telephone: 212-661-1100, www.pomlaw.com.

                            DO NOT CONTACT THE COURT

                               [END OF COVER PAGE]

               YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT:

                        DATE
                        ----
SUBMIT A CLAIM                      The only way to get a payment.
FORM

EXCLUDE YOURSELF                    Get no payment. This is the only option that allows
                                    you to ever be part of any other lawsuit against the
                                    Settling Class Action Defendants with respect to the
                                    claims in this case.

OBJECT                              Write to the Court and explain why you do not like
                                    the Settlement.

REQUEST NOTICE OF                   You will be notified if the plan of distribution of the
CHANGE OF PLAN OF                   Settlement is rejected by the Court and resubmitted in
ALLOCATION                          altered form by Class Action Plaintiff's Counsel.

GO TO A HEARING                     Ask to speak in Court about the fairness of the
                                    Settlement.

DO NOTHING                          Get no payment. Give up your rights.
                                    Alternatively, submit a claim.

      WHAT THIS NOTICE CONTAINS

Why did I get this Notice?                                                        Page  5
How do I know if I am part of the Settlement?                                     Page  6
What recovery does the Settlement Provide?                                        Page  6
Why is there a Settlement?                                                        Page  7
What might happen if there was no Settlement?                                     Page  8
What is this case about? What has happened so far?                                Page  8
What led up to the Settlement?                                                    Page 11
What are the Class Action Plaintiff's reasons for the Settlement?                 Page 11
Why have the Settling Class Action Defendants agreed to the Settlement?           Page 12
How much will my payment be? What is the Plan of Allocation?                      Page 13

How do I participate in the Settlement? What do I need to do?                     Page 17
What rights am I giving up by agreeing to the Settlement?                         Page 17
What if I do not want to participate in the Settlement? How do I exclude myself?  Page 19
What payments are the attorneys for the Class and the Class Plaintiff
 seeking for their work in this case?                                             Page 21
Are there other conditions that may affect the Settlement?                        Page 21
When and where will the Court decide whether to approve the Settlement and related matters? Do I have to come to the Hearing? May I speak at the Hearing if I don't like the Settlement or the other matters referenced
 in this Notice?                                                                  Page 22
What if I bought shares on someone else's behalf, or represent a broker, banker
 or other nominee?                                                                Page 23
Can I see the Court file? Who should I contact if I have questions?               Page 24

     WHY DID I GET THIS NOTICE?

      1. You or someone in your family may have purchased shares of Charter common stock during the period November 8, 1999 through August 16, 2002, inclusive. The Court sent you this Notice because, as a potential Settlement Class Member, you have a right to know about a proposed Settlement of certain claims in a class action lawsuit and your options, before the Court decides whether to approve the Settlement. A class action is a lawsuit in which one of more persons sues on behalf of all other persons who appear to have similar claims.

      2. If the Court approves the Settlement, and after objections and appeals are resolved, a claims administrator approved by the Court will make payments pursuant to the Settlement.

      3. The Court in charge of this case is the United States District Court for the Eastern District of Missouri, and the case is known as In re Charter Communications, Inc. Securities Litigation, MDL Docket No. 1506 (CAS). The entity that filed this lawsuit is the Class Action Plaintiff, StoneRidge Investment Partners LLC, an investment management firm. The entities and people who have been sued are the Defendants. Your interests have been represented in this lawsuit by Court appointed Class Action Plaintiff's Counsel, Pomerantz Haudek Block Grossman & Gross, LLP, 100 Park Avenue, New York, NY 10025.

      4. This Notice explains the lawsuit, the Settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them. The purpose of this Notice is to inform you of the terms of the proposed Settlement and to inform you of a hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the proposed Settlement and to consider the application for attorney fees and reimbursement of litigation expenses (the "Settlement Hearing").

      5. The Settlement Hearing will be held on __________, 2005, at ____ _.m., before the Honorable Charles A. Shaw, United States District Judge, at the United States Courthouse, 111 South 10th Street, Suite 12.148, St. Louis, MO 63102 (the "Settlement Hearing"). The purpose of the Settlement Hearing will be to determine:

            (1) whether the settlement for at least $146,250,000, consisting of $66.25 million in cash plus accrued interest, Charter common stock having an aggregate value of $40 million (subject to a potential upward adjustment), and warrants to purchase Charter common stock having an aggregate value of $40 million, as well as adoption of certain corporate governance provisions, should be approved as fair, just, reasonable and adequate to each of the Settling Class Action Parties;

            (2) whether the proposed plan to distribute the Settlement proceeds (the "Plan of Allocation") is fair, just, reasonable, and adequate;

            (3) whether the application by Class Action Plaintiff's Counsel for an award of attorneys' fees and expenses should be approved;

            (4) whether Class Action Plaintiff should be granted a Compensatory Award; and

            (5) whether the Class Action should be dismissed with prejudice against the Settling Class Action Defendants.

      6. The Court may adjourn or continue the Settlement Hearing without further notice to the Settlement Class. The issuance of this Notice is not an expression of the Court's opinion on the merits of any claim in the lawsuit, and the Court still has to decide whether to approve the Settlement. If the Court approves the Settlement, payments will be made after appeals are resolved and after the completion of all claims processing. Please be patient.

    HOW DO I KNOW IF I AM PART OF THIS SETTLEMENT?

      7. By order dated _______________, 2005, the Court has decided that all persons and entities that purchased Charter common stock during the period of November 8, 1999 through and including August 16, 2002, are eligible to participate in the Settlement, with the exception of the Class Action Defendants and their corporate affiliates; any officers or directors of Charter; or members of their immediate families, and their heirs, successors and assigns; and any entities controlled directly or indirectly by Paul G. Allen. Also excluded from the Settlement is any person or entity that files a request for exclusion in accordance with the requirements set forth in this Notice (see "What if I Do Not Want to Participate in the Settlement? How Do I Exclude Myself," below ).

            RECEIPT OF THIS NOTICE DOES NOT NECESSARILY MEAN THAT YOU
             ARE A CLASS MEMBER OR ARE ENTITLED TO RECEIVE PROCEEDS FROM THE SETTLEMENT. IF YOU WISH TO PARTICIPATE IN THE SETTLEMENT, YOU MUST MAIL THE ACCOMPANYING CLAIM FORM,
                   POSTMARKED ON OR BEFORE ____________, 2005.

     WHAT RECOVERY DOES THE SETTLEMENT PROVIDE?

      8. The total monetary value of the Settlement is $146,250,000 consisting of $66.25 million in cash plus accrued interest; Charter common stock having an aggregate value of $40 million subject to a potential upward adjustment (as of the date the shares are transferred to the Settlement Fund); and warrants to purchase Charter common stock having an aggregate value of $40 million (as of the date the shares are transferred to the Settlement Fund), as well as adoption of certain corporate governance provisions. Attorney fees and expenses, notification costs, any compensatory award to the Class Action Plaintiff, and claims administration costs will be deducted from these settlement proceeds. The balance of the Settlement Fund (the "Net Settlement Fund") will be distributed to the Class. The Settlement also provides that upon consultation with the Class Action Plaintiff and its Counsel, the Settlement shares may be sold prior to distribution to Class Members, but only after the Effective Date and only at a price at least equal to the price of Charter common stock on the date the Judgment is entered, or in the case of warrants, the pro-rated value of the warrants on the date the warrants are transferred to the Settlement Fund.

      9. Of the total Settlement, $144 million in cash and securities will be paid for by or on behalf of defendant Charter. The balance will be paid for by defendant Arthur Andersen LLP.

      10. In connection with the Settlement, Charter will take steps reasonably required to implement certain corporate governance provisions.

      11. The average expected recovery will depend on a number of factors including when and for what price Class Members purchased and/or sold their shares of Charter common stock, the total number of shares for which timely and valid Claim Forms are submitted by Settlement Class Members ("Authorized Claimants"), and the value of the stock and warrants being issued and delivered pursuant to the Settlement at the time of distribution. See "How Much Will My Payment Be," below.

    WHY IS THERE A SETTLEMENT?

      12. Under the proposed Settlement, the Court will not decide in favor of either the Class Action Plaintiff or the Settling Class Action Defendants. By agreeing to a

Settlement, both the Class Action Plaintiff and the Settling Class Action Defendants avoid the costs and risk of a trial, and the Settlement Class Members are compensated.

      13. In light of the amount of the Settlement and the immediacy of recovery to the Settlement Class, Class Action Plaintiff believe that the proposed Settlement is fair, reasonable and adequate, and in the best interests of Settlement Class Members. The Settlement provides a substantial benefit, namely at least $146,250,000 in cash and stock, less the various deductions described in this Notice, (and adoption of certain corporate governance provisions) as compared to the risk that a similar, smaller, or no recovery would be achieved after a trial and appeals, possibly years in the future, in which the Settling Class Action Defendants would have the opportunity to assert substantial defenses to the claims asserted against them.

     WHAT MIGHT HAPPEN IF THERE WAS NO SETTLEMENT?

      14. If there were no settlement and Class Action Plaintiff failed to establish any essential legal or factual element of their claims, neither they nor the Settlement Class would recover anything from the Settling Class Action Defendants. Also, if the Settling Class Action Defendants were successful in proving any of their defenses, the Settlement Class likely would recover substantially less than the amount provided in the Settlement, or nothing at all.

     WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

                  A. BACKGROUND

      15. Charter is a broadband communications company. The Company provides analog video, digital video, cable modem, and telephony services to more than 6 million customers residing in 37 different states. Charter is headquartered in St. Louis, Missouri, Arthur Andersen LLP (as defined below, "Andersen") served as Charter's outside auditor for fiscal years 1999-2001

      16. On July 18, 2002, a Merrill Lynch analyst issued a report that questioned several of Charter's accounting practices, including the capitalization of certain customer service representative costs. The following day, the price of Charter's common stock declined from $4.06 per share to $3.50 per share.

      17. On August 16, 2002, Charter announced that the U.S. Attorney's Office for the Eastern District of Missouri had initiated a grand jury investigation into certain of Charter's operations. The day after this announcement, the price of Charter's common stock declined from $2.71 per share to $2.53 per share.

      18. On April 1, 2003, Charter announced that it was restating its financial reports for 2000 and 2001, and the first three quarters of 2002.

      19. On July 24, 2003, a Grand Jury indicted David G. Barford, Kent Kalkwarf, David L. McCall, and James H. Smith, III for a conspiracy allegedly carried out from May 2001 through March 2002 to inflate Charter's subscriber numbers and subscriber growth numbers. It further charged Messrs. Barford and Kalkwarf with causing Charter to enter into allegedly sham agreements with Scientific-Atlanta, Inc. ("Scientific-Atlanta") and Motorola, Inc. ("Motorola") in the Fall of 2000. Messrs. McCall, Barford, Smith, and Kalkwarf subsequently pled guilty to one count of conspiracy to commit wire fraud.

      20. On July 27, 2004, the Securities and Exchange Commission ("SEC") filed an Order Instituting Cease-And-Desist Proceedings, Making Findings, And Imposing A Cease-And-Desist Order Pursuant to Section 21C of the Securities Exchange Act of 1934 (the "SEC Order") on the consent of Charter, which neither admitted nor denied the allegations therein, regarding certain subscriber count practices and the accounting for certain agreements with Scientific-Atlanta and Motorola. The SEC Order did not allege any wrongdoing regarding Charter's accounting, except with respect to the agreements with Motorola and Scientific-Atlanta.

                  B. THE CLASS ACTIONS

      21. On or after July 31, 2002, fourteen federal securities class action complaints, including StoneRidge Investment Partners LLC v. Charter Communications, Inc., No. 4:02-CV-1186 CAS, were filed against Charter and various other defendants, including Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, James H. Smith III, Scientific-Atlanta, Motorola, and Andersen. These complaints were consolidated, pursuant to order of the Multi-District Litigation Panel, in the U.S. District Court for the Eastern District of Missouri, and captioned In re Charter Communications, Inc. Securities Litigation, MDL Docket No. 1506 (CAS) (the "Class Action").(1)

---------------------
(1) The effectiveness of this Settlement is contingent on the settlement of shareholder derivative actions that have been brought on behalf of Charter in the United States District Court for the Eastern District of Missouri, entitled Arthur J. Cohn, Derivatively on behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., Case No. 4:03CV00177 ERW, and in the Circuit Court for the City of St. Louis, entitled Kenneth Stacey, Derivatively on Behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-10625, Aaron Cane, Derivatively on behalf of Nominal Defendant Charter Communications, Inc., v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-11450, and Thomas Schimmel, Derivatively on behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 044-0858 (collectively, the "Shareholder Derivative Actions").

      22. By Order dated April 16, 2003, the Court appointed StoneRidge Investment Partners, LLC as lead plaintiff (hereinafter "Class Action Plaintiff"), and appointed Pomerantz Haudek Block Grossman & Gross LLP as lead counsel (hereinafter "Class Action Plaintiff's Counsel").

      23. Class Action Plaintiff's Counsel, aided by private investigators and forensic accountants, conducted a thorough investigation of the claims prior to filing an Amended Consolidated Class Action Complaint (the "Amended Complaint") on August 5, 2003. The Amended Complaint alleged that during the Settlement Class Period, Charter issued false and misleading statements that materially inflated the Company's reported operating cash flow growth rate, by among other things, improperly accounting for costs associated with customer service representatives, acquisitions of new customers, and other matters. Class Action Plaintiff asserted that these manipulations boosted Charter's operating cash flow by over $400 million during the Settlement Class Period. In addition, the Amended Complaint alleged that Charter artificially inflated its reported growth rate for new customers by improperly delaying the termination of a significant number of subscribers who had either requested such termination or were significantly delinquent in payments. Finally, Class Action Plaintiff alleged that Charter engaged in a kick-back scheme with Motorola and Scientific Atlanta, whereby Charter paid these suppliers $20 more for certain equipment (digital set top boxes) in return for an equivalent amount of advertising spending by the suppliers. Accounting manipulation for these transactions allegedly enabled Charter to boost its income for fourth quarter 2000 by $17 million.

      24. The Amended Complaint further alleged that Andersen failed to audit Charter's 1999-2001 financial statements in accordance with Generally Accepted Auditing Standards ("GAAS"), and that Andersen's audit opinions for those years incorrectly represented that such financial statements were fairly presented, in all material respects, in accordance with Generally Accepted Accounting Principles ("GAAP").

      25. The Amended Complaint asserted claims against Charter, the Individual Defendants, Andersen, Scientific Atlanta and Motorola for alleged violations of sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder, and sections 11, 12 and 15 of the Securities Act of 1933. The Amended Complaint sought recovery for purchasers of Charter common stock during the period of November 8, 1999 through July 17, 2002, and damages through August 16, 2002. Class Action Plaintiff subsequently amended the Amended Complaint to include a class from July 17, 2002 to August 16, 2002, when the grand jury investigation was first announced (the "Second Amended Complaint").

      26. On August 26, 2003, Charter filed a Motion to Dismiss the Class Action, which Class Action Plaintiff opposed. Other defendants in the Class Action filed Motions to Dismiss between September 8, 2003 to October 17, 2003, which the Class Action Plaintiff also opposed. Charter, along with various other defendants, asserted that some of the statements alleged to be misleading were in fact not misleading, and that the alleged inflation of customers, operating cash flow, and revenues was immaterial as a matter of law relative to the total number of Charter customers and the Company's total cash flow and revenues. Charter also asserted that the decline in its stock price was due to general cable industry related matters, including intense competition from satellite TV providers, and not any revelation of alleged wrongdoing. Charter also asserted that the SEC had previously approved of its accounting for matters challenged in the Amended Complaint, and had subsequently changed its interpretation of GAAP applicable to cable companies, thereby prompting a significant portion of the restatement. Many of the Individual Defendants also asserted that the Amended Complaint failed to adequately allege any direct participation or knowledge of the alleged wrongdoing. Andersen argued that the Amended Complaint failed to allege sufficient facts justifying an inference that Andersen had acted with the required state of mind. As discussed below, Class Action Plaintiff, Charter and the Individual Defendants entered into a Stipulation of Settlement as of January 24, 2004 (the "Charter Stipulation"). The hearing on the Motions to Dismiss filed by Charter and the Individual Defendants was taken off-calendar in light of the Settlement.

      27. By Memorandum Decision dated October 12, 2004, the Honorable Charles
A. Shaw denied the Motion to Dismiss the Amended Complaint by Andersen, but granted the Motions to Dismiss by Scientific-Atlanta and Motorola. Class Action Plaintiff filed a Motion for Reconsideration on October 26, 2004. That motion was denied on December 20, 2004. The decision is being appealed by Class Action Plaintiff.

      C. DISCOVERY, INVESTIGATION, AND RESEARCH CONDUCTED BY CLASS ACTION PLAINTIFF

      28. Before agreeing to the Settlement, Class Action Plaintiff's Counsel conducted discovery and investigation during the prosecution of the Class Action. This discovery and investigation has included: (1) inspection of documents produced by certain of the Settling Class Action Defendants pursuant to agreement during the Mediation and in the Memorandum of Understanding; (2) interviews with various current and former Charter employees; (3) consultations with experts; (4) review of Charter's public filings, annual reports, and other public statements; and (5) research of the applicable law with respect to the claims asserted in the Class Action and the potential defenses thereto.

WHAT LED UP TO THE SETTLEMENT?

      29. On March 22 and 23, 2004, April 13 and 14, 2004, May 7, 2004, June 16,
2004, and August 2, 2004, Class Action Plaintiff, Charter and the Individual Defendants, along with their insurers, through their respective counsel, participated in lengthy mediation sessions with Hon. Edward A. Infante (Ret.). In addition to other negotiations the settling parties to the Derivative Actions, through their respective counsel, participated in the August 2, 2004 mediation session. During these meetings, which followed extensive briefing of Judge Infante, the participants discussed with Judge Infante, among other things, the respective claims and defenses, expert damages analyses, legal analyses, the discovery and motion practice conducted and expected to be conducted in the Class Action, the evidence expected to be offered by the parties at trial, and other important factual and legal issues and matters relating to the merits of the Class Action.

      30. Subsequent to the mediation and the October 12, 2004 decision denying the motion to dismiss filed by Andersen, negotiations took place that resulted in the agreement to settle all claims against that defendant. Class Action Plaintiff and Andersen entered into a Stipulation of Settlement as of January 24, 2005 (the "Andersen Stipulation" and together with the Charter Stipulation, the "Stipulation").

WHAT ARE CLASS ACTION PLAINTIFF'S REASONS FOR THE SETTLEMENT?

      31. The Class Action Plaintiff believes that the claims asserted in the Class Action have merit and that the evidence developed to date in the Class Action supports the claims asserted. The Class Action Plaintiff asserts, and believes it would present supporting evidence at trial, that Defendants caused the price of Charter common stock to be artificially inflated during the Settlement Class Period by the issuance of materially false statements and by omitting to state material information concerning Charter and that as a result Class Action Plaintiff and Settlement Class Members were injured.

      32. However, Class Action Plaintiff's Counsel recognizes and acknowledges the expense and length of continued proceedings, trial, and appeals. Class Action Plaintiff's Counsel also has taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Class Action, as Class Action Plaintiff is also mindful of the inherent problems of proof under and possible defenses to the federal securities law violations asserted in the Class Action, including the defenses asserted by Defendants during the litigation, in motions on the pleadings, settlement negotiations and in the mediation proceedings. Class Action Plaintiff also considered the difficulties in collecting any potential judgment against Charter and Andersen. Andersen no longer maintains any licenses to practice public accounting, and any potential exposure it might have in this case is not covered by insurance.

      33. In light of the foregoing, Class Action Plaintiff's Counsel believes that the Settlement set forth in the Stipulation confers substantial benefits upon the Settlement Class (as defined below) and Settlement Class Members. Based on its evaluation, Class Action Plaintiff's Counsel has determined that the settlement set forth in the Stipulation is in the best interests of the Class Action Plaintiff and the Settlement Class.

WHY HAVE THE SETTLING CLASS ACTION DEFENDANTS AGREED TO THE SETTLEMENT?

      34. The Settling Class Action Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Class Action Plaintiff on behalf of the Settlement Class. The Settling Class Action Defendants also have denied and continue to deny, among other things, the allegations that the prices of Charter stock were artificially inflated by reasons of alleged misrepresentations, non-disclosures or otherwise, or that the Class Action Plaintiff or the Settlement Class were harmed by the conduct alleged in the Class Action. Settling Class Action Defendants believe that throughout the Settlement Class Period they fully and adequately disclosed all material facts regarding Charter and made no misrepresentations of material facts regarding Charter.

      35. Nonetheless, the Settling Class Action Defendants have concluded that further conduct of the Class Action would be protracted and expensive, and that it is desirable that the Class Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation in order to limit further expense, inconvenience and distraction, to dispose of the burden of protracted litigation, and to permit the operation of the Company's business without further distraction and diversion of the Company's executive personnel with respect to matters at issue in the Class Action. The Settling Class Action Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this litigation.

      36. The Settling Class Action Defendants have, therefore, determined that it is desirable and beneficial to them that the Class Action be settled in the manner and upon the terms and conditions set forth in the Stipulation. The Settling Class Action Defendants entered into the Stipulation and Settlement without in any way acknowledging any fault, liability, or wrongdoing of any kind. There has been no adverse determination by any court against any of the Settling Class Action Defendants on the merits of the claims asserted by the Class Action Plaintiff. Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by any of the Settling Class Action Defendants of the merit or truth of any of the allegations or wrongdoing of any kind on the part of any of the Settling Class Action Defendants. The Settling Class Action Defendants entered into the Stipulation and Settlement based upon, among other things, the parties' agreement herein that, to the fullest extent permitted by law, neither the Stipulation nor any of the terms or provisions, nor any of the negotiations or proceedings connected therewith, shall be offered as evidence in the Class Action or in any pending or future civil, criminal, or administrative action or other proceeding to establish any liability or admission by any of the Settling Class Action Defendants or to any of their respective Related Entities or any other matter adverse to any of the Settling Class Action Defendants or any of their respective Related Entities, except as expressly set forth therein.

HOW MUCH WILL MY PAYMENT BE? - WHAT IS THE PLAN OF ALLOCATION?

      37. Your share of the Net Settlement Fund will depend on the number of valid Claim Forms that Settlement Class Members send in, how many shares of Charter stock you bought, and when you bought and sold your shares.

      38. The Settling Class Action Defendants have agreed to pay a total of $66,250,000 in cash, Charter common stock worth at least $40,000,000 and Charter warrants worth $40,000,000 for a combined value of at least $146,250,000 (the "Settlement Fund"). After deduction of any court awarded attorneys' fees and expenses, compensatory awards, taxes, and administrative costs (including the cost of this notice and the notice in the Shareholder Derivative Actions), the "Net Settlement Fund" will be distributed, subject to Court approval, to Authorized Claimants in accordance with the Plan of Allocation described below.

      39. To receive any distribution from the Net Settlement Fund, Settlement Class Members must complete a Claim Form and mail it and all required documentation to the Claims Administrator on or before _____________, 2005. Settlement Class Members who do not submit acceptable Claim Forms will not share in the settlement proceeds. Settlement Class Members who do not submit either a request for exclusion or an acceptable Claim Form will nevertheless be bound by the Settlement and the Judgment of the Court dismissing the claims against the Settling Class Action Defendants.

      40. The Claims Administrator shall determine each Authorized Claimant's pro rata share of the Net Settlement Fund based upon each Authorized Claimant's "Net Recognized Loss" (i.e., total Recognized Losses less Recognized Profits). The Net Recognized Loss formula is not intended to be an estimate of the amount that a Settlement Class Member might have been able to recover after a trial; nor is it an estimate of the amount that will be paid to Authorized Claimants pursuant to the Settlement. The Net Recognized Loss formula is the basis upon which the Net Settlement Fund will be proportionately distributed to Authorized Claimants.

      41. Class Action Plaintiff's damages expert analyzed the market price reaction to the disclosures made by Charter during the Settlement Class Period. Recognized Losses are based on the price declines allegedly associated with the corrective disclosures of alleged prior misrepresentations as set forth in the Complaint. No loss amount is recognized when both the purchase and sale occur without intervening public disclosure of adverse information.

      42. RECOGNIZED LOSSES UNDER THE PLAN OF ALLOCATION

      FOR SHARES PURCHASED FROM NOVEMBER 8, 1999 THROUGH MAY 2, 2000

      1. For Charter shares purchased from November 8, 1999 through May 2, 2000 (prior to the release of the 2000 financial statements that were subsequently restated) and:

      (a)   sold prior to July 18, 2002, the Recognized Loss is $0.00 per share;

      (b) sold after July 17, 2002, but before August 16, 2002, the Recognized Loss is $0.15 per share;

      (c) retained until August 16, 2002, the Recognized Loss is $0.35 per share.

      2. For Charter shares purchased from May 3, 2000 through July 29, 2001 (after the release of the 2000 financial statements, but prior to alleged criminal activity in connection with alleged customer count inflation) and:

      (a) sold prior to prior to November 1, 2001, the Recognized Loss is $0.00 per share;

      (b) sold after October 30, 2001, but before July 18, 2002, the Recognized Loss is $0.25 per share;

      (c) sold after July 17, 2002, but before August 16, 2002, the Recognized Loss is $0.50 per share;

      (d) retained until August 16, 2002, the Recognized Loss is $0.70 per share.

      3. For Charter shares purchased from July 30, 2001 through October 30, 2001 (the period allegedly affected by both Charter's 2000 financial statements and alleged criminal activity in connection with alleged customer count inflation) and:

      (a) sold prior to November 1, 2001, the Recognized Loss is $0.00 per share;

      (b) sold after October 30, 2001, but before July 18, 2002, the Recognized Loss is $0.94 per share;

      (c) sold after July 17, 2002, but before August 16, 2002, the Recognized Loss is $1.19 per share;

      (d) retained until August 16, 2002, the Recognized Loss is $1.39 per share.

      4. For Charter shares purchased from November 1, 2000 through July 17, 2002 (through partial disclosure of the alleged customer count inflation) and:

      (a)   sold prior to July 18, 2002, the Recognized Loss is $0.00 per share;

      (b) sold after July 17, 2002, but before August 16, 2002, the Recognized Loss is $0.25 per share;

      (c) retained until August 16, 2002, the Recognized Loss is $0.45 per share.

      5. For Charter shares purchased from July 18, 2002 through August 16, 2002 (through disclosure of the grand jury investigation) and:

      (a) sold prior to August 16, 2002, the Recognized Loss is $0.00 per share;

      (b)   retained until August 16, 2002, the Recognized Loss is $0.20.

      43. To the extent there are sufficient funds in the Net Settlement Fund after payment of attorneys fees and expenses, administration costs (including taxes), and any Compensatory Award to Class Action Plaintiff (the "Net Settlement Fund"), each Authorized Claimant will receive an amount equal to the Authorized Claimant's Net Recognized Loss, as defined above. If, however, the amount in the Net Settlement Fund is not sufficient to permit such payment, then each Authorized Claimant shall be paid their pro rata share of the Net Settlement Fund based on the percentage of the Net Settlement Fund that each Authorized Claimant's Net Recognized Loss bears to the total of the Net Recognized Losses of all Authorized Claimants. Payment in this manner shall be deemed conclusive against all Authorized Claimants.

      44. For those shares that were purchased during the Settlement Class Period and sold at a profit, the claim amounts computed in the manner described above shall constitute Recognized Profits. For those shares that were sold at a loss, the claim amounts computed in the manner described above shall constitute Recognized Losses. All Recognized Profits will be subtracted from Recognized Losses in order to determine the Net Recognized Loss of each Authorized Claimant. Only those Authorized Claimants who sustained a Net Recognized Loss shall be entitled to share in the proceeds from the Net Settlement Fund.

      45. No distribution will be made on a claim where the potential distribution amount is $10 or less, or less than five (5) Charter shares or warrants.

      GENERAL PROVISIONS:

      46. In processing claims, the first-in, first-out basis ("FIFO") will be applied to purchases and sales.

      47. The date of purchase or sale is the "contract" or "trade" date, and not the "settlement" date.

      48. Brokerage commissions, fees and taxes should be excluded from the purchase or sale price of Charter common stock.

      49. Members of the class who do not file acceptable Proofs of Claim will not share in the Settlement proceeds, yet will nevertheless be bound by the Court judgments and the Settlement.

      50. Shares of Charter common stock acquired during the Settlement Class Period by means of a gift, inheritance or operation of law, do not qualify as purchases on the dates of such acquisitions. If, however, such stock was purchased during the Settlement Class Period by the donor, descendent or transferor, then, unless the donor, descendent or transferor submits a Claim Form with respect to the shares, the recipient's Claim Form will be computed by using the price of such stock on the original date and price of purchase and not the date of transfer.

      51. Payments pursuant to the Plan of Allocation, as approved by the Court, will be conclusive against all Authorized Claimants. No person shall have any claim against Class Action Plaintiff's Counsel, the Settlement Administrator or other agent designated by Class Action Plaintiff's Counsel based on a distribution made substantially in accordance with the Stipulation and the Plan of Allocation or further Orders of the court. Charter, the Individual Defendants, Andersen and their counsel shall have no responsibility for, interest in, or liability whatsoever with respect to any allocation, management, disposition, computation, or distribution from the Settlement Fund.

      52. The Court has reserved jurisdiction to allow, disallow or adjust the claim of any Settlement Class Member on equitable grounds.

      53. ALTERATION OF THE PLAN OF ALLOCATION: In the event that the Court does not approve the Plan of Allocation, Class Action Plaintiff may alter the plan (subject to Court approval) without any further notice to Members, unless such Settlement Class Members expressly request notice of alteration of the plan. In order to receive such notice, you must send a request no later than _______ to the Claims Administrator at the address set forth below.

      54. The Court also may modify the Plan of Allocation without further notice to the Class.

   HOW DO I PARTICIPATE IN THE SETTLEMENT? WHAT DO I NEED TO DO?

      55. If you fall within the definition of the Settlement Class, you will remain a Settlement Class Member unless you elect to be excluded from the Settlement Class. If you do not request to be excluded from the Settlement Class, you will be bound by any judgment entered in the Class Action whether or not you file a Proof of Claim, including the dismissal with prejudice of any Released Claims against the Defendants you may possess under Federal law, Missouri, or the law of any state.

      56. If you wish to remain a Settlement Class Member, you need do nothing (other than timely file a Proof of Claim and Release if you wish to participate in the distribution of the Net Settlement Fund). Your interests will be represented by Class Action Plaintiff's Counsel. If you choose, you may enter an appearance individually or through your own counsel at your own expense.

      57. TO PARTICIPATE IN THE DISTRIBUTION OF THE NET SETTLEMENT FUND, YOU MUST TIMELY COMPLETE AND RETURN THE PROOF OF CLAIM AND RELEASE FORM THAT ACCOMPANIES THIS NOTICE. The Proof of Claim and Release must be postmarked on or before _______, 2005, and mailed to the Claims Administrator at the address below. Unless the Court orders otherwise, if you do not timely submit a valid Proof of Claim, you will be barred from receiving any payments from the Net Settlement Fund, but will in all other respects be bound by the provisions of the Stipulation and the Judgment.

      58. Extra copies of the Claim Form can be requested from the Claims Administrator by mail, phone, fax, or website as noted below in Paragraph 61 or downloaded from Class Action Plaintiff Counsel's website at www.pomlaw.com.

   [Graphic Appears Here]

   WHAT RIGHTS AM I GIVING UP BY AGREEING TO THE SETTLEMENT?

      59. If the Settlement is approved, the Court will enter a Judgment and Order of Dismissal (the "Judgment"). The Judgment will dismiss the claims against the Settling Class Action Defendants with prejudice and provide that Class Action Plaintiff and all other Settlement Class Members, except those who validly and timely request to be excluded from the Settlement Class, shall upon the Effective Date of the Judgment be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Parties from all Released Claims (including "Unknown Claims"), and from all claims (including "Unknown Claims") arising out of, relating to, or in connection with the defense or resolution of this case.

            a. "Released Claims" shall collectively mean all claims (including Unknown Claims as defined below, but excluding any claim as between Charter and any current or former Charter employee regarding indemnification, advancement, and/or recoupment of fees, costs, and expenses), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether in contract, tort, equity or otherwise, whether or not concealed or hidden, asserted or that might have been asserted in this or any other forum or proceeding, including, without limitation, claims for negligence, gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty, fraud, misrepresentation, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations, by or on behalf of the Class Action Plaintiff, the Settlement Class, or any Settlement Class Member against the Released Class Action Parties (as defined below) which are in any way based upon or related to (a) the purchase of, acquisition of, or investment in Charter common stock by any Settlement Class Member during the Settlement Class Period (whether on the open market or otherwise), (b) the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act and/or to supervise Charter officers or employees which were or could have been alleged in the Class Action or the Shareholder Derivative Actions, (c) the facts which were alleged in any papers filed in the Class Action or in the Shareholder Derivative Actions, and/or (d) the administration of the Escrow Account and Settlement Fund, Net Settlement Fund or Plan of Allocation.

            b. "Released Class Action Parties" shall mean each and every one of the following: The Settling Class Action Defendants, that is, Charter, Andersen, Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, and James H. Smith III and all entities owned, affiliated or controlled by them, all current and former Charter directors and officers and each of their respective agents, employees, consultants, insurers, attorneys, advisors, successors, heirs, assigns, executors, personal representatives, marital communities and immediate families. "Andersen" includes Arthur Andersen LLP, AWSC Societe Cooperative, en liquidation, and all of their past and present member firms, and all of their respective current and former partners, members, principals, participating principals, national directors, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, consultants, advisors, insurers, reinsurers, attorneys, accountants, representatives, parent companies, subsidiaries, related entities, divisions, affiliates, predecessors, successors and assigns, along with the heirs, spouses, executors, administrators, insurers, reinsurers, representatives, estates, successors and assigns of any such persons or entities. However, Released Class Action Parties does not include defendants Motorola, Inc., and Scientific Atlanta, Inc.

            c. "Unknown Claims" shall mean any Released Claims which the Class Action Plaintiff or any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Class Action Parties which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Class Action Parties, or might have affected his, her or its decision not to object to, or opt out of, this settlement. With respect to any and all Released Claims, the Settling Class Action Parties stipulate and agree that, upon the Effective Date, the Class Action Plaintiff expressly waives and relinquishes, and the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

            The Class Action Plaintiff expressly waives and the Settlement Class Members shall be deemed to have waived, and upon the Effective Date and by operation of the Judgment shall have waived, any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code. The Class Action Plaintiff and the Settlement Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each of them hereby stipulate and agree that the Class Action Plaintiff does settle and release, and each Settlement Class Member shall be deemed to have, and upon the Effective Date and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, all Released Claims that are in any way based on or related to conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

   WHAT IF I DO NOT WANT TO PARTICIPATE IN THE SETTLEMENT? HOW DO I EXCLUDE MYSELF?

      60. You may request to be excluded from the Settlement Class. To do so, you must mail a written request to:

                          Charter Securities Litigation
                            c/o Claims Administrator
                        Berdon Claims Administration LLC
                                 P.O. Box 9014,
                            Jericho, NY 11753-8914,
                            Telephone: 800/766-3330,
                                Fax: 516/931-0810

      61. The request for exclusion must: (1) state your name, address, and telephone number; (2) provide documentation reflecting all purchases and sales of Charter common stock made during the Settlement Class Period, including the dates, the number of shares of Charter common stock, and price paid or received per share for each such purchase or sale; and (3) state that you wish to be excluded from the Settlement Class. TO BE VALID, A REQUEST FOR EXCLUSION MUST STATE ALL OF THE FOREGOING INFORMATION. YOUR EXCLUSION REQUEST MUST BE POSTMARKED ON OR BEFORE _______, 2005. If you submit a valid and timely request for exclusion, you shall have no rights under the settlement, shall not share in the distribution of the Net Settlement Fund, and shall not be bound by the Stipulation or the Judgment.

   WHAT PAYMENTS ARE THE ATTORNEYS FOR THE CLASS AND THE CLASS PLAINTIFF SEEKING FOR THEIR WORK IN THIS CASE?

      62. Class Action Plaintiff's Counsel have not received any payment for their services in pursuing this lawsuit on behalf of the Settlement Class, nor have they been reimbursed for their considerable out-of-pocket expenses. Class Action Plaintiff's Counsel intend to apply to the Court for an award of attorney fees on behalf of all Plaintiffs' Counsel not to exceed 20% of the Settlement Fund. In addition, Class Action Plaintiff's Counsel intend to apply for reimbursement of litigation expenses advanced in connection with the Class Action in an amount not to exceed $750,000. If the application for attorney fees and reimbursement of litigation expenses is approved by the Court, the average cost per share would be approximately $0.065. All such fees and expenses will be paid out of the Settlement Fund.

      63. The fee requested by Class Action Plaintiff's Counsel would compensate counsel for its efforts in achieving the Settlement for the benefit of the Class, and for their risk in undertaking this representation on a contingency basis.

      64. At the Settlement Hearing, Class Action Plaintiff's Counsel will also request that the Court grant a Compensatory Award to the Class Action Plaintiff up to $30,000 for its time and expenses incurred in representing the Class pursuant to Section 27 A(2)(b)(4) of the Private Securities Litigation Class Action Reform Act of 1995.

      65. At the Settlement Hearing, counsel in the Shareholder Derivative Actions will request an award of fees and expenses, subject to Court approval. Any such award shall be paid from the Settlement Cash, but in no event shall exceed $2.25 million.

      66. THE COURT HAS NOT EXPRESSED ANY OPINION ON THE APPLICATION FOR ATTORNEY FEES, REIMBURSEMENT OF LITIGATION EXPENSES, OR CLASS ACTION PLAINTIFF'S COMPENSATORY AWARD.

   ARE THERE OTHER CONDITIONS THAT MAY EFFECT THE SETTLEMENT?

      67. The Settlement is conditioned upon the occurrence of certain events. Those events include, among other things: (1) entry of the Judgment by the Court, as provided for in the Stipulation; (2) expiration of the time to appeal from the Judgment, or if an appeal is taken, a final resolution of the appeal in favor of the Judgment; and (3) dismissal with prejudice of all Shareholder Derivative Actions brought on behalf of Charter according to the terms of a Stipulation of Settlement dated as of January 24, 2005. (For information regarding that Settlement, contact Schiffrin & Barroway LLP, Three Bala Plaza East, Suite 400, Bala Cynwyd, PA 19004, and Wechsler Harwood LLP,

488 Madison Avenue, 8th Floor, New York, NY 10022). In addition, pursuant to the terms of separate Supplemental Agreements, Charter and Andersen have the right to terminate their respective settlements should requests for exclusion exceed a certain threshold. If, for any reason, any one of the conditions described in either the Andersen Stipulation or the Charter Stipulation is not met, that Stipulation might be terminated and, if terminated, will become null and void, and the parties to that Stipulation will be restored to their respective positions as of August 4, 2004 (December 1, 2004 in the case of Andersen). Provided, however, that the termination of one Stipulation shall not cause the termination of the other Stipulation.

   WHEN AND WHERE WILL THE COURT DECIDE WHETHER TO APPROVE THE SETTLEMENT AND RELATED MATTERS? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING IF I DON'T LIKE THE SETTLEMENT OR THE OTHER MATTERS REFERENCED IN THIS NOTICE?

IF YOU DO NOT WISH TO OBJECT TO THE PROPOSED SETTLEMENT, THE PLAN OF ALLOCATION, OR THE APPLICATION FOR ATTORNEY FEES AND REIMBURSEMENT OF LITIGATION EXPENSES, OR THE PROPOSED COMPENSATORY AWARD TO THE CLASS ACTION PLAINTIFF , YOU NEED NOT ATTEND THE SETTLEMENT HEARING SCHEDULED FOR _______, 2005.

      68. Any Settlement Class Member who has not validly and timely requested to be excluded from the Settlement Class, and who objects to any aspect of the Settlement with Charter or Andersen, the Plan of Allocation, the application for attorneys' fees, costs and expenses, or the request for a Compensatory Award to Class Action Plaintiff, may appear and be heard at the Settlement Hearing. Any such Person must submit a written notice of objection, postmarked on or before _______, 2005, to each of the following:

                  Clerk of the Court
                  United States District Court
                  Eastern District of Missouri
                  111 S. 10th Street, Suite 3.300
                  St. Louis, MO 63102

                  POMERANTZ HAUDEK BLOCK GROSSMAN & GROSS LLP
                  Stanley Grossman, Esq.
                  Marc Gross, Esq.
                  100 Park Avenue
                  New York, NY 10017-5517

                  Lead Counsel for Plaintiff StoneRidge Investment Partners LLC

                  IRELL & MANELLA LLP
                  David Siegel, Esq.
                  David Schwarz, Esq.

                  Craig Varnen, Esq.
                  1800 Avenue of the Stars, Suite 900
                  Los Angeles, CA 90067-4276

                  THOMPSON COBURN LLP
                  Roman P. Wuller, Esq.
                  Stephen B. Higgins, Esq.
                  One US Bank Plaza
                  St. Louis, MO 63101

                  Attorneys for Defendant Charter
                  Communications, Inc.

                  MAYER, BROWN, ROWE & MAW LLP
                  Jonathan C. Medow, Esq.
                  John J. Tharp, Jr., Esq.
                  190 South LaSalle Street
                  Chicago, IL 60603-3441

                  Attorneys for Defendant Arthur Andersen LLP

      69. The notice of objection must demonstrate the objecting Person's membership in the Settlement Class, including documentation reflecting the number of Charter shares purchased and sold during the Settlement Class period, and contain a statement of the reasons for objection. Only members of the Settlement Class who have submitted written notices of objection and related documentation in this manner will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.

      70. The Settlement Hearing may be delayed from time to time by the Court without further written notice to the Class. If you intend to attend the Settlement Hearing, you should confirm the date and time with Class Action Plaintiff's Counsel.

      71. UNLESS OTHERWISE ORDERED BY THE COURT, ANY SETTLEMENT CLASS MEMBER WHO DOES NOT OBJECT IN THE MANNER DESCRIBED HEREIN WILL BE DEEMED TO HAVE WAIVED ANY OBJECTION AND SHALL BE FOREVER FORECLOSED FROM MAKING ANY OBJECTION TO THE PROPOSED SETTLEMENT, THE APPLICATION FOR ATTORNEY FEES AND REIMBURSEMENT OF LITIGATION EXPENSES, AND/OR THE PROPOSED PLAN OF ALLOCATION AND/OR THE COMPENSATORY AWARD TO CLASS ACTION PLAINTIFF. SETTLEMENT CLASS MEMBERS DO NOT NEED TO APPEAR AT THE HEARING OR TAKE ANY OTHER ACTION TO INDICATE THEIR APPROVAL.

WHAT IF I BOUGHT SHARES ON SOMEONE ELSE'S BEHALF OR REPRESENT A BROKER, BANK OR OTHER NOMINEE?

      72. If you hold any Charter common stock purchased during the Settlement Class Period as nominee for a beneficial owner, then, within ten (10) days after you receive this

Notice, you must either: (1) send a copy of this Notice and the Proof of Claim by first class mail to all such Persons; or (2) provide a list of the names and addresses of such beneficial owners to the Claims Administrator, PREFERABLY ON COMPUTER-GENERATED MAILING LABELS OR, ELECTRONICALLY IN MS WORD OR WORDPERFECT FILES (LABEL SIZE AVERY 5162), OR IN AN MS EXCEL DATA TABLE, SETTING FORTH (a) TITLE/REGISTRATION, (b) STREET ADDRESS, (c) CITY/STATE/ZIP; or (3) send a copy of this Notice and the Proof of Claim and Release by first class mail to all such beneficial owners, providing written confirmation to the Claims Administrator of having done so. If you choose to mail the Notice and Proof of Claim and Release yourself, you may obtain (without cost to you) as many additional copies of these documents as you will need to complete the mailing by contacting the Claims Administrator at:

                          Charter Securities Litigation
                      c/o Berdon Claims Administration LLC
                                  P.O. Box 9014
                             Jericho, NY 11753-8914
                             Telephone: 800/766-3330
                               Fax: 516/931-0810
                        Website:www.berdonllp.com/claims

      73. Regardless of whether you choose to complete the mailing yourself or elect to have the mailing performed for you, you may obtain reimbursement of reasonable administrative costs actually incurred in connection with forwarding the Notice and Proof of Claim and which would not have been incurred but for the obligation to forward the Notice and Proof of Claim, upon submission of appropriate documentation.

   CAN I SEE THE COURT FILE? WHO SHOULD I CONTACT IF I HAVE QUESTIONS?

II.   EXAMINATION OF PAPERS

      74. This Notice is a summary and does not describe all of the details of the Stipulation. For full details of the matters discussed in this Notice, you may desire to review the Stipulation filed with the Court, which may be inspected during business hours, at the office of the Clerk of the Court, United States Courthouse, 111 S. 10th Street, Suite 3.300, St. Louis, MO 63102.

      75. If you have any questions about the settlement of the Class Action, you may contact Class Action Plaintiff's Counsel by writing:

                  POMERANTZ HAUDEK BLOCK GROSSMAN & GROSS LLP
                  Stanley Grossman, Esq.
                  Marc Gross, Esq.
                  100 Park Avenue
                  New York, NY 10017-5517

DO NOT TELEPHONE THE COURT OR ANY REPRESENTATIVE OF CHARTER, THE INDIVIDUAL DEFENDANTS OR ANDERSEN REGARDING THIS NOTICE.

DATED: _________________________

BY ORDER OF THE UNITED STATES DISTRICT COURT,
EASTERN DISTRICT OF MISSOURI

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

IN RE CHARTER COMMUNICATIONS, INC.      MDL DOCKET NO. 1506 (CAS)
SECURITIES LITIGATION                   ALL CASES

STONERIDGE INVESTMENT PARTNERS          Consolidated Case
LLC, Individually and On Behalf of      No. 4:02-CV-1186 CAS
All Others Similarly Situated,

                  Plaintiff,

      v.

CHARTER COMMUNICATIONS, INC., PAUL
ALLEN, JERALD L. KENT, CARL E.
VOGEL, KENT KALKWARF, DAVID G.
BARFORD, PAUL E. MARTIN, DAVID L.
McCALL, BILL SHREFFLER, CHRIS
FENGER, JAMES H. SMITH, III,
SCIENTIFIC-ATLANTA, INC., MOTOROLA,
INC. and ARTHUR ANDERSEN, LLP,

                  Defendants.

                      SUMMARY NOTICE OF PROPOSED SETTLEMENT
                                 OF CLASS ACTION

                                   EXHIBIT E-2

TO: ALL PERSONS WHO PURCHASED OR OTHERWISE ACQUIRED THE COMMON STOCK OF CHARTER COMMUNICATIONS, INC. ("CHARTER") DURING THE PERIOD FROM NOVEMBER 8, 1999 THROUGH AND INCLUDING AUGUST 16, 2002 (THE "SETTLEMENT CLASS");

                                       I.

      YOU ARE HEREBY NOTIFIED that the plaintiff (the "Class Action Plaintiff") in the action pending in the United States District Court, Eastern District of Missouri (the "Federal Court"), and entitled In re Charter Communications, Inc. Securities Litigation, MDL Docket No. 1506 (CAS) (the "Class Action"), has entered into Stipulations of Settlement, dated as of January 24, 2005 (the "Stipulations") with defendants Charter Communications, Inc., Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, James H. Smith III, and Arthur Andersen LLP (the "Settling Class Action Defendants") to resolve the issues raised in the Class Action as against the Settling Class Action Defendants.

      PLEASE BE FURTHER ADVISED that pursuant to a Court order, a hearing will be held on ______, 2005, at ______.m., before the Honorable Charles A. Shaw, Judge of the United States District Court, at the United States Courthouse, 111 South 10th Street, Suite 12.148, St. Louis, MO 63102 (the "Class Action Settlement Hearing") to determine: (1) whether the settlement of claims in the Class Action against the Settling Class Action Defendants for $146,250,000, consisting of cash in the amount of $66.25 million (plus accrued interest), Charter common stock having an aggregate value of $40 million and warrants to purchase Charter common stock having an aggregate value of $40 million (the "Class Action Settlement Fund") subject to a potential upward adjustment, (as well as the adoption of certain corporate governance provisions), should be approved as fair, just, reasonable and adequate to all members of the Settlement Class; (2) whether the proposed Plan of Allocation is fair, just, reasonable, and adequate; (3) whether the application of Class Action Plaintiff's Counsel for an award of attorneys' fees and expenses should be approved; (4) whether the Class Action Plaintiff should be granted a Compensatory Award; and (5) whether the Class Action should be dismissed with prejudice as set forth in the Stipulations filed with the Court.

      If you purchased or otherwise acquired Charter common stock during the period from November 8, 1999 through and including August 16, 2002, your rights may be affected by the settlement of this Class Action, including through the release and extinguishment of claims you may possess relating to your purchase or acquisition of Charter common stock during the class period. To share in the distribution of the Settlement Fund, you must establish your rights by filing a Proof of Claim and Release form on or before ______, 2005.

      If you desire to be excluded from the Class, you must file a request for exclusion by ______, 2005, in the manner and form explained in the detailed Notice referred to below. All members of the Settlement Class who have not requested exclusion from the Settlement Class will be bound by any judgment entered in the Class Action pursuant to the settlement agreement.

      Any objection to the settlement, plan of allocation, or the application for fees, costs and expenses to be awarded to Class Action Plaintiff's Counsel, or the request for a grant of a compensatory award to Class Action Plaintiff must be filed no later than ______, 2005 and show due proof of service on each of:

                  POMERANTZ HAUDEK BLOCK GROSSMAN & GROSS LLP
                  Stanley Grossman, Esq.
                  Marc Gross, Esq.
                  100 Park Avenue
                  New York, NY 10017-5517

                  Lead Counsel for Class Action Plaintiff

                  IRELL & MANELLA LLP
                  David Siegel, Esq.
                  David Schwarz, Esq.
                  Craig Varnen, Esq.
                  1800 Avenue of the Stars, Suite 900
                  Los Angeles, CA 90067-4276

                  THOMPSON COBURN LLP
                  Roman P. Wuller, Esq.
                  Stephen B. Higgins, Esq.
                  One US Bank Plaza
                  St. Louis, MO 63101

                  Attorneys for Defendant Charter
                  Communications, Inc.

                  MAYER, BROWN, ROWE & MAW LLP
                  Jonathan C. Medow, Esq.
                  John J. Tharp, Jr., Esq.
                  190 South LaSalle Street
                  Chicago, IL 60603-3441

                  Attorneys for Defendant Arthur Andersen LLP

      If you are a Member of the Settlement Class and have not received a detailed printed Notice of Pendency and Proposed Settlement of Class Action and a Proof of Claim and Release form, you may obtain copies by writing to: Charter Securities Litigation, c/o Berdon Claims Administration LLC, P.O. Box 9014, Jericho, NY 11753-8914, Telephone: 800/766-3330, Fax: 516/931-0810 or
downloading these documents at www.berdonllp.com/claims. You may also download the Complaint in the Litigation and the Stipulations at the same site. These documents are also available for review at the Court. PLEASE DO NOT TELEPHONE OR OTHERWISE CONTACT THE

COURT, THE CLERK'S OFFICE, CHARTER, ANDERSEN OR ANY OTHER SETTLING CLASS ACTION DEFENDANT FOR INFORMATION.

      Any inquiries about the Class Action can be made in writing to Class Action Plaintiff's Counsel: Pomerantz Haudek Block Grossman & Gross LLP, 100 Park Avenue, New York, NY 10017-5517.

DATED: _________________________

BY ORDER OF THE UNITED STATES DISTRICT COURT,
EASTERN DISTRICT OF MISSOURI

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

IN RE CHARTER COMMUNICATIONS, INC.      MDL DOCKET NO. 1506 (CAS)
SECURITIES LITIGATION                   ALL CASES

STONERIDGE INVESTMENT PARTNERS LLC,     Consolidated Case
Individually and On Behalf of           No. 4:02-CV-1186 CAS
All Others Similarly Situated,

                  Plaintiff,

      v.

CHARTER COMMUNICATIONS, INC., PAUL
ALLEN, JERALD L. KENT, CARL E.VOGEL,
 KENT KALKWARF, DAVID G. BARFORD,
PAUL E. MARTIN, DAVID L. McCALL,
BILL SHREFFLER, CHRIS FENGER, JAMES
H. SMITH, III, SCIENTIFIC-ATLANTA,
INC., MOTOROLA, INC. and ARTHUR
ANDERSEN, LLP,

                  Defendants.

                           PROOF OF CLAIM AND RELEASE

                                   EXHIBIT E-3

TO: ALL PERSONS WHO PURCHASED OR OTHERWISE ACQUIRED SHARES OF THE COMMON STOCK OF CHARTER COMMUNICATIONS, INC. ("CHARTER") DURING THE PERIOD OF NOVEMBER 8, 1999 THROUGH AND INCLUDING AUGUST 16, 2002.

If you purchased or otherwise acquired Charter common stock during the period described above, and are not a Defendant in this Class Action, or one of their corporate affiliates, or an officer or director of Charter, or a member of any of the Defendants' immediate families, or any of their heirs, successors and assigns, or an entity controlled directly or indirectly by Paul G. Allen, and have not requested exclusion from the Settlement Class (as defined below Part IV.B.12), you should read the accompanying Notice of Pendency and Proposed Settlement of Class Action ("Notice") and complete this Proof of Claim and Release Form.

      IN ORDER TO BE ELIGIBLE TO PARTICIPATE IN THE SETTLEMENT DESCRIBED IN THE ACCOMPANYING NOTICE, YOU MUST MAIL YOUR COMPLETED PROOF OF CLAIM AND RELEASE TO THE CLAIMS ADMINISTRATOR ON OR BEFORE ________, 2005.

      GENERAL INSTRUCTIONS

      1. To recover as a member of the Settlement Class based on your claims in the Charter class action (the "Class Action"), you must complete and on page __ hereof, sign this Proof of Claim and Release. If you fail to file a properly addressed (as set forth in paragraph 3 below) Proof of Claim and Release, your claim may be rejected and you may be precluded from any recovery from the Settlement Fund created in connection with the proposed Settlement of the Class Action.

      2. Submission of this Proof of Claim and Release, however, does not assure that you will share in the proceeds of the settlement of the Class Action.

      3. YOU MUST MAIL YOUR COMPLETED AND SIGNED PROOF OF CLAIM AND RELEASE POSTMARKED ON OR BEFORE __________, 2005, ADDRESSED AS
                  FOLLOWS:

                          Charter Securities Litigation
                      c/o Berdon Claims Administration LLC
                                  P.O. Box 9014
                             Jericho, NY 11753-8914
                             Telephone: 800/766-3330
                                  516/931-0810
                       Website: www.berdonllp.com/claims

      4. If you are a member of the Settlement Class and you do not timely request exclusion in connection with the proposed Settlement, you are bound by the terms of any judgment entered in the Class Action, WHETHER OR NOT YOU SUBMIT A PROOF OF CLAIM AND RELEASE.

      5. If you are NOT a member of the Settlement Class (as defined in Part IV.B.12 below), DO NOT submit a Proof of Claim and Release Form.

      CLAIMANT IDENTIFICATION

      1. If you purchased or otherwise acquired Charter common stock and held the certificate(s) in your name, you are the beneficial owner as well as the record owner. If, however, you purchased or otherwise acquired these securities, and the certificate(s) were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial owner and the third party is the record owner.

      2. Use Part I of this form entitled "Claimant Identification" to identify each owner of record, if different from the beneficial owner ("nominee") of Charter common stock which forms the basis of this claim. THIS CLAIM MUST BE FILED BY THE ACTUAL BENEFICIAL OWNER OR OWNER(S), OR THE LEGAL REPRESENTATIVE OF SUCH OWNER OR OWNER(S), OF THE STOCK UPON WHICH THIS CLAIM IS BASED.

      3. All joint owners must sign this claim. Executors, administrators, guardians, conservators and trustees must complete and sign this claim on behalf of persons represented by them and their authority must accompany this claim and their titles or capacities must be stated. The Social Security (or taxpayer identification) number and telephone number of the beneficial owner may be used in verifying the claim. Failure to provide the foregoing information could delay verification of your claim or result in rejection of the claim.

      4. A claimant whose stock was held in a custodian account under a Uniform Gift to Minors Act ("UGMA"), may file in his or her own name, if he or she is now of age. In this event, the former custodian does not have to sign the Proof of Claim. Custodians under the UGMA should identify themselves as beneficial purchasers, not nominees (e.g., John Smith, Custodian for Jack Smith UGMA). In this instance, use the minor's Social Security Number.

      5. Corporate officers or partners filing for a claimant corporation or partnership should fill in the name of the entity as the beneficial purchasers, and sign their names and titles where indicated on the signature page.

      TRANSACTION SCHEDULE INSTRUCTIONS FORM

      1. Use Part II of this form entitled "Schedule of Transactions in Charter Common Stock," to supply all required details of your transaction(s) in these securities. If you need more space, attach separate, numbered sheets giving all of the required information in the same format. Print your name and Social Security or Taxpayer Identification number on the top of each additional sheet.

      2. On the schedules, provide all of the requested information with respect to all of your purchases and all of your sales of Charter common stock which took place at any time between November 8, 1999 through and including August 16, 2002 (the "Settlement Class Period"), whether such transactions resulted in a profit or a loss. Failure to report all such transactions may result in the rejection of your claim.

      3. List each transaction in the Settlement Class Period separately and in chronological order, by trade date, beginning with the earliest. You must accurately provide the month, day and year of each transaction you list.

      4. The term "Price Per Share" means the amount paid for the securities or the amount realized on the sale of the securities (both exclusive of commissions and transfer taxes).

      5. The date of purchase or sale is the "contract" or "trade" date as distinguished from the "settlement" date. The date of covering a "short sale" is deemed to be the date of purchase of the security. The date of a "short sale" is deemed to be the date of sale of the security.

      6. In processing claims, the first-in, first-out basis ("FIFO") will be applied to match purchases and sales.

      7. No cash payment will be made on a claim where the potential distribution amount is $10 or less.

      8. You must attach COPIES of documentation supporting the trading activity listed in Part II in order for your claim to be valid. Use ONE of the following: brokerage confirmation slips or monthly statements, or similar documents to confirm the date of purchase or sale, the quantity purchased or sold, the price per share purchased or sold, and your ownership of Charter common stock on August 16, 2002. If such documents are not available, a complete list of acceptable supporting documentation can be found on the Claims Administrator's website at www.berdonllp.com/claims.

      9. Any claim submitted that contains more than 50 transactions must be filed electronically on: (a) a 3 1/2 diskette; (b) a CD-ROM; or (c) ZIP media. The data must be provided in a spreadsheet (MS Excel 4.0) or in ASCII fixed-length text files. For complete electronic filing instructions, please refer to the Claims Administrator's website at www.berdonllp.com/claims.

                          UNITED STATES DISTRICT COURT

                          EASTERN DISTRICT OF MISSOURI

                                EASTERN DIVISION

            In re Charter Communications, Inc. Securities Litigation

                              No. 4:02-CV-1186 CAS

                           PROOF OF CLAIM AND RELEASE

                       Must be Postmarked No Later Than:

                            __________________, 2005

                              Please Type or Print

PART I: CLAIMANT IDENTIFICATION

__________________________________________________________________________
Beneficial Owner's Name (First, Middle, Last)

__________________________________________________________________________
Street Address

__________________________________         _______________________________
City                                       State                  Zip Code

__________________________________         _______________________________
Foreign Province                           Foreign Country

__________________________________         _____________ Individual
Social Security Number or
Taxpayer Identification Number             _____________ Corporation/Other

_________  ________________ (work)
Area Code  Telephone Number

_________  ________________ (home)
Area Code  Telephone Number

__________________________________________________________________________
Record Owner's Name (if different from beneficial owner listed above)

PART II: SCHEDULE OF TRANSACTIONS IN CHARTER COMMON STOCK

A) Separately list each and every purchase of Charter common stock during the period November 8, 1999 THROUGH August 16, 2002, and provide the following information (must be documented):

      Trade Date                                                    Price Per Share
(list chronologically)                                      (excluding commissions, taxes &
    Month/day/Year          Number of Shares Purchased                   fees)
______________________      __________________________      _______________________________

______________________      __________________________      _______________________________

______________________      __________________________      _______________________________

______________________      __________________________      _______________________________

______________________      __________________________      _______________________________

(B) Separately list each an every sale of Charter common stock during the period November 8, 1999 THROUGH August 16, 2002, and provide the following information (must be documented):

      Trade Date                                                    Price Per Share
(list chronologically)                                      (excluding commissions, taxes &
    Month/day/Year          Number of Shares Purchased                    fees)
______________________      __________________________      _______________________________

______________________      __________________________      _______________________________

______________________      __________________________      _______________________________

______________________      __________________________      _______________________________

______________________      __________________________      _______________________________

(C) State the total number of shares of Charter common stock owned at the close of trading on August 16, 2002, long or short (must be documented):

IF YOU NEED ADDITIONAL SPACE, ATTACH THE REQUIRED INFORMATION ON SEPARATE, NUMBERED SHEETS, GIVING ALL REQUIRED INFORMATION, SUBSTANTIALLY IN THE SAME FORMAT, AND PRINT YOUR NAME AND SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER AT THE TOP OF EACH SHEET.

   YOU MUST ALSO READ AND SIGN THE RELEASE ON PAGE _________,

PART III: SUBMISSION TO JURISDICTION OF COURT AND ACKNOWLEDGEMENTS

   I (we) submit this Proof of Claim and Release under the terms of the Stipulation of Settlement described in the Notice. I (we) also submit to the jurisdiction of the United States District Court, Eastern District of Missouri with respect to my claim as a Settlement Class Member and for purposes of enforcing the release set forth herein and any Judgment which may be entered in the Class Action. I (we) further acknowledge that I (we) am (are) bound by and subject to the terms of any Judgment that may be entered in the Class Action.

   I (we) agree to furnish additional information to the Claims Administrator to support this claim if required to do so.

PART IV:    RELEASE

            A. I (we) hereby acknowledge full and complete satisfaction of, and do hereby fully, finally and forever settle, discharge and release (1) all Released Claims (including Unknown Claims) against all Released Class Action Parties, and (2) all claims (including Unknown Claims) against all Released Class Action Parties arising out of, relating to, or in connection with the defense or resolution of this lawsuit or the Released Claims.

            B.    The terms used in this release are defined below:

            1. "Arthur Andersen LLP" shall mean Defendant Arthur Andersen LLP, AWSC Societe Cooperative, en liquidation, and all of their past and present member firms, and all of their respective current and former partners, members, principals, participating principals, national directors, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, consultants, advisors, insurers, reinsurers, attorneys, accountants, representatives, parent companies, subsidiaries, related entities, divisions, affiliates, predecessors, successors and assigns, along with the heirs, spouses, executors, administrators, insurers, reinsurers, representatives, estates, successors and assigns of any such persons or entities.

            2. "Charter" shall mean defendant Charter Communications, Inc., a Delaware corporation, and all of its predecessors, successors, present and former parents, subsidiaries, divisions, and related or affiliated entities.

            3. "Class Action Plaintiff" shall mean StoneRidge Investment Partners, LLC.

      4. "Effective Date" shall mean the first date by which all of the events and conditions specified in Section IV, 10.2 of the Charter Stipulation of Settlement have been met and have occurred.

      5. "Escrow Accounts" shall mean the interest-bearing escrow accounts to which the Settlement Cash will be transferred no later than five (5) business days after preliminary approval of the Settlement of the Class Action to be controlled by the Escrow Agents, and to which the Settlement Securities will be transferred after entry of Judgment.

      6. "Judgment" shall mean the judgment to be rendered by the Court dismissing the Class Action with prejudice.

      7. "Net Settlement Fund" shall mean the balance of the Settlement Fund after payment of all applicable costs, expenses, taxes, and fees, as dictated by the Stipulations of Settlement with Charter and Arthur Andersen LLP.

      8. "Plan of Allocation" shall mean a plan or formula of allocation of the Net Settlement Fund which shall be described in the "Notice of Pendency and Proposed Settlement of Class Action" to be sent to Settlement Class Members in connection with the Settlement whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the Settlement, any taxes, penalties or interest or tax preparation fees owed by the Escrow Account or the Settlement Fund, such attorneys' fees, costs, expenses and interest as may be awarded by the Court, and any Compensatory Award awarded by the Court to Class Action Plaintiff, as described in 5.1 of the Charter Stipulation of Settlement. Any Plan of Allocation is not part of the Stipulation.

      9. "Released Claims" shall collectively mean all claims (including "Unknown Claims" as defined below, but excluding any claim between Charter and any current or former Charter employee regarding indemnification, advancement, and/or recoupment of fees, costs, and expenses), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether in contract, tort, equity or otherwise, whether or not concealed or hidden, asserted or that might have been asserted in this or any other forum or proceeding, including, without limitation, claims for negligence, gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty, fraud, misrepresentation, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations, by or on behalf of the Class Action Plaintiff, the Settlement Class, or any Settlement Class Member against the Released Class Action Parties (as defined below) which are in any way based upon or related to
                  (a) the purchase of, acquisition of, or investment in Charter common stock by any Settlement Class Member during the Settlement Class Period (whether on the open market or otherwise), (b) the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act and/or to supervise Charter officers or employees which were or could have been alleged in the Class Action or the Shareholder Derivative Actions, (c) the facts which were alleged in any papers filed in the Class Action or in the Shareholder Derivative Actions, and/or (d) the administration of the Escrow Account and Settlement Fund, Net Settlement Fund or Plan of Allocation.

      10. "Released Class Action Parties" shall mean each and every one of the following: (a) the Settling Class Action Defendants and all entities owned, affiliated or controlled by them, all current and former Charter directors and officers and each of their respective agents, employees, consultants, insurers, attorneys, advisors, successors, heirs, assigns, executors, personal representatives, marital communities and immediate families, and (b) Arthur Andersen LLP. Released Class Action Parties does not include defendants Motorola, Inc., and Scientific Atlanta, Inc.

      11. "Settlement Cash" shall mean the principal amount of $66.25 million in cash, for and on behalf of the Settling Class Action Defendants, less the cost of notice, plus interest earned or accrued thereon.

      12. "Settlement Class" shall mean all persons or entities that purchased or otherwise acquired Charter common stock during the period of November 8, 1999 through and including August 16, 2002. Excluded from the Class shall be the Class Action Defendants and their corporate affiliates; any officers or directors of Charter; or members of their immediate families, and their heirs, successors and assigns; and any entities controlled directly or indirectly by Paul G. Allen

      13. "Settlement Class Member" or "Member of the Settlement Class" shall mean a Person who falls within the definition of the Settlement Class as set FORTH above.

      14. "Settlement Class Period" shall mean the period from November 8, 1999 through and including August 16, 2002.

      15. "Settlement Fund" shall mean the Settlement Cash and Settlement Securities.

      16. "Settlement Securities" shall mean the $40 million in common stock (subject to the adjustments set forth in 2.8 of the the Charter Stipulation of Settlement) and $40 million in warrants to purchase common stock, to be issued by Charter pursuant to the Charter Stipulation of Settlement.

      17. "Settling Class Action Defendants" shall mean Charter Communications, Inc., Paul G. Allen, Jerald L. Kent, Carl E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David
                  L. McCall, Bill Shreffler, Chris Fenger, James H. Smith III, and Arthur Andersen LLP (to the extent the Court approves the Settlement with Arthur Andersen LLP (the "Andersen Settlement") and the Andersen Settlement becomes Final pursuant to its terms).

      18. "Settling Class Action Parties" shall mean Class Action Plaintiff, each Settlement Class Member, and Settling Class Action Defendants.

      19. "Shareholder Derivative Actions" shall mean the shareholder derivative actions that have been brought on behalf of Charter shareholders in the United States District Court for the Eastern District of Missouri, entitled Arthur J. Cohn, Derivatively on behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., Case No. 4:03CV00177 ERW, and in the Circuit Court for the City of St. Louis, entitled Kenneth Stacey, Derivatively on Behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-10625, Aaron Cane, Derivatively on behalf of Nominal Defendant Charter Communications, Inc.,
                  v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 022-11450, and Thomas Schimmel, Derivatively on behalf of Nominal Defendant Charter Communications, Inc. v. Ronald L. Nelson, et al., and Charter Communications, Inc., No. 044-0858, and consolidated as In re Charter Communications, Inc. Shareholder Derivative Litigation, Index No. 022-10625.

      20. "Unknown Claims" shall mean any Released Claims which the Class Action Plaintiff or any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Class Action Parties which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Class Action Parties, or might have affected his, her or its decision not to object to, or opt out of, this settlement. With respect to any and all Released Claims, the Settling Class Action Parties stipulate and agree that, upon the Effective Date, the Class Action Plaintiff expressly waives and relinquishes, and the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

                        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                  The Class Action Plaintiff expressly waives and the Settlement Class Members shall be deemed to have waived, and upon the Effective Date and by operation of the Judgment shall have waived, any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code. The Class Action Plaintiff and the Settlement Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each of them hereby stipulate and agree that the Class Action Plaintiff does settle and release, and each Settlement Class Member shall be deemed to have, and upon the Effective Date and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, all Released Claims that are in any way based on or related to conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

            C. This release shall be of no force or effect unless and until, among other things, the Court enters the Judgment, and the Judgment becomes Final.

PART V: REPRESENTATIONS

      I (we) hereby warrant and represent that I (we) have not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, any matter released pursuant to this release or any other part or portion thereof.

      I (we) certify that I am (we are) not subject to backup withholding under the provisions of Section 3406(a) (1) (c) of the Internal Revenue Code.

NOTE: If you have been notified by the Internal Revenue Service that you are subject to backup withholding, please strike out the word "Not" in the certification above.

I declare under penalty of perjury under the laws of the State of Missouri and the United States of America that the foregoing information supplied by the undersigned is true and correct and that this Proof of Claim and Release form was executed this _____ day of _______________ in ________________________

                               (month)     (year)    (City, State, Country)

                              _______________________________________________
                              (Sign your name here)

                              _______________________________________________
                              (Type or print your name here)

                              _______________________________________________
                              (Capacity of persons signing, e.g., Beneficial Purchaser, Executor or Administrator)

                       ACCURATE CLAIMS PROCESSING TAKES A

                           SIGNIFICANT AMOUNT OF TIME

                          THANK YOU FOR YOUR PATIENCE

Reminder Checklist:

      1.    Please sign the above release and declaration.

      2. Remember to attach only COPIES of your supporting documentation, a complete list of which can be found on the claims Administrator's website.

      3.    Do not send originals or copies of stock certificates.

      4. Keep a copy of your completed claim form and documentation for your records.

      5. If you desire an acknowledgment of receipt of your claim form, please send it Certified Mail, Return Receipt Requested, or its equivalent. YOU WILL BEAR ALL RISKS OF DELAY OR NON-DELIVERY OF YOUR CLAIM.

      6. If your address changes in the future, or if these documents were sent to an old or incorrect address, please send us written notification of your new address.

      7. If you have any questions or concerns regarding your claim, please contact the Claims Administrator at:

                          Charter Securities Litigation
                      c/o Berdon Claims Administration LLC
                                  P.O. Box 9014
                             Jericho, NY 11753-8914
                            Telephone: 800/766-3330
                                  516/931-0810
                       Website: www.berdonllp.com/claims

                                                                  EXECUTION COPY

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

IN RE CHARTER COMMUNICATIONS, INC.                     MDL DOCKET NO. 1506 (CAS)
SECURITIES LITIGATION                                  ALL CASES

STONERIDGE INVESTMENT PARTNERS                         CONSOLIDATED CASE
LLC, Individually and On Behalf                        NO. 4:02-CV-1186 CAS
of All Others Similarly Situated,

               Plaintiff,

                                                       SUPPLEMENTAL AGREEMENT

      v.

                                                       [CONFIDENTIAL - NOT TO BE
CHARTER COMMUNICATIONS, INC., PAUL                     FILED WITH THE COURT]
ALLEN, JERALD L. KENT, CARL E. VOGEL,
KENT KALKWARF, DAVID G. BARFORD, PAUL E.
MARTIN, DAVID L. McCALL, BILL SHREFFLER,
CHRIS FENGER, JAMES H. SMITH, III,
SCIENTIFIC-ATLANTA, INC., MOTOROLA, INC.
and ARTHUR ANDERSEN, LLP,

               Defendants.

      For the purposes of Paragraph 10.4 of the Stipulation of Settlement, dated as of January 24, 2005 (the "Stipulation") between Class Action Plaintiff and the Settling Class Action Defendants, the terms under which Charter Communications, Inc. (as defined in the Stipulation, "Charter") may withdraw from and terminate the Stipulation are as follows (capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Stipulation).

      1. Charter, in its sole and absolute discretion, shall have the right, but not the obligation, to terminate the Settlement in the event that Settlement Class Members whose aggregate Potential Claims meet or exceed $10 million delivered timely and otherwise valid requests for the exclusion from the Settlement Class. For purposes of this Supplemental Agreement, "Potential Claims" shall mean the aggregated difference between the price at which a Settlement Class Member purchased Charter common stock and either: (1) the price at which that Settlement Class Member sold that stock, if the stock was sold during the Settlement Class Period; or (2) the average of the daily trading price of Charter common stock, determined as of the close of the market each day, during the ninety-day period after the last day of the Settlement Class Period, if the stock was not sold before the end of the Settlement Class Period.

      2. The Settling Class Action Parties will propose an order to be entered by the Court preliminarily approving the Settlement that shall provide that requests for exclusion shall be received by a date to be determined by the Court. Upon the receipt by the Claims Administrator of any request(s) for exclusion pursuant to the Notice, Class Action Plaintiff's Counsel shall promptly notify and provide copies to counsel for the Settling Class Action Defendants of such request(s) for exclusion.

      3. If Charter elects to exercise the option set forth in paragraph 1 hereof, written notice of such election must be provided to Class Action Plaintiff's Counsel on or before five (5) business days prior to the Settlement Hearing, provided, however, that Charter shall have a minimum of three (3) business days from receipt by its counsel of any request for exclusion to invoke its option set forth in paragraph 1 hereof.

      4. In the event that Charter sends a written notice of its intent to terminate the Settlement pursuant to paragraph 3 hereof, Charter may withdraw its notice of intent to terminate the Settlement by providing written notice of such withdrawal to Class Action Plaintiff's Counsel no later than 5:00 P.M. Central Time on the day prior to the Settlement Hearing, or by such later date as shall be agreed upon in writing as between Class Action Plaintiff's Counsel and counsel for Charter.

      5. If Charter elects to withdraw from the Settlement pursuant to this Supplemental Agreement, Class Action Plaintiff's Counsel may, within five (5) days of receipt of such notice of intention to withdraw from the Settlement (or such longer period as shall be agreed upon in writing between Class Action Plaintiff's Counsel and counsel for Charter), review the validity of any request for exclusion and may attempt to cause retraction or withdrawal of any request for exclusion. If, within the five (5) day period (or longer period agreed upon in writing), Class Action Plaintiff's Counsel succeeds in causing the filing of retractions or withdrawals of a sufficient number of requests for exclusion such that the aggregate Potential Claims held by the Settlement Class Members who submitted by the remaining requests for exclusion is less than $10 million, then any withdrawal from the Stipulation by Charter shall automatically be deemed to be a nullity.

      6. If Charter elects to withdraw from the Settlement in accordance with this Supplemental Agreement and such withdrawal is not nullified in accordance with paragraphs 4 or 5 of this Supplemental Agreement, the Settlement shall be withdrawn and terminated and deemed null and void, and the termination provisions of the Stipulation, including paragraphs 10.4 and 10.5 shall apply.

      7. This Supplemental Agreement shall not be filed with the Court prior to the Settlement Hearing. The Parties shall seek to keep the terms of this Supplemental Agreement confidential before the deadline for submitting exclusion requests. Prior to the deadline for submitting exclusion requests, the substantive contents of this Supplemental Agreement may be brought to the attention of the Court (in camera, if so requested by the attorneys for any of the Settling Class Action Parties and permitted by the Court).

      IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed by their duly authorized attorneys dated as of _______, 2005.

DATED:____________       POMERANTZ HAUDEK BLOCK GROSS AND
                         GROSSMAN LLP

                             By: __________________________________________
                                 Stanley M. Grossman, Esq.
                                 Marc I. Gross, Esq.
                                 100 Park Avenue, 26th Floor
                                 New York, New York 10017
                                 Telephone: (212) 661-1100
                                 Facsimile: (212) 661-8665

                                 POMERANTZ HAUDEK BLOCK GROSS AND
                                 GROSSMAN LLP

                                 Patrick V. Dahlstrom, Esq.
                                 Leigh Handelman, Esq.
                                 One North LaSalle Street, Suite 2225
                                 Chicago, Illinois 60602-3908
                                 Telephone: (312) 377-1181
                                 Facsimile: (312) 377-1184

                                 Attorneys for Class Action Plaintiff StoneRidge Investment Partners LLC, Individually and On Behalf of All Others Similarly Situated

                                 LAW OFFICES OF WOLFF AND D'AGROSA
                                 Donald L. Wolff, Esq.
                                 Paul J. D'Agrosa, Esq.

                                   8019 Forsyth Street
                                   Clayton, Missouri 63105
                                   Telephone: (314) 725-8019
                                   Facsimile: (314) 277-1184

                                   Liaison Counsel for the Settlement Class

DATED:____________       IRELL & MANELLA LLP

                               By: __________________________________________
                                   David Siegel, Esq.
                                   David A. Schwarz, Esq.
                                   1800 Avenue of the Stars, Suite 900
                                   Los Angeles, California 90067-4276
                                   Telephone: (310) 277-1010
                                   Facsimile: (310) 203-7199

                               Attorneys for Defendants Charter Communications, Inc.

DATED:____________       THOMPSON COBURN LLP

                               By: __________________________________________
                                   Roman P. Wuller, Esq.
                                   Stephen B. Higgins, Esq.
                                   One US Bank Plaza
                                   St. Louis, Missouri 63101
                                   Telephone: (314) 552-6199
                                   Facsimile: (314) 552-7199

                               Attorneys for Defendants Charter Communications, Inc.

DATED:____________       CHARTER COMMUNICATIONS, INC.

                               By: __________________________________________
                                   Curtis S. Shaw, Esq.
                                   Executive Vice-President, General Counsel and Secretary, Defendant Charter Communications, Inc.

                                             12405 Powerscourt Drive
                                             St. Louis, Missouri 63131
                                             Telephone: (314) 965-0555
                                             Facsimile: (314) 965-8793

DATED:____________           BRYAN CAVE, LLP

                                          By: _________________________________
                                              Edward L. Dowd, Jr., Esq.
                                              James F. Bennett, Esq.
                                              One Metropolitan Square
                                              211 North Broadway
                                              St. Louis, Missouri 63102-2750
                                              Telephone: (314) 259-2000
                                              Facsimile: (314) 259-2020

                                          Attorneys for Defendant Carl E. Vogel

DATED:____________           DORSEY & WHITNEY, LLP

                                          By: _________________________________
                                              Peter S. Ehrlichman, Esq.
                                              1420 Fifth Avenue
                                              Suite 3400
                                              Seattle, Washington 98101
                                              Telephone: (206) 903-8825
                                              Facsimile: (206) 903-8820

                                          Attorneys for Defendant Paul G. Allen

DATED:____________           FOSTER PEPPER & SHEFELMAN PLLC

                                          By: _________________________________
                                              Timothy J. Filer, Esq.
                                              1111 Third Avenue
                                              Suite 3400
                                              Seattle, Washington 98101
                                              Telephone: (206) 447-4400
                                              Facsimile: (206) 447-9700

                                          Attorneys for Defendant Paul G. Allen

DATED:____________           PAUL, HASTINGS, JANOFSKY & WALKER LLP

                                By: __________________________________________
                                    Grace A. Carter, Esq.
                                    John A. Reding, Esq.
                                    55 Second Street
                                    24th Floor
                                    San Francisco, California 94105
                                    Telephone: (415) 856-7000
                                    Facsimile: (415) 856-7100

                                Attorneys for Defendant Jerald L. Kent

DATED:____________           CAPES SOKOL GOODMAN & SARACHAN

                                By: __________________________________________
                                    David V. Capes, Esq.
                                    S. Todd Hamby, Esq.
                                    7701 Forsyth Boulevard
                                    Suite 400
                                    Clayton, Missouri 63105
                                    Telephone: (314) 721-7701
                                    Facsimile: (314) 721-0554

                                Attorneys for Defendants Chris Fenger and Bill Shreffler

DATED:____________           SNELL & WILMER

                                By: __________________________________________
                                    John Roche, Esq.
                                    1200 17th Street
                                    Suite 1900
                                    Denver, Colorado 80202
                                    Telephone: (303) 634-2000
                                    Facsimile: (303) 634-2020

                                Attorneys for Defendant James H. Smith, III

DATED:____________           GREENSFELDER, HEMKER & GALE, P.C.

                                By: __________________________________________
                                    Jeffrey T. Demerath, Esq.
                                    2000 Equitable Building
                                    10 South Broadway
                                    St. Louis, Missouri 63102
                                    Telephone: (314) 241-9090
                                    Facsimile: (314) 241-8624

                                Attorneys for Defendant David G. Barford

DATED:____________           HAAR & WOODS, LLP

                                By: __________________________________________
                                    Robert T. Haar, Esq.
                                    1010 Market Street, Suite 1620
                                    St. Louis, Missouri 63101
                                    Telephone: (314) 241-2224
                                    Facsimile: (314) 241-2227

                                Attorneys for Defendant Kent D. Kalkwarf

DATED:____________           BURROUGHS, HEPLER, BROOM, MACDONALD, HEBRANK & TRUE

                                By: __________________________________________
                                    Theodore J. MacDonald, Jr., Esq.
                                    103 W. Vandalia Street, Suite 300
                                    Edwardsville, Illinois 62025-0510
                                    Telephone: (618) 656-0184
                                    Facsimile: (618) 656-1364

                                Attorneys for Defendant Paul E. Martin

DATED:                       SENNIGER, POWERS, LEAVITT & ROEDEL

                                By: __________________________________________
                                    David H. Harlan, Esq.
                                    One Metropolitan Square, 16th Floor
                                    St. Louis, Missouri 63102
                                    Telephone: (314) 231-5400
                                    Facsimile: (314) 231-4342

                                Attorneys for Defendant David L. McCall